                                                                     Exhibit 4.2

                          ABN AMRO GROUP PROFIT SHARING

                           AND SAVINGS PLAN AND TRUST

               (as amended and restated effective January 1, 1997)

                          ABN AMRO GROUP PROFIT SHARING
                           AND SAVINGS PLAN AND TRUST

               (as amended and restated effective January 1, 1997)

                                TABLE OF CONTENTS

                                    ARTICLE 1
                  INTRODUCTION, PURPOSE AND DECLARATION OF TRUST .....  1

Section 1.1    INTRODUCTION ..........................................  1
Section 1.2    PURPOSE OF THE PLAN ...................................  1
Section 1.3    DECLARATION OF TRUST ..................................  2
Section 1.4    EFFECTIVE DATE ........................................  2

                                    ARTICLE 2
                                   DEFINITIONS .......................  2

Section 2.1    ACCOUNTING DATE .......................................  2
Section 2.2    AGGREGATION GROUP .....................................  2
Section 2.3    ANNUAL ADDITIONS ......................................  3
Section 2.4    BANK ..................................................  3
Section 2.5    BENEFICIARY ...........................................  3
Section 2.6    BREAK IN SERVICE ......................................  4
Section 2.7    CODE ..................................................  4
Section 2.8    COMMITTEE .............................................  4
Section 2.9    COMPENSATION ..........................................  5
Section 2.10   CONSIDERED COMPENSATION ...............................  6
Section 2.11   DATE OF EMPLOYMENT ....................................  6
Section 2.12   DESIGNATED AFFILIATE ..................................  7
Section 2.13   DISABILITY RETIREMENT .................................  7
Section 2.14   EMPLOYEE ..............................................  7
Section 2.15   EMPLOYER ..............................................  8
Section 2.16   [RESERVED] ............................................ 10
Section 2.17   FORMER PARTICIPANT .................................... 10
Section 2.18   FUND .................................................. 10
Section 2.19   HEADINGS .............................................. 10
Section 2.20   HIGHLY COMPENSATED EMPLOYEE ........................... 10
Section 2.21   HOUR OF SERVICE ....................................... 11
Section 2.22   KEY EMPLOYEE .......................................... 14
Section 2.23   LIMITATION YEAR ....................................... 15
Section 2.24   MANAGING BOARD ........................................ 15
Section 2.25   MINIMUM BENEFIT AMOUNT ................................ 15
Section 2.26   MINIMUM CONTRIBUTION AMOUNT ........................... 15
Section 2.27   NORMAL RETIREMENT DATE AND
               DEFERRED RETIREMENT ................................... 16

Section 2.28   OWNER ................................................. 16
Section 2.29   PARTICIPANT ........................................... 17
Section 2.30   PLAN .................................................. 17
Section 2.31   PLAN YEAR ............................................. 17
Section 2.32   PRIOR PLAN ............................................ 17
Section 2.33   PRIOR PLAN SPONSOR .................................... 19
Section 2.34   QUALIFIED EMPLOYER CONTRIBUTIONS ...................... 21
Section 2.35   RELATED EMPLOYER ...................................... 21
Section 2.36   RELATED ENTITY ........................................ 21
Section 2.37   RELATED PLAN .......................................... 22
Section 2.38   RETIREMENT ............................................ 22
Section 2.39   TOP-HEAVY ............................................. 22
Section 2.40   TRUSTEE ............................................... 23
Section 2.41   TRUST ................................................. 23
Section 2.42   YEAR .................................................. 23
Section 2.43   YEAR OF SERVICE ....................................... 24

                                    ARTICLE 3
                                   ELIGIBILITY ....................... 28

Section 3.1    ELIGIBILITY ........................................... 28

                                    ARTICLE 4
                              EMPLOYER CONTRIBUTIONS ................. 36

Section 4.1    CONTRIBUTIONS BY EMPLOYER ............................. 36
Section 4.2    DETERMINATION OF SHARE OF
               EMPLOYER CONTRIBUTION ................................. 38
Section 4.3    PAYMENT DATE .......................................... 38
Section 4.4    LIMITED REVERSION ..................................... 38
Section 4.5    ELECTED EMPLOYER CONTRIBUTIONS ........................ 39
Section 4.6    LIMITATION ON ELECTED EMPLOYER
               CONTRIBUTIONS ......................................... 41
Section 4.7    MATCHING EMPLOYER CONTRIBUTIONS ....................... 47
Section 4.8    LIMITATIONS ON MATCHING CONTRIBUTIONS ................. 47
Section 4.9    CONTRIBUTIONS DEEMED CONDITIONED
               ON DEDUCTIBILITY ...................................... 52
Section 4.10   MULTIPLE USE OF THE ALTERNATIVE
               LIMITATION ............................................ 52
Section 4.11   RESTORATION ........................................... 53

                                    ARTICLE 5
                     CONTRIBUTIONS BY PARTICIPATING EMPLOYEES ........ 53

Section 5.1    VOLUNTARY CONTRIBUTIONS ............................... 53
Section 5.2    WITHDRAWAL OF CONTRIBUTIONS ........................... 53
Section 5.3    ROLLOVER OF FUNDS FROM PREVIOUS
               EMPLOYER'S PLAN ....................................... 54
Section 5.4    QUALIFIED VOLUNTARY EMPLOYEE
               CONTRIBUTIONS ......................................... 55

                                    ARTICLE 6
                                    ACCOUNTING ....................... 56

Section 6.1    PARTICIPANTS' ACCOUNTS ................................ 56
Section 6.2    UNALLOCATED SUSPENSE ACCOUNT .......................... 56
Section 6.3    ADJUSTMENT TO REFLECT CHANGES IN ADJUSTED
               NET WORTH OF INVESTMENT FUNDS ......................... 56
Section 6.4    ALLOCATION OF EMPLOYER'S CONTRIBUTION ................. 57
Section 6.5    ALLOCATION OF PARTICIPANTS' ROLLOVER
               CONTRIBUTIONS ......................................... 58
Section 6.6    DISTRIBUTIONS ......................................... 58
Section 6.7    SIMILAR PLAN ALLOCATION LIMITATION .................... 58
Section 6.8    DISSIMILAR PLAN ALLOCATION LIMITATION ................. 59
Section 6.9    DATE OF CONTRIBUTIONS ................................. 62
Section 6.10   STATEMENT OF PARTICIPANTS' ACCOUNTS ................... 62
Section 6.11   CORRECTION OF ERRORS .................................. 63

                                    ARTICLE 7
                       VESTING AND DISTRIBUTION OF ACCOUNTS .......... 63

Section 7.1    VESTING OF ACCOUNTS ................................... 63
Section 7.2    AMOUNT AVAILABLE FOR BENEFITS ......................... 63
Section 7.3    METHODS OF DISTRIBUTION OF BENEFITS
                                                                       63
Section 7.4    TIME OF DISTRIBUTION OF BENEFITS ...................... 65
Section 7.5    DISTRIBUTIONS TO PERSONS UNDER
               DISABILITY ............................................ 73
Section 7.6    RE-EMPLOYMENT ......................................... 73
Section 7.7    NOTICES TO PARTICIPANTS AND
               BENEFICIARIES, AND DISTRIBUTION OF
               UNCLAIMED AMOUNTS ..................................... 74
Section 7.8    WITHHOLDING OF TAXES .................................. 75
Section 7.9    WITHDRAWALS BY PARTICIPANTS ........................... 75
Section 7.10   CASH-OUTS ............................................. 77

Section 7.11   ALTERNATE PAYEES ...................................... 78
Section 7.12   DESIGNATION OF BENEFICIARY ............................ 79
Section 7.13   1989 MERGED PLANS' SPECIAL RULES ...................... 80
Section 7.14   AMRO PRIOR PLAN'S SPECIAL RULES ....................... 86
Section 7.15   EAB PRIOR PLAN SPECIAL RULES .......................... 87
Section 7.16   TALMAN PRIOR PLAN SPECIAL RULES ....................... 88
Section 7.17   LEASE PLAN PRIOR PLAN SPECIAL RULES ................... 88
Section 7.18   PIERSON PRIOR PLAN SPECIAL RULES ...................... 93
Section 7.19   LOANS TO PARTICIPANTS ................................. 93
Section 7.20   DIRECT ROLLOVERS ...................................... 97
Section 7.21   CRAGIN PRIOR PLAN SPECIAL RULES ....................... 98
Section 7.22   HORRIGAN PRIOR PLAN SPECIAL RULES ..................... 99
Section 7.23   DISPOSITION OF CERTAIN PAYMENTS .......................101
Section 7.24   HEIGL PRIOR PLAN SPECIAL RULES ........................101
Section 7.25   COLUMBIA PRIOR PLAN SPECIAL RULES .....................103
Section 7.26   STANDARD PRIOR PLAN SPECIAL RULES .....................105
Section 7.27   ALFRED BERG PRIOR PLAN SPECIAL RULES ..................106

                                    ARTICLE 8
                                  THE COMMITTEE ......................106

Section 8.1    COMMITTEE ADMINISTRATION ..............................106
Section 8.2    EFFECT OF ELECTIONS, WAIVERS OR
               OTHER DESIGNATIONS UNDER PRIOR PLAN ...................106

                                    ARTICLE 9
                                INVESTMENT OF FUND ...................107

Section 9.1    GENERAL INVESTMENT AUTHORITY ..........................107
Section 9.2    LASALLE NATIONAL BANK QUALIFIED DUAL
               FUND FOR EMPLOYEE BENEFIT PLANS .......................107
Section 9.3    DIRECTED INVESTMENTS ..................................108
Section 9.4    SPECIAL RULE FOR INVESTMENT ELECTIONS
               BY CERTAIN EAB PRIOR PLAN PARTICIPANTS ................111
Section 9.5    INITIAL INVESTMENT OF ASSETS SPUN OFF
               FROM HORRIGAN PRIOR PLAN ..............................112
Section 9.6    INITIAL INVESTMENT OF ASSETS RECEIVED
               FROM MERGER OF CERTAIN PRIOR PLANS ....................112
Section 9.7    INITIAL INVESTMENT OF ASSETS OF ALFRED
               BERG PRIOR PLAN .......................................113

                                   ARTICLE 10
                                   THE TRUSTEE .......................114

Section 10.1   TRUSTEE'S POWERS ......................................114
Section 10.2   RECORDS AND ACCOUNTS OF TRUSTEE .......................116
Section 10.3   REPORTS ...............................................116
Section 10.4   APPROVAL OF ACCOUNTS ..................................117
Section 10.5   RELIANCE UPON ADVICE OF COUNSEL .......................117
Section 10.6   INDEMNIFICATION OF TRUSTEE ............................117
Section 10.7   COMPENSATION AND EXPENSES .............................118
Section 10.8   PROTECTION OF PERSONS DEALING WITH
               TRUSTEE ...............................................118
Section 10.9   EXERCISE OF TRUSTEE'S DUTIES ..........................118
Section 10.10  MULTIPLE EMPLOYER TRUST ...............................119
Section 10.11  INVESTMENTS IN EMPLOYER SECURITIES ....................119
Section 10.12  LIMITED CO-TRUSTEE ....................................120
Section 10.13  VOTING OF EMPLOYER SECURITIES .........................121
Section 10.14  RIGHTS, WARRANTS OR OPTIONS ...........................122
Section 10.15  TENDER OFFERS .........................................122
Section 10.16  NAMED FIDUCIARY STATUS ................................124
Section 10.17  REINVESTMENT OF DIVIDENDS .............................124

                                   ARTICLE 11
                 AMENDMENT, DISCONTINUANCE, TERMINATION OR MERGER ....124

Section 11.1   AUTHORITY TO AMEND, DISCONTINUE OR
               TERMINATE .............................................124
Section 11.2   RESTRICTIONS ON AMENDMENT .............................125
Section 11.3   PRIOR BENEFITS ........................................125
Section 11.4   METHOD OF MAKING AMENDMENT ............................125
Section 11.5   EFFECT OF DISCONTINUANCE OR TERMINATION ...............125
Section 11.6   MERGER, CONSOLIDATION OR TRANSFER OF
               ASSETS ................................................126
Section 11.7   DIVERSION OF FUND PROHIBITED ..........................126
Section 11.8   1990 PRIOR PLAN MERGERS ...............................127
Section 11.9   AMRO PRIOR PLAN MERGER ................................127
Section 11.10  MERGER WITH LEASE PLAN, EAB AND TALMAN
               PRIOR PLANS ...........................................127
Section 11.11  PIERSON SPINOFF OF ASSETS .............................127
Section 11.12  PIERSON MERGER ........................................127
Section 11.13  MERGER WITH THE LASALLE CRAGIN PROFIT
               SHARING PLAN ..........................................127
Section 11.14  PINE TREE SPINOFF OF ASSETS ...........................128

Section 11.15  CERTAIN HORRIGAN PRIOR PLAN
               ASSETS TRANSFERRED TO THE PLAN ........................128
Section 11.16  MERGER WITH THE HEIGL PRIOR PLAN ......................128
Section 11.17  MERGER WITH COLUMBIA PRIOR PLAN .......................129
Section 11.18  MERGER WITH STANDARD PRIOR PLAN .......................130
Section 11.19  MERGER WITH ALFRED BERG PRIOR PLAN ....................130
Section 11.20  MERGER WITH BANKERS LEASING PRIOR PLAN ................131
Section 11.21  MERGER WITH CRAGIN KSOP PRIOR PLAN ....................132

                                   ARTICLE 12
                                 CLAIMS PROCEDURE ....................132

Section 12.1   CLAIMS PROCEDURE ......................................132

                                   ARTICLE 13
                                  MISCELLANEOUS ......................132

Section 13.1   TAX EXEMPTION OF TRUST ................................132
Section 13.2   PAYMENT BY EMPLOYER OF EXPENSES OF
               COMMITTEE AND TRUSTEE .................................133
Section 13.3   RIGHTS ONLY AS SPECIFIED ..............................133
Section 13.4   ALIENATION ............................................133
Section 13.5   METHOD OF EMPLOYER ACTION .............................133
Section 13.6   INFORMATION FROM PARTICIPANTS AND
               BENEFICIARIES .........................................133
Section 13.7   LEGAL ACTIONS .........................................134
Section 13.8   CONTROLLING LAW .......................................134
Section 13.9   BONDING ...............................................134
Section 13.10  COUNTERPARTS ..........................................134
Section 13.11  PRONOUNS AND NUMBER ...................................134
Section 13.12  QUALIFIED DOMESTIC RELATIONS ORDER ....................134
Section 13.13  SPECIAL MILITARY SERVICE RULES ........................135

                                   APPENDIX A

RULES OF ADMINISTRATION ..............................................  1

                          ABN AMRO GROUP PROFIT SHARING
                           AND SAVINGS PLAN AND TRUST
               (as amended and restated effective January 1, 1997)

                                    ARTICLE 1
                 INTRODUCTION, PURPOSE AND DECLARATION OF TRUST

      Section 1.1 Introduction. LASALLE NATIONAL Bank, a national banking association located in Chicago, Illinois (hereinafter sometimes referred to as the "Bank"), heretofore established a certain qualified profit sharing plan and related exempt trust (as part of such plan), whereby eligible Employees (as defined below) of the Bank, and eligible Employees of designated affiliates of the Bank, shared in the profits of the Bank and such designated affiliates. ABN AMRO Bank N.V., a banking corporation organized and existing under the laws of the Netherlands (hereinafter sometimes referred to as the "Company"), of which the Bank is a virtually wholly owned subsidiary, and certain of its United States affiliates have heretofore joined in said plan and trust. From time to time thereafter, certain new United States affiliates have joined in said plan and trust. Effective as of January 1, 1991, Amsterdam-Rotterdam Bank N.V., a banking corporation organized and existing under the laws of The Netherlands (which became a Related Employer on October 1, 1990 upon its affiliation with the Company), is joining in the sponsoring of said plan and trust for the benefit of its eligible employees in the United States.

      Section 1.2 Purpose of the Plan. The Employers (as defined below) desire to continue this plan and trust for their Employees who meet the eligibility requirements herein specified in order to compensate and reward them for loyal and faithful service by sharing with them a portion of the profits to which their efforts and interest contributed, and to create incentives for increased efficiency, effort, initiative and savings. This plan and trust, with the changes subsequently incorporated, is entered into subject to the condition that it remain duly qualified and exempt from taxation under the Internal Revenue Code, and that it exist for the exclusive benefit of eligible Employees of the Employers and their beneficiaries, and at no time and under no contingency shall any part of the Fund (as defined below) be used for, or be diverted to, any other purpose (except as herein otherwise provided).

      Section 1.3 Declaration of Trust. LaSalle National Bank, hereby declares that it will continue to take, hold, administer and distribute, as trustee hereunder, all money and property from time to time delivered to it by, or on behalf of, any one or more of the Employers and their respective Employees, as and for contributions under the Plan upon the terms, conditions and trusts herein contained.

      Section 1.4 Effective Date. This plan and trust evidenced hereby shall amend and supersede, as of January 1, 1997 (except as otherwise provided), all provisions of said plan and trust as hereinbefore in effect.

                                    ARTICLE 2
                                  DEFINITIONS

      Section 2.1 Accounting Date. The phrase "accounting date" includes both a regular accounting date and a special accounting date. A "regular accounting date" is any December 31 after the effective date of the Plan. A "special accounting date" is any other date designated as an accounting date by the Committee.

      Section 2.2 Aggregation Group. "Aggregation Group" shall mean either a Required Aggregation Group, or, at the Employers' annual election, a Permissive Aggregation Group.

      "Required Aggregation Group" shall mean, each defined contribution plan and each defined benefit plan (whether or not terminated) of an Employer and Related Employers in which a Key Employee is a participant, or which enables any such plan described in (i) above to meet the requirements of Code Section 401(a)(4) and 410.

      "Permissive Aggregation Group" shall mean, for Plan Years the group comprised of each defined contribution plan and defined benefit plan (whether or not terminated) of an Employer and Related Employers which includes one or more such plans not in the Required Aggregation Group as determined by such Employers; provided that all such plans, when aggregated, continue to meet the requirements of Code Sections 401(a)(4) and 410.

      Section 2.3 Annual Additions. "Annual Additions" shall mean the sum of:

            (a) Employer contributions, Elected Employer Contributions, Matching Contributions and Qualified Employer Contributions;

            (b) Participant voluntary contributions;

            (c) Forfeitures;

            (d) For Plan Years beginning after March 31, 1984, the amount credited to Participants' individual medical accounts, as defined in Code
      Section 415(l)(1), which is part of a defined benefit plan maintained by an Employer; and

            (e) The amount which is credited to the separate accounts of Participants who are key employees (as defined in Code Section 419A(d)(3)) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by an Employer to the extent such amount is attributable to post-retirement medical or life insurance benefits; provided, that such amount is derived from contributions paid or accrued to such fund after December 31, 1985 in a taxable year of such fund ending after such date.

      For Limitation Years beginning prior to January 1, 1987, the Annual Addition shall not be recomputed to treat all voluntary contributions as an Annual Addition.

      "Annual Additions" shall not include any Rollover Contributions or any amounts transferred by a trustee of another qualified plan to the Trustee.

      Section 2.4 Bank. The term "Bank" as used herein means LaSalle National Bank, a national banking association located in Chicago, Illinois.

      Section 2.5 Beneficiary. The term "beneficiary" includes the persons and entities to whom the balance of the account of the deceased employee is payable under Section , or to whom the balance of the account of a Participant is payable under Section 7.7(b).

      Section 2.6 Break in Service. The phrase "Break in Service" means the failure of an Employee or a Participant to complete more than 500 Hours of Service during a period of 12 consecutive months beginning on the date on which the Employee or Participant first completes an Hour of Service or any anniversary thereof.

      For purposes of the break in service rules, if as of the time a Prior Plan was merged into the Plan the service under the Prior Plan was disregarded, then such service shall be disregarded under this Plan. For any Employee who was employed by a Prior Plan Sponsor which maintained a Prior Plan under which the elapsed time method of crediting service and determining breaks in service was used, the following rules shall apply for purposes of determining Breaks in Service under the Plan:

            (a) The Employee shall receive credit, as of the date that such Prior Plan is merged into the Plan, for the number of Years of Service equal to the number of 1-year periods of service credited to the Employee as of that merger date, and

            (b) The Employee shall receive credit, in the computation period which includes that merger date, for the number of Hours of Service determined by applying the equivalency method otherwise applicable under the Plan (or if no such equivalency method is used under the Plan, then under the method set forth under Department of Labor Regulation 2530.200b-3(e)(1)(ii)) to any fractional part of a year credited to the Employee under such Prior Plan as of that merger date.

      Section 2.7 Code. The term "Code" means the Internal Revenue Code of 1986, as amended, or any other statute of similar import.

      Section 2.8 Committee. The term "Committee" means the Committee appointed in accordance with the provisions of Section 8.1.

      Section 2.9 Compensation. The term "Compensation" means the base wages or salary paid to an Employee or Participant by one or more of the Employers, but not including amounts paid or accrued for overtime, bonuses, commissions or any other form of extra compensation, nor including any contributions by the Employer to the Plan pursuant to Section or to any other employee benefit plan of the Employer.

      Compensation shall be calculated prior to any reductions due to elected contributions or salary reductions elected by an Employee in connection with any other qualified pension or profit sharing plan, employee benefit plan (including without limitation any top hat plan or excess benefit plan) or employee welfare benefit plan (including without limitation any cafeteria plan) of any Employer in which said Employee may be a participant.

      For any self-employed individual covered under the Plan, "Compensation" shall mean earned income. "Earned Income" means the net earnings from self-employment in the trade or business to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings shall be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code Section 404. Net earnings shall be determined with respect to the taxpayer under Code Section 164(f) for taxable years beginning after December 31, 1989.

      For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

      If a determination period consists of fewer than 12 months the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.

      Notwithstanding the foregoing, for purposes of the top heavy rules Sections (Key Employee), (Minimum Benefit Amount), (Minimum Contribution Amount) and (Top Heavy) of the Plan, and for purposes of the application of Code Section 415 under Sections (Annual Additions), (Similar Plan Allocation Limitation), and (Dissimilar Plan Allocation Limitation) compensation means Code Section 415 Compensation. The term "Code Section 415 Compensation" means Code Section 3401(a) wages (for purposes of determining income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)) as determined in Treas. Reg. Sec. 1.415-2(d)(11)(ii) for a Limitation Year. Notwithstanding the foregoing to the contrary, effective January 1, 1998 Code
Section 415 Compensation includes (i) any elective deferral (as defined in Code
Section 402(g)(3) and (ii) any amount which is contributed or deferred by the Employer at the election of the Employee and is not includible in income under Code Section 125 or 457.

      For purposes of Sections , , 4.8 and other applicable nondiscrimination testing, Compensation shall mean Code Section 415 Compensation, plus elective deferrals not included in gross income under Code Sections 125, 402(a)(8), 402(h), 403(b), 457(b) or 414(h)(2) for the year.

      Section 2.10 Considered Compensation. The term "Considered Compensation" means with respect to each year the Compensation earned by a Participant during the entire year, except that the Considered Compensation of each such Participant for the year in which such Participant becomes eligible to participate or ceases to be eligible to participate hereunder shall be the Compensation for the months in such year during which such Participant was eligible to participate hereunder. Each Employer shall, within a reasonable time after each December 31st, certify to the Committee the names of all of its Participants entitled to share in its contribution for the year ending on such date, together with the Considered Compensation of each, and the total Considered Compensation of all of its Participants for such year.

      Section 2.11 Date of Employment. The phrase "Date of Employment" means the date on which a Participant first completes an Hour of Service of any anniversary thereof, or the date on which a Participant, after a Break in Service, first completes an Hour of Service following his or her re-employment by an Employer.

      Section 2.12 Designated Affiliate. The term "designated affiliate" means and includes any corporation of which eighty percent (80%) of the voting stock is owned directly or indirectly by the Company which by amendment to this trust instrument shall be named a "designated affiliate", and which already is a party to, or with the approval of the Company joins in, the Plan and Trust by resolution of its own Board of Directors or other appropriate authority.

      Section 2.13 Disability Retirement. The "disability retirement" of a Participant shall mean retirement prior to his or her normal retirement date at his or her own request, or at the request of his or her Employer, because of a permanent disability. Permanent disability shall mean a physical or mental condition of a Participant resulting from a bodily injury or disease or mental disorder which renders the Participant incapable of performing his or her normal duties for his or her Employer. The permanent disability of any Participant shall be determined by the Committee, in accordance with uniform principles consistently applied, upon the basis of competent medical evidence.

      Section 2.14 Employee. "Employee" means any natural person (including any Officer, but not including any person acting only as a Director or any person to the extent such person is acting as an independent contractor) engaged in the service of an Employer; provided, that any person whose most recent period of continuous, unbroken employment with an Employer or with a Related Entity commenced at a location outside of the United States shall be excluded under this Plan except that Employees who were Participants in the Plan on December 31, 1985, shall not be excluded under this proviso. Any person who is a member of the Temporary Reserve Staff shall not be considered an Employee. For purposes of this Section , the term "Temporary/Reserve Staff" shall mean those persons employed prior to April 1, 1990 by a 1990 Prior Plan Sponsor (other than Exchange Bank of River Oaks) for a specific job position on a temporary basis for a period not normally greater than six months. A person's period of continuous employment shall not be broken by a "temporary" transfer of employment from one Employer to another, from an Employer to a Related Entity, from one Related Entity to another or from a Related Entity to an Employer, but shall be broken if such transfer is "permanent". The Managing Board shall have the right to designate any such transfer as temporary or permanent for purposes of the Plan and to change any such designation at any time or times. Transfers shall be deemed to be of a type which would enable the person to be eligible or continue to be eligible to participate in the Plan unless the Managing Board designates otherwise. Any person who is a "leased employee" as defined in Code
Section 414(n) or who is included in a collective bargaining unit and covered by an agreement between an Employer and such unit in the negotiation of which there was good faith bargaining concerning the retirement benefits of such bargaining unit employee shall also be excluded, whether or not such person would otherwise be an Employee under any of the foregoing provisions of this Section.

      Notwithstanding any other provision of the Plan to the contrary, the term "Employee" shall not include, prior to April 1, 1990, any person engaged in the service of any Employer or Related Entity other than a member of the Exchange Group (whether acting as an officer of an Employer and/or a Related Entity or otherwise) who at the time of such initial service engagement is then also an officer and/or employee of any one or more members of the Exchange Group. For this purpose, the term "Exchange Group" shall mean each and every corporation, national banking association and other business entity which, along with and including Exchange Bancorp, Inc., a Delaware corporation ("Exchange"), becomes a Related Entity by virtue of the merger of Exchange into a Related Entity.

      Notwithstanding any other provision of the Plan to the contrary, the term "Employee" shall not include (i) any independent contractor or consultant, (ii) any temporary worker or (iii) any person generally treated for payroll purposes as not being an employee of an Employer.

      Section 2.15 Employer. The words "Employer" or "Employers" as used herein refer collectively to the Company, the Bank and any Related Entity which, with the approval of the Managing Board and subject to such conditions as the Managing Board may impose, adopts the Plan and Trust, and any successor or successors of any of them. Notwithstanding any other provision of this
Section 2.15 to the
contrary, effective January 1, 1991, Pierson Sal. Oppenheim, Inc. shall become an "Employer" and as of January 1, 1992 ceased to be an Employer hereunder. Effective as of January 1, 1991, Amsterdam-Rotterdam Bank became an "Employer". Effective January 1, 1992, European American Bank and Euram Management, Inc. became Employers. Effective January 1, 1992, Lease Plan U.S.A., Inc. became an Employer. Effective February 27, 1992, LaSalle Talman Bank F.S.B. and its subsidiaries became Employers. Effective January 1, 1993, Pine Tree Capital L.P. became an Employer. Effective October 1, 1993, StanChart Business Credit, Inc. and Mees Pierson, Inc. - European Securities (formerly Pierson Sal. Oppenheim, Inc.) shall become Employers under the Plan. Effective October 1, 1993, Pine Tree Capital, L.P. shall no longer be an Employer. Effective June 1, 1994, the Cragin Group (as defined in Section ) shall become Employers under the Plan. Effective October 1, 1994, Wasco Funding Corporation became an Employer under the Plan. Effective November 13, 1995, LaSalle Bank, F.S.B., the successor to LaSalle Cragin Bank, F.S.B. and LaSalle Talman Bank, F.S.B., is an Employer with respect to the Plan. Effective December 31, 1995, Neville Leasing, Inc. became an Employer under the Plan. Effective January 1, 1996, Alfred Berg, Inc. is an Employer. Effective March 1, 1996, the Acquired Companies as defined in Section
2.1 of the Acquisition Agreement by and between Horrigan American, Inc. and EAB Leasing Corp. dated January 2, 1996 and any successor to an Acquired Company ("Horrigan Acquired Companies") are sponsoring Employers as of March 1, 1996 with respect to their Employees who satisfy the eligibility requirements of the Plan. Effective August 1, 1996, the successor in interest to Comerica Bank-Illinois shall become an Employer with respect to eligible Comerica Bank-Illinois employees acquired on such date.

Effective January 1, 1997, Heigl Mortgage and Financial Corporation and its subsidiaries (or its successor in interest) shall become a sponsoring Employer with respect to its Employees who, effective as of such date, satisfy the eligibility requirements of subparagraph (xv) of paragraph (d) of Section 3.1 of the Plan. Effective January 1, 1997, Columbia National Bank Corporation (and its subsidiaries) shall be a sponsoring Employer(s) with respect to its Employees.

Effective January 2, 1997, ChiCorp, Inc. and its subsidiaries (or its successor in interest) shall become an Employer under the Plan.

Effective March 6, 1997, Mees Pierson N.V. and its subsidiaries which were sold to Fortis Amev N.V. and Fortis AG SA/NV (individually and collectively "Fortis") pursuant to a sale and purchase between ABN AMRO Bank N.V. and Fortis dated December 20, 1996 cease to be sponsoring Employers of the Plan. Any entity upon ceasing to be a Related Entity shall also cease to be a sponsoring Employer of the Plan.

Effective December 30, 1997, Bankers Leasing Association, Inc. shall become a sponsoring Employer with respect to its salaried Employees who satisfy the eligibility requirements of Article 3 of the Plan.

Effective January 1, 1998, Standard Federal Bank and its subsidiaries became sponsoring Employers.

      Section 2.16 [RESERVED]

      Section 2.17 Former Participant. "Former Participant" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

      Section 2.18 Fund. The assets and money at any time, and from time to time, held hereunder by the Trustee are hereinafter referred to as the "Fund". All right, title and interest in and to the Fund shall at all times be vested exclusively in the Trustee, and no Participant shall have any right in or claim to, or with respect to, any specific asset of the Fund.

      Section 2.19 Headings. The "headings" of Articles, Sections and Paragraphs in the Plan and Trust are included solely for convenience and shall not be used in the interpretation or construction of the Plan and Trust.

      Section 2.20 Highly Compensated Employee. "Highly Compensated Employee" means any Employee or former Employee who is a highly compensated employee as defined in Code Section 414(q). Generally, any Employee or former Employee is considered a Highly Compensated Employee if:

            (a) was at any time a 5% Owner, during the Determination Year or Lookback Year.

            (b) received Code Section 415 Compensation from the Employer in excess of $80,000 (or such greater amount as shall be determined under Code Section 415(d) in the Lookback Year that an individual has "Code
      Section 415 Compensation" of more than $80,000. "Code Section 415 Compensation" from each Employer and Related Employer shall be taken into account.

      For purposes of this Section , "Determination Year" shall mean the Plan Year for which the determination of who is a Highly Compensated Employee is being made and "Look-back Year" shall mean the twelve (12) month period immediately preceding the Determination Year.

      For purposes of this Section , a former Employee shall be treated as a Highly Compensated Employee if such Employee was a Highly Compensated Employee when he separated (or was deemed to have separated) from service with the Employer or was a Highly Compensated Employee at any time after attaining age 55.

      "Non-Highly Compensated Employee" means any Employee or former Employee who is neither a Highly Compensated Employee nor a Family Member.

      Section 2.21 Hour of Service. An "Hour of Service" means:

            (a) Each hour for which an Employee or Participant is directly or indirectly paid or entitled to payment by an Employer for the performance of duties. These hours shall be credited to the Employee or Participant for the period in which such duties are performed.

            (b) Each hour for which an Employee or Participant is directly or indirectly paid or entitled to payment by an Employer for reasons (such as vacation, sickness or disability) other than for the performance of duties. These hours shall be credited to the Employee or Participant for the appropriate period or periods in which each such hour occurs as determined under Labor Regulation Par. 2530.200(b)-2(c)(2) and shall be computed according to Labor Regulation Par. 2530.200(b)-2(b), provided that such hours shall, in the case of an Employee or Participant having no regular work schedule, shall be computed on the basis of a forty (40) hour work week.

            (c) Each hour for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by an Employer, other than an hour credited to an Employee or Participant under paragraphs (a) or (b) above. These hours shall be credited to the Employee or Participant for the period or periods to which the award or agreement pertains rather than the period or periods in which the award, agreement or payment was made.

            (d) ab Each hour of an Employee's or Participant's regular work schedule, other than an hour credited to an Employee or Participant elsewhere under this Section , for which an Employee is:

                  (1) absent from active employment with an Employer by reason of jury duty or by reason of compulsory service in the Armed Forces of the United States of America provided the Employee or Participant returns to the service of the Employer within 120 days of separation from such military service;

                  (2) on any other unpaid absence approved by an Employer under rules uniformly applied by it; or

                  (3) a temporary cessation from active employment with an
            Employer in any Plan Year commencing after December 31, 1984, by reason of the Employee's pregnancy, birth of the Employee's child, placement of a child with the Employee in connection with the adoption of such child, or any absence for the purpose of caring for such child for a period immediately following such birth or placement. For this purpose, Hours of Service shall be credited for the compensation period in which the absence from work begins, only if credit therefore is necessary to prevent the Employee from incurring a Break in Service, or, in any other case, in the immediately following compensation period, which aggregate credit shall not exceed 501 Hours of Service. The Committee may require that the Participant certify that such a leave is for a permitted purpose as provided above.

            These hours shall be credited to the period or periods in which each such hour occurs.

            (e) For purposes of determining the "Hours of Service", if any, credited under this Plan for service with a Prior Plan Sponsor during the computation period (as determined under the provisions of the Prior Plan) that includes the Prior Plan Benefit Discontinuation Date, each hour of service (or the equivalent thereof) performed by an Employee during such computation period with a Prior Plan Sponsor (to the extent such service was counted for purposes of such Prior Plan) as of the Prior Plan Benefit Discontinuation Date. The Prior Plan Benefit Discontinuation Dates shall be:

                  (1) March 31, 1990 for the 1990 Prior Plan;

                  (2) December 31, 1990 for the AMRO Prior Plan;

                  (3) December 31, 1991 for the EAB Prior Plan;

                  (4) December 31, 1991 for the Lease Plan Prior Plan;

                  (5) February 29, 1992 for the Talman Prior Plan; and

                  (6) September 30, 1993 for the Pierson Prior Plan and for the
            StanChart Prior Plan.

            If a Prior Plan listed above credits service on a basis other than hours of service, the equivalency methods otherwise applicable under the Plan (or if no such equivalency method is used under the Plan, then under the method set forth under Department of Labor Regulation

      2530.200b-3(e)(1)(ii)) to any fractional part of a year credited to the Employee under such Prior Plan as of the applicable Prior Plan Benefit Discontinuation Date.

            (f) For purposes of determining the "Hours of Service" credited under this Plan for service with Pierson Sal. Oppenheim, Inc. and Pine Tree Capital L.P. during the eligibility computation period that includes the Eligibility Date, each hour of service performed by an Employee during such computation period. The Eligibility Date for Pierson Sal.Oppenheim employees is January 1, 1991 and for Pine Tree Capital L.P. employees is December 1, 1991.

      Section 2.22 Key Employee. "Key Employee" shall mean any Participant who at any time during the Plan Year containing the testing date (as defined in Section ) or any of the four preceding Plan Years is or was an officer of any Employer or Related Employer whose Compensation exceeds fifty percent (50%) of the dollar limit in Code Section 415(b)(1)(A) (as adjusted under such Code Section) for that Plan Year; one of the 10 Employees of an Employer or Related Employer whose Compensation exceeds the dollar limit in Code Section 415(c)(1)(A) (as adjusted under such Code Section) for that Plan Year and who owns (or is considered as owning within the meaning of Code Section 318 as modified by Code Section 415) both more a 1/2 of one percent (1%) interest and the largest interests in the Employers; a 5% Owner of an Employer or Related Employer; or a 1% Owner of an Employer or Related Employer whose Compensation for the Plan Year exceeds $150,000. For purposes of (i) above, the maximum number of individuals to which (i) can apply is the lesser of (a) 50, or (b) the greater of 3 or ten percent (10%) of all employees of the Employers and Related Employers. For purposes of (ii) above, if two (2) Participants own or are considered as owning the same interest in the same or different Employers, the Participant having the greater Compensation shall be treated as having a larger interest. For purposes of (iv) above, in determining whether an individual has Compensation of more than $150,000, Compensation from each employer required to be aggregated under Code Sections 414(b), (c), and (m) shall be taken into account. The determination of whether a person is a Key Employee shall, in all events, be made in accordance with Code Section 416(i)(1). For purposes of this Section , the term "Key Employee" shall also include (i) a Former Participant to the extent he otherwise satisfies the above mentioned requirements applicable to a Participant, and (ii) a beneficiary of such Participant or Former Participant.

      Section 2.23 Limitation Year. "Limitation Year" means the twelve month period ending on December 31st of each year.

      Section 2.24 Managing Board. "Managing Board" means the Managing Board of the Company as constituted from time to time, or the person or persons designated by the Managing Board, directly or otherwise, to carry out its duties or powers generally, or specifically under the terms of the Plan (including, but not limited to, any person or persons designated to act on behalf of the Managing Board or the Company pursuant to a duly authorized power of attorney granted by the Managing Board or the Company).

      Section 2.25 Minimum Benefit Amount. "Minimum Benefit Amount" shall mean with respect to a Participant, the aggregate accrued benefit of such Participant derived from employer contributions under all defined benefit plans in a Required Aggregation Group with this Plan, which, when expressed as a monthly retirement benefit payable in the form of a single life annuity (with no ancillary benefits) beginning at the Normal Retirement Date, satisfies the requirements of Code Section 416(c)(1).

      Section 2.26 Minimum Contribution Amount. Minimum Contribution Amount" shall mean, with respect to a Participant, the lesser of (i) three percent (3%) of such Participant's Compensation; or (ii) the percentage of such Compensation allocated to the Regular Account and any other employer contribution accounts of the Key Employee for whom the percentage is largest. If the Participant participates in a defined benefit plan which, along with the Plan, is in a Required Aggregation Group which is a Top-Heavy Group, than the number "5%" shall be substituted above for "3%" and clause (ii) above shall be disregarded. Any allocation of an Employer contribution attributable to a salary reduction or similar arrangement shall not be taken into account in Plan Years beginning before January 1, 1985 or in Plan Years beginning after December 31, 1988. The number "4%" shall be substituted for "3%" (and the number "7-1/2%" shall be substituted for "5%") if such substitution enables the Plan to avoid the application of Code Section 416(h)(1), relating to special Code Section 415 adjustments under Section 6.8 hereof for a Top-Heavy Plan, by fully meeting the requirements of Code Section 416(h)(2) for such Plan Year, except as to any such Participant with respect to whom there are no Employer contributions, forfeitures or voluntary nondeductible contributions allocated under the Plan for such Plan Year.

      Section 2.27 Normal Retirement Date and Deferred Retirement. The "Normal Retirement Date" of a Participant shall be the first day of the month coinciding with or next following the Participant's sixty-fifth (65th) birthday. A Participant may continue in the service of his Employer after reaching his Normal Retirement Date and his right to participate in the Plan shall not be adversely affected thereby.

      "Normal retirement age" shall mean the day the Participant attains the earlier of his Normal Retirement Date or age 65.

      Section 2.28 Owner.

            (a) 5% OWNER. "5% Owner" shall mean any person who owns (or is considered as owning within the meaning of Code Section 318) more than five percent (5%) of the outstanding stock of any Employer or stock possessing more than five percent (5%) of the total combined voting power of all stock of any Employer or, in the case of an unincorporated business, any person who owns more than five percent (5%) of the capital or profits interest in any Employer. In determining percentage ownership hereunder, Employers that would otherwise be aggregated under Code Sections 414(b), (c), and (m) shall be treated as separate employers.

            (b) 1% OWNER. "1% Owner" shall mean any person who owns (or is considered as owning within the meaning of Code Section 318) more than one percent (1%) of the outstanding stock of any Employer or stock possessing more than one percent (1%) of the total combined voting power of all stock of any Employer or, in the case of an unincorporated business, any person who owns more than one percent (1%) of the capital or profits interest in any employer. In determining percentage ownership hereunder, employers that would otherwise be aggregated under Code Sections 414(b), (c), and
      (m) shall be treated as separate employers.

      Section 2.29 Participant. A "Participant" means each Employee who is or becomes eligible in accordance with the provisions of Article. For purposes of distribution of (but not withdrawals from) accounts, the term Participant includes a former Employee while he has undistributed benefits hereunder, and to the extent consistent with other provision of this Plan, after the death of a Participant, his beneficiary.

      Section 2.30 Plan. The Plan provided for by this instrument, as amended from time to time, shall be known as the ABN AMRO GROUP PROFIT SHARING AND SAVINGS PLAN AND TRUST and is herein referred to as the "Plan".

      Section 2.31 Plan Year. The term "Plan Year" means the period commencing on each January 1st and ending on the next succeeding December 31st.

      Section 2.32 Prior Plan.

            (a) "1988 Prior Plan" means any one of the following qualified plans heretofore established and maintained by a Related Entity, as in effect on December 31, 1988:

                  (1) Lane Financial, Inc. Profit Sharing Plan;

                  (2) Lake View Bank Profit Sharing Plan;

                  (3) Northwest National Bank of Chicago Employees Retirement
            Plan;

                  (4) Employees' Profit Sharing Plan of Northbrook Trust and
            Savings Bank;

                  (5) Employees' Savings and Profit Sharing Plan of Bank of
            Westmont; and

                  (6) Bank of Lisle Employees' Salary Savings Plan.

            (b) "1990 Prior Plan" means any one of the following qualified plans heretofore established and maintained by a Related Entity as in effect on March 31, 1990:

                  (1) Exchange National Bank of Chicago Preferred Retirement
            Plan; and

                  (2) Exchange Bank of River Oaks Profit Sharing Plan.

            (c) "AMRO Prior Plan" means the AMRO Bank 401(k) Savings Plan as in effect on December 31, 1990.

            (d) "EAB Prior Plan" means the Employee Savings Plan of European American Bank as in effect on December 31, 1991.

            (e) "Talman Prior Plan" means the Talman Incentive Savings Plan as in effect on December 31, 1992.

            (f) "Lease Plan Prior Plan" means the Lease Plan U.S.A. Inc. Salary Savings Profit Sharing Plan and Trust as in effect on December 31, 1991.

            (g) "StanChart Prior Plan" means the Standard Chartered Bank Employees Capital Accumulation Plan as in effect on September 30, 1993.

            (h) "Pierson Prior Plan" means the Pierson Sal. Oppenheim, Inc. Profit Sharing and Savings Plan and Trust as in effect on September 30, 1993.

            (i) "Cragin Prior Plan", effective December 31, 1995, means the LaSalle Cragin Profit Sharing and Savings Plan as in effect on December 31, 1995.

            (j) "Horrigan Prior Plan", effective March 1, 1996, means the Horrigan American, Inc. 401(k) Retirement Plan as in effect from time to time.

            (k) Heigl Prior Plan", effective January 1, 1998, means the Heigl Mortgage and Financial Corporation 401(k) and Profit Sharing Plan as such plan was in effect on December 31, 1997.

            (l) "Columbia Prior Plan", effective January 1, 1998, means Columbia National Bank of Chicago Savings and Investment Plan as such plan was in effect on December 31, 1997.

            (m) "Standard Prior Plan", effective January 1, 1998, means Standard Federal Bank Savings and Investment Plan as such plan was in effect on December 31, 1997.

            (n) "Alfred Berg Prior Plan", effective June 30, 1998, means Alfred Berg, Inc. Savings Plan as such plan was in effect on June 30, 1998.

            (o) "Bankers Leasing Prior Plan", effective December 31, 1998, means the TransMutual Investment Co., Inc. 401(k) Plan as such plan was in effect on December 31, 1998.

            (p) "Cragin KSOP Prior Plan", effective December 31, 1998, means the Cragin Federal Bank for Savings Employee Stock Ownership Plan as such plan was in effect on December 31, 1998.

      Section 2.33 Prior Plan Sponsor.

            (a) "1988 Prior Plan Sponsor" means any one of the Employers who, on or before December 31, 1988, sponsored and maintained a 1988 Prior Plan for the benefit of its employees.

            (b) "1990 Prior Plan Sponsor" means any one of the Employers who, on or before March 31, 1990, sponsored and maintained a 1990 Prior Plan for the benefit of its employees.

            (c) "AMRO Prior Plan Sponsor" means any one of the Employers who, on or before December 31, 1990, sponsored and maintained an AMRO Prior Plan for the benefit of its employees.

            (d) "EAB Prior Plan Sponsor" means any one of the Employers who, on or before December 31, 1991, sponsored or maintained an EAB Prior Plan for the benefit of its employees.

            (e) "Talman Prior Plan Sponsor" means any one of the Employers who, on or before December 31, 1992, sponsored, maintained or adopted a Talman Prior Plan for the benefit of its employees.

            (f) "Lease Plan Prior Plan Sponsor" means any one of the Employers who, on or before December 31, 1991, sponsored or maintained a Lease Plan Prior Plan for the benefit of its employees.

            (g) "StanChart Prior Plan Sponsor" means StanChart Business Credit, Inc.

            (h) "Pierson Prior Plan Sponsor" means any one of the Employers who, on or before September 30, 1993, sponsored or maintained a Pierson Prior Plan for the benefit of its employees.

            (i) "Cragin Prior Plan Sponsor" means, effective December 31, 1995, any one of the Employers who, on or before December 31, 1995, sponsored or maintained a Cragin Prior Plan for the benefit of its employees.

            (j) "Horrigan Prior Plan Sponsor" means, effective March 1, 1996, Horrigan American, Inc. or any one of its subsidiaries who, on or before February 29, 1996, sponsored or maintained a Horrigan Prior Plan for the benefit of its employees.

            (k) ChiCorp Prior Plan means the ChiCorp, Inc. Employees' Profit Sharing Plan as in effect on January 1, 1997 and as amended thereafter.

            (l) "Heigl Prior Plan Sponsor" means, effective January 1, 1998, LaSalle Home Mortgage Corporation, Heigl Mortgage and Financial Corporation and any one of the Employers, who on December 31, 1997, sponsored or maintained the Heigl Prior Plan.

            (m) "Columbia Prior Plan Sponsor" means LaSalle Bank, N.A., Columbia National Bank of Chicago and any one of the Employers, who on December 31, 1997, sponsored or maintained the Columbia Prior Plan.

            (n) "Standard Prior Plan Sponsor" means Standard Federal Bank and any one of the Employers, who on December 31, 1997, sponsored or maintained the Standard Prior Plan.

            (o) "Alfred Berg Prior Plan Sponsor" means Alfred Berg, Inc., who on June 30, 1998, sponsored the Alfred Berg Prior Plan.

            (p) "Bankers Leasing Prior Plan Sponsor" means, effective December 31, 1998, EAB Leasing Corp. Who on December 31, 1998 sponsored the Bankers Leasing Prior Plan.

      Section 2.34 Qualified Employer Contributions. "Qualified Employer Contributions" shall mean Matching Contributions (as defined under Code Section 401(m)(4)(A)), and Employer contributions under Section 4.1(c).

      Section 2.35 Related Employer. "Related Employer" shall mean any member of a group of Employers, of which an Employer is also a member, which constitutes:
(i) a "controlled group of corporations" (within the meaning of Code Section 414(b)); (ii) trades or businesses (whether or not incorporated) "under common control" (as defined in Code Section 414(c)); or (iii) an "affiliated service group" (as defined in Code Section 414(m)). For purposes of those provisions of the Plan relating to the application of the limitations of Code Section 415, the references in the preceding sentence to Code Sections 414(b) and 414(c) shall mean those Sections as modified by Code Section 415(h).

      Section 2.36 Related Entity. "Related Entity" means: (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Section 1563(a)(4) and (e)(3)(C)) as the Company; (ii) any trade or business (whether or not incorporated) which is under common control (within the meaning of Code
Section 414(c)) with the Company; and (iii) any other corporation or trade or business (whether or not incorporated) which shall be designated, from time to time, as a Related Entity by the Managing Board.

      Section 2.37 Related Plan. "Related Plan" shall mean any other defined contribution plan (as defined in Code Section 415(k)) maintained by an Employer, by a designated affiliate or by any other Related Employer (including without limitation separate accounts maintained for participants under any defined benefit plan).

      Section 2.38 Retirement. The term "Retirement" as used herein means and includes normal retirement, deferred retirement, disability retirement and termination of service of a Participant at any time after his or her retirement.

      Section 2.39 Top-Heavy. The Plan shall be "Top-Heavy" for any Plan Year beginning after December 31, 1983 if, as of the testing date, (i) the aggregate Account balances of all Key Employees under the Plan exceeds sixty percent (60%) of the aggregate Account balances of all Participants in the Plan, or (ii) it is in a Required Aggregation Group which is a Top-Heavy Group; PROVIDED THAT, such Top-Heavy Group is not part of a Permissive Aggregation Group elected by the Employer which is not a Top-Heavy Group. For purposes of the preceding sentence, the Account balance of each Participant shall be increased by the aggregate distributions made therefrom with respect to such Participant under the Plan during the 5-year period ending on the testing date, and any contributions and forfeitures allocated to the Participant's Account balances as of the testing date but not actually made to the Plan as of that date shall be disregarded. The Account balances of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior Plan Year, or (2) who has not performed an Hour of Service at any time during the 5-year period ending on the testing date for the Employer maintaining the Plan, will be disregarded in determining whether the Plan is Top-Heavy. Voluntary deductible employee contributions will be disregarded in determining Account balances for this purpose. The balance in any Rollover Account shall be disregarded in determining Account balances for this purpose unless such Rollover Account was created prior to January 1, 1984, or such Rollover Account balance is all or partially attributable to funds distributed from any qualified defined contribution or defined benefit plan of an Employer or Related Employer. "Testing date" shall mean with respect to any

Plan Year of the Plan, the last day of the preceding Plan Year, and in the case of the first Plan Year of the Plan the last day of such Plan Year. Testing whether the Plan is Top-Heavy shall, in all events, be done in accordance with Code Section 416(g).

      "Top-Heavy Group" shall mean an Aggregation Group in which, as of the testing date, the sum of the aggregate of the account balances of all Key Employees under all Related Plans and the present value of cumulative accrued benefits of all Key Employees under all defined benefit plans included in such Group exceeds sixty percent (60%) of the aggregate of the account balances and the present value of cumulative accrued benefits of all Participants in such plans in such Group. The rules used for determining whether a Plan is Top-Heavy (as set forth in this Section above) shall be used when determining whether an Aggregation Group is a Top-Heavy Group and for this purpose the term "Account Balance" shall include the present value of cumulative accrued benefits. When aggregating plans as aforesaid the value of account balances and accrued benefits will be calculated with reference to the testing dates that fall within the same calendar year, and the present value of cumulative accrued benefits for other than Key Employees shall be determined using the single accrual method used for all such plans of the Employers and Related Employers, or if no such single method exists, using a method which results in benefits accruing not more rapidly that the slowest accrual rate permitted under Code Section 411(b)(1)(C); provided that, for Plan Years commencing prior to January 1, 1987, such determination shall be made under the provisions of the applicable defined benefit plan without regard to the foregoing method.

      Section 2.40 Trustee. The word "Trustee" as used herein means LASALLE NATIONAL TRUST, NATIONAL ASSOCIATION, in its capacity as Trustee of this Trust and its successors in trust.

      Section 2.41 Trust. The trust evidenced by this instrument, as amended from time to time, shall be known as the ABN AMRO GROUP PROFIT SHARING AND SAVINGS TRUST, and is herein referred to as the "Trust".

      Section 2.42 Year. The term "Year" means the calendar year.

      Section 2.43 Year of Service. A "Year of Service" means a period of twelve
(12) consecutive months commencing on an Employee's Date of Employment, or any anniversary thereof, during which an Employee or Participant completes at least 1,000 Hours of Service. Years of Service as of January 1, 1976 shall include the years of continuous service any Employee or Participant would have had on January 1, 1976, under the rules of the Plan as in effect on December 31, 1975, but shall not include Years of Service disregarded under the Break in Service rules of the Plan as in effect on December 31, 1975.

      In determining an Employee's service for eligibility to participate and vesting purposes, all Years of Service with any member of the controlled group of corporations (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)) of which the Employers are members shall be taken into account. In determining an Employee's service for eligibility to participate and vesting purposes, all Years of Service with Hartford Plaza Bank shall be taken into account for Employees who on April 21, 1980 were Employees of the Hartford Plaza Bank and became Employees of the Employer by virtue of the merger on that date of the Hartford Plaza Bank into LaSalle National Bank.

      For any Employee who was employed by a Prior Plan Sponsor (other than a StanChart Prior Plan Sponsor), years of service credited under a Prior Plan as of the Prior Plan Benefit Discontinuation Date shall be counted as Years of Service under this Plan. The Prior Plan Benefit Discontinuation Date for each Prior Plan is set forth in Section 2.21(e).

      For any employee who was employed by a Prior Plan Sponsor which maintained a Prior Plan under which the elapsed time method of crediting service and determining breaks in service was used, the following rules shall apply for purposes of determining eligibility and vesting under the Plan:

            (a) The Employee shall receive credit, as of the date that such Prior Plan is merged into the Plan, for the number of Years of Service equal to the number of 1-year periods of service credited to the Employee as of that merger date, and

            (b) The Employee shall receive credit, in the computation period which includes that merger date, for the number of Hours of Service determined by applying the equivalency method otherwise applicable under the Plan (or if no such equivalency method is used under the Plan, then under the method set forth under Department of Labor Regulation 2530.200b-3(e)(1)(ii)) to any fractional part of a year credited to the Employee under such Prior Plan as of that merger date.

      For purposes of eligibility, each Employee who was employed by Pierson Sal. Oppenheim, Inc. on January 1, 1991 shall be credited with the number of Years of Service hereunder with which such Employee would have been credited if such Employee's most recent period of employment had instead been with a Related Entity.

      For purposes of eligibility and vesting under the Plan, each person who was employed by either Investment and Capital Management Corp. or Chemical Investment Group, Inc. (collectively, the "Prior Employer") during February, 1991, and who became an Employee hereunder on March 1, 1991 in connection with the purchase by an Employer of substantially all of the assets of the Prior Employer, shall be credited with the number of Years of Service hereunder with which such Employee would have been credited if such Employee's most recent period of employment with the Prior Employer had instead been employment with a Related Entity.

      For purposes of eligibility, each Employee who was employed by Pine Tree Capital, L.P. on December 1, 1991 shall be credited with Years of Service (including fractional parts thereof) hereunder with which such Employee would have been credited if Pine Tree Capital, L.P. had become a sponsor of the Plan on September 28, 1990 and had granted service credit to employees on that date for employment with National Securities and Research Corporation and NSR Asset Management Corporation.

      For an Employee who was employed by a StanChart Prior Plan Sponsor on September 30, 1993, Years of Service shall include service with such StanChart Prior Plan Sponsor as of such date, but only to the extent such service was counted for eligibility and vesting purposes under the StanChart Prior Plan.

      Effective January 1, 1995, Years of Service shall include the number of years for which a Participant performed services as an employee with Home Savings of America determined as of November 10, 1994, provided such Participant has an Hour of Service on or after November 11, 1994 and was an employee immediately prior to such date of Home Savings of America at an Illinois location whose assets were acquired by LaSalle Talman F.S.B. on such date.

      Effective January 1, 1996, Years of Service shall include service for which a Participant performed services as an employee with Alfred Berg, Inc. determined as of April 11, 1995 (i.e. the date prior to the date Alfred Berg, Inc. was acquired), provided such Participant has an Hour of Service on or after April 12, 1995 (i.e. the Alfred Berg, Inc. acquisition date) and was an employee immediately prior to the acquisition date.

      Effective December 31, 1995, Years of Service shall include Years of Service (including any fractional parts thereof) determined as of December 31, 1995 under the Cragin Prior Plan, but only to the extent such service was not previously taken into account under the Plan.

      Effective March 1, 1996, for an Employee of a Horrigan Acquired Company on such date who was also a participant in the Horrigan Prior Plan on January 2, 1996, Years of Service shall include service with a Horrigan Prior Plan Sponsor as of January 1, 1996, but only to the extent such service was counted for eligibility purposes under the Horrigan Prior Plan.

      Effective August 1, 1996, Years of Service for an Employee who was employed by Comerica Bank-Illinois on such date and who continues employment with an Employer after such date shall include service performed by the Participant with Comerica Bank-Illinois (and its predecessor) as determined on such date.

      Effective January 1, 1997, Years of Service for an Employee employed by Heigl Mortgage and Financial Company (or its successor) and its subsidiaries on such date shall include service performed by such Employee with Heigl Mortgage and Financial (and its predecessors) as determined on such date to the extent such service was not previously taken into account under the Plan.

      Effective January 1, 1997, Years of Service for an Employee employed by Columbia National Bank Corporation (or one of its subsidiaries acquired pursuant to the merger agreement among ABN AMRO North America, Inc., Richlyn, Inc. and CNBC Bankcorp, Inc. dated June 26, 1996, as may amended from time to time) on such date shall include service with Columbia National Bank Corporation (or one of its subsidiaries described above) and their predecessors as determined on such date to the extent such service was previously not taken into account under the Plan.

      Effective January 2 1997, Years of Service for an Employee who was employed by ChiCorp, Inc. or any of its subsidiaries on January 2, 1997 shall include service performed by such Employee with ChiCorp, Inc. or its subsidiaries as determined on such date.

      Effective January 2, 1997, Years of Service for an Employee who terminated employment with ChiCorp, Inc. or one of it subsidiaries during the period July 1, 1996 through October 15, 1996 and was immediately thereafter employed by an Employer shall include employment with ChiCorp, Inc. or one of its subsidiaries.

      Effective April 1, 1997, Years of Service for a person who was employed by Citi Futures Brokers, Citibank N.A. or Citibank International plc who became an Employee of an Employer on March 31, 1997 shall include service prior to April 1, 1997 to the extent such service was credited for eligibility purposes under the Savings Incentive Plan of Citibank, N.A. and Participating Employers.

      Effective January 1, 1998, Years of Service for an Employee employed by Standard Federal Bank (or other Related Entity that sponsored the Standard Prior
Plan) as determined on December 31, 1997 (but only to the extent such service was recognized for purposes of eligibility and vesting under the Standard Prior
Plan).

      Effective December 30, 1997, Years of Service for an Employee who was employed by Trans Mutual Investment Co., Inc. or Bankers Leasing Association, Inc. on December 30, 1997 shall include service performed by such Employee with Trans Mutual Investment Co., Inc. or Bankers Leasing Association, as applicable, as determined on such date.

      Effective May 4, 1998, Years of Service for an Employee who transferred his employment from Sage Clearing Limited Partnership to an Employer on such date shall include service performed as an employee with Sage Clearing Limited Partnership prior to such date.

                                   ARTICLE 3
                                  ELIGIBILITY

      Section 3.1 Eligibility.

            (a) Each Employee of an Employer on January 1, 1989 who was eligible to participate in the Plan on December 31, 1988 shall continue to be eligible to participate hereunder. Except as otherwise provided in this Section , in order to participate in the Plan, the Employee must be a member of an eligible class of Employees. The eligible classes of Employees under the Plan are salaried Employees. An Employee who satisfies such employee classification and service requirements is an Eligible Employee. Except as otherwise provided, each Employee who is a member of an eligible class of Employees shall become eligible to participate in the Plan as a Limited Participant upon completion of one Year of Service and as a Full Participant upon completion of two Years of Service. A Limited Participant is eligible to participate hereunder only to the extent of electing contributions to be made under Section and receiving Matching Contributions related thereto under Section subject to the other provisions of the Plan incidental and related thereto. A Full Participant is eligible to participate hereunder in all respects.

            Each such Eligible Employee shall become a Participant as a Limited Participant or Full Participant, as the case may be, on the first day of the month next following the anniversary of the Participant's date of hire.

      Notwithstanding the foregoing to the contrary, effective October 1, 1997, except as otherwise provided herein, each Employee who is in an eligible class of Employees shall become eligible to participate in the Plan as a Limited Participant upon completion of Six Months of Service or a Year of Service whichever occurs first. For this purpose

      "Six Months of Service" means a Six Month Period during which the Employee completes at least 500 Hours of Service. "Six Month Period" means the period of six (6) consecutive months commencing on the Employee's Date of Employment, or commencing on the sixth month anniversary of such Date of Hire or commencing on the annual anniversary of either of such two dates. Each such Eligible Employee who satisfies the service requirement shall become a Limited Participant as of the first day of the month next following the last day of the Six Month Period in which the service requirement is satisfied.

            (b) An Employee who has once completed the applicable eligibility requirement of this Section shall not be required to again meet any hour of service requirement following a Break in Service. Notwithstanding any provision to the contrary, a salaried Participant shall become ineligible to participate in Elected Employer and Employer Contributions hereunder upon becoming a non-salaried Employee except that such a Participant may be eligible to share in an Employer Contribution if such Participant has 1,000 Hours of Service during the Plan Year and is employed by an Employer on the last day of such Plan Year.

            (c) Notwithstanding the foregoing, if a nonsalaried Participant who is eligible to participate in the Plan pursuant to a special eligibility rule: (i) separates from service (including Retirement) and is subsequently rehired by an Employer as a nonsalaried Employee, then upon such reemployment, he will not be in an eligible class of Employees for purposes of participation hereunder or (ii) switches to salaried status, then upon subsequently switching to nonsalaried status, he will not be in an eligible class of Employees for purposes of participation hereunder.

            (d) Notwithstanding any provision to the contrary, the following special eligibility provisions shall apply:

                  (i) Each Employee who was continuously employed by a 1988
            Prior Plan Sponsor (or its successor) during the period June 12, 1988 through

            December 31, 1988 shall be eligible to participate hereunder in all respects to the first day of the first month following the completion of one (1) Year of Service (including hours of service with a 1988 Prior Plan);

                  (ii) Each Employee who was a participant in a 1990 Prior Plan on March 31, 1990 shall be eligible to participate hereunder in all respects on April 1, 1990; and any other Employee who was employed by a 1990 Prior Plan Sponsor on December 31, 1989 shall become a Full Participant on the next entry date following such Employee being credited with one Year of Service.

                  (iii) Each Employee who was a participant in an AMRO Prior
            Plan on December 31, 1990 shall be eligible to participate hereunder in the limited manner provided under subparagraph (a) above on January 1, 1991 and each Employee who was an employee of an AMRO Prior Plan Sponsor on December 31, 1990 (and who was not excluded by reason of employee classification) but was not participating in an AMRO Prior Plan shall be eligible to participate in the limited manner provided under subparagraph (a) above on the date that the Employee completes one-half (1/2) Year of Service; provided that each such Employee must complete the requirements for full participation under subparagraph (a) above to be eligible to participate in the Plan in all respects.

                  (iv) Each Employee who was a participant in an EAB Prior Plan on December 31, 1991 shall be eligible to participate hereunder in the limited manner provided under subparagraph (a) above on January 1, 1992. Each Employee who was an employee of an EAB Prior Plan Sponsor on December 31, 1991 but was not participating in an EAB Prior Plan on that date (and who was not excluded by reason of employee classification) shall be eligible to participate hereunder upon completion of one Year of Service in the limited manner provided under subparagraph (a) above. Each such employee of an EAB Prior Plan Sponsor must complete the requirements for full participation under subparagraph (a) above in order to be eligible to participate hereunder in all respects.

                  (v) Each Employee who was a participant in a Talman Prior Plan on the date immediately prior to the effective date of the Talman Merger shall be eligible to participate hereunder in all respects on the effective date of the Talman Merger. Each Employee who was an employee of a Talman Prior Plan Sponsor on the date immediately prior to the effective date of the Talman Merger (and who was not excluded by reason of employee classification) but was not participating in a Talman Prior Plan on that date shall be eligible to participate hereunder in all respects as of the first day of the month following the completion of one Year of Service.

                  (vi) Each Employee who was a participant in a Lease Plan Prior
            Plan on December 31, 1991 shall be eligible to participate hereunder in all respects on January 1, 1992. Each Employee who was an employee of a Lease Plan Prior Plan Sponsor on December 31, 1991 (and who was not excluded by reason of employee classification) but was not participating in a Lease Plan Prior Plan on that date shall be eligible to participate hereunder in all respects as of the first day of the month following the completion of one Year of Service.

                  (vii) Each Employee who was a participant in the StanChart
            Prior Plan on September 30, 1993 shall be eligible to participate hereunder as a Limited Participant on October 1, 1993. Each Employee who was an employee of a StanChart Prior Plan Sponsor but was not participating in the StanChart Prior Plan on that date (and who was not excluded by reason of employee classification) shall be eligible to participate hereunder as a Limited Participant upon completion of one Year of Service. Each such employee of a StanChart Prior Plan Sponsor must complete two Years of Service to be eligible to participate as a Full Participant.

                  (viii) Each Employee who was a participant in the Pierson
            Prior Plan on September 30, 1993 shall be eligible to participate hereunder as a Limited Participant on October 1, 1993. Each Employee who was an employee of a Pierson Prior Plan Sponsor but was not participating in the Pierson Prior Plan on that date (and who was not excluded by reason of employee classification) shall be eligible to participate hereunder upon completion of one Year of Service as a Limited Participant. Each such employee of a Pierson Prior Plan Sponsor must complete two Years of Service to be eligible to participate as a Full Participant.

                  (ix) Each Employee of LaSalle Cragin Bank F.S.B. who is
            regularly receiving Compensation for services from an Employer on a salaried basis, but excluding each Employee who was an employee of a member of the Cragin Group (as defined in the Section of the Plan) on May 31, 1994 or who commences employment with a member of the Cragin Group after such date and such employment constitutes such Employee's first employment with a Related Entity under the Plan, is in an eligible class of Employees.

                  (x) Each Employee who is credited effective January 1, 1995 with Years of Service for services performed as an employee with Home Savings of America and who is an Eligible Employee as of such date shall become a Participant on such date, as the case may be, as a Limited or Full Participant.

                  (xi) Each Employee who was a Limited Participant under the terms of the Cragin Prior Plan on December 31, 1995, shall become a Limited Participant under the Plan on such date and each Employee who was a Full Participant under the terms of the Cragin Prior Plan on December 31, 1995, shall become a Full Participant under the Plan on such date.

                  (xii) Each Employee who is credited effective January 1, 1996 with Years of Service for service performed with Alfred Berg, Inc. (and who is a salaried Employee on December 31, 1995) shall be eligible to participate on January 1, 1996 as a Limited Participant (if credited with one but less than two Years of Service on such date) or as a Full Participant (if credited with two or more Years of Service on such date).

                  (xiii) Each salaried Employee of a Horrigan Acquired Company
            (or any nonsalaried Employee employed by a Horrigan Acquired Company on January 2, 1996 who was a participant in the Horrigan Prior Plan on such date) who is credited effective March 1, 1996 with Years of Service performed with a Horrigan Prior Plan Sponsor shall be eligible to participate on March 1, 1996 as a Limited Participant (if credited with one but less than two Years of Service on such date) or as a Full Participant (if credited with two or more Years of Service on such date).

                  (xiv) Effective August 1, 1996, a salaried employee of
            Comerica Bank-Illinois on such date who continues employment with an Employer after such date shall be eligible to participate on August 1, 1996 as a Limited Participant (if credited with one but less than two Years of Service on such date) and as a Full Participant (if credited with two or more Years of Service on such date).

      (xv) Effective September 30, 1996, each employee (A) of Heigl Mortgage and Financial Company or its subsidiaries on September 30, 1996 or
            (B) who commences employment with Heigl Mortgage and Financial Company or its subsidiaries after September 30, 1996 and such employment constitutes such employee's first employment with a Related Entity under the Plan, shall be in an ineligible class of employees. Notwithstanding the foregoing to the contrary, effective January 1, 1997, each salaried Employee of Heigl Mortgage and Financial Company or its subsidiaries (or its successor) shall be eligible to participate in the Plan as a Limited Participant, if such Employee is credited with one but less than two Years of Service, or as a Full Participant, if credited with two or more Years of Service, on such date.

      (xvi) Effective November 1, 1996, each employee (A) of Columbia National Bank Corporation or its subsidiaries ("CNBC Group") on November 1, 1996 or (B) who commences employment with a member of the CNBC Group after November 1, 1996 and such employment constitutes such employee's first employment with a Related Entity under the Plan, is in an ineligible class of employees. Notwithstanding the foregoing to the contrary, effective January 1, 1997, each salaried Employee of the CNBC Group shall be eligible to participate in the Plan as a Limited Participant, if such Employee is credited with one but less than two Years of Service, or as a Full Participant, if such Employee is credited with two or more Years of Service, on such date.

     (xvii) Effective January 2, 1997, each salaried Employee who was employed by ChiCorp, Inc. or any of its subsidiaries on January 2, 1997 shall be eligible to participate in the Plan on such date as a Limited Participant, if such Employee is credited with one but less than two Years of Service, or as a Full Participant, if credited with two or more Years of Service.

    (xviii) Effective January 2, 1997, each salaried Employee who terminated employment with ChiCorp, Inc. or one of its subsidiaries during the period July 1, 1996 through October 15, 1996 and was immediately thereafter employed by an Employer shall be eligible to participate in the Plan on January 2, 1997 as a Limited Participant, if such Employee is credited with one but less than two Years of Service, or as a Full Participant, if credited with two or more Years of Service.

      (xix) Effective April 1, 1997, each salaried Employee who was employed by Citi Futures Brokers, Citibank N.A. or Citibank International plc who became an Employee of an Employer on March 31, 1997 shall be eligible to participate in the Plan on April 1, 1997 as a Limited Participant, if such Employee is credited with one but less than two Years of Service, or as a Full Participant, if credited with two or more Years of Service.

      (xx) Effective January 1, 1998, each salaried Employee who was employed by Standard Federal Bank or by any other Employer who sponsored the Standard Prior Plan as of December 31, 1997 shall be eligible to participate in the Plan effective January 1, 1998 as a Limited Participant, if such Employee is credited with Six Months of Service but less than two Years of Service, or as a Full Participant, if credited with two or more Years of Service.

      (xxi) Effective January 1, 1998, each salaried Employee who was employed by Trans Mutual Investment Co., Inc. or Bankers Leasing Association, Inc. on December 30, 1997 shall be eligible to participate in the Plan effective January 1, 1998 as a Limited Participant, if such Employee is credited with Six Months of Service but less than two Years of Service, or as a Full Participant, if credited with two or more Years of Service.

     (xxii) Effective May 4, 1998, each salaried Employee who was formerly employed by Sage Clearing Limited Partnership and who became an Employee of an Employer on May 4, 1998 shall be eligible to participate in the Plan effective May 4, 1998 as a Limited Participant, if such Employee is credited with Six Months of Service but less than two Years of Service, or as a Full Participant, if credited with two or more Years of Service.

            (e) Notwithstanding the foregoing, effective November 13, 1995, each Participant (or Employee in an eligible class of Employees that has not satisfied the applicable service requirement) in the Plan on November 12, 1995 (i.e. the day prior to the effective date of the merger of LaSalle Cragin Bank F.S.B. into LaSalle Talman Bank F.S.B.) shall continue to participate (or, if applicable, continue to be eligible to participate) in the Plan after such date and each Employee who was excluded from participation in the Plan pursuant to Section 3.1(d)(ix) on such date shall neither participate nor be eligible to participate after such date until the date as of which the LaSalle Cragin Profit Sharing and Savings Plan is merged into the Plan; provided, that a salaried Employee of LaSalle Bank, F.S.B. (or its subsidiaries or related entities) whose first date of employment with a Related Entity commences after November 12, 1995 shall be in an eligible class of Employees for purposes of eligibility under this Plan.

                                   ARTICLE 4
                             EMPLOYER CONTRIBUTIONS

      Section 4.1 Contributions by Employer.

            (a) Subject to the provisions of Section and Article , for the year ending December 31, 1986 and each year thereafter, the aggregate contribution of each Employer under the Plan will be an amount out of such Employer's combined current and accumulated earnings and profits as is determined by resolution or other required action of the Board of Directors or other appropriate authority of such Employer. Current and accumulated earnings and profits of each Employer shall be determined in accordance with the accounting practices employed by each such Employer. Notwithstanding the foregoing, effective for Plan Years commencing on or after January 1, 1995, the requirement that an Employer's contribution be made out of the Employer's current and accumulated earnings and profits does not apply.

      Notwithstanding any provisions of the Plan to the contrary, subject to the provisions of Section 4.2 and Article 11, for the Plan Year ending December 31, 1997 and each Plan Year thereafter, the aggregate contribution of each Employer under the Plan will be an amount, regardless of whether the Employer has current or accumulated profits, as is determined by resolution or other required action of the Board of Directors or other appropriate, permitted or empowered authority of such Employer.

            (b) In addition to the contribution under paragraph (a) above, for any Plan Year in which the Plan is Top-Heavy, the Employer contribution for each Participant who is other than a Key Employee and who is entitled to share in the allocation of the Employer contribution for such Plan Year (including the requirement of being employed on the last day of the Plan Year, if otherwise applicable under the Plan) shall not be less than an amount so that the total allocation to such Participant's Regular Account for such Plan Year under Section and to such Participant's corresponding accounts under all Related Plans in a Required Aggregation Group with the Plan will not, in the aggregate, be less than the Minimum Contribution Amount. For purposes of this paragraph (b), such a Participant shall not be deemed to be ineligible to share in the allocation of Employer contributions solely because such Participant fails to complete a Year of Service during such Plan Year, declines to make any mandatory contributions under the Plan for such Plan Year or is compensated at less than a stated amount for such Plan Year. This paragraph (b) shall not apply to a Participant in any Plan Year in which the Participant also participates in a defined benefit plan in a Required Aggregation Group with this Plan; provided the minimum benefit requirements of Code Section 416(c) shall be satisfied with respect to such Participant in the related defined benefit plan. Allocation provisions to the extent inconsistent with this paragraph (b) under corresponding sections of any Related Plan shall be disregarded in determining any allocation under this paragraph
      (b) and once the top heavy minimum allocation or benefit is provided, it shall not be provided again in other plans.

            (c) In order to satisfy one of the deferral percentage tests of Section or the contribution percentage tests of Section 4.8, the Employer may contribute the amount provided for under Section 4.6(c), or 4.8(i), respectively, for any Plan Year.

      Section 4.2 Determination of Share of Employer Contribution. Each Employer shall pay to the Trustee its Employer contribution for each year, as determined under the provision of Section 4.1(a); provided, that no Employer shall pay as its contribution a sum in excess of its current and accumulated earnings and profits. Effective for the 1995 Plan and each Plan Year thereafter, an Employer's contribution is not limited by its current and accumulated earnings and profits. This Plan, nonetheless, is intended to be, and is designated as, a profit sharing plan.

      Section 4.3 Payment Date. Contributions by and on behalf of the Employers for any year shall become due on the last business day of such year, unless actually paid prior thereto, and shall be payable then, or as soon thereafter as practicable (but not later than the time prescribed by law for filing the Employer's federal income tax return including extensions thereof) without interest.

      Section 4.4 Limited Reversion. Notwithstanding anything contained herein to the contrary, no part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and their Beneficiaries; PROVIDED, HOWEVER, that:

            (a) If part or all of an Employer contribution is made because of a mistake of fact, then the Trustee shall, within one (1) year after the payment of such contribution to the Trustee, upon the written request of the affected Employer, return to the affected Employer the excess of (1) the amount contributed over (2) the amount that would have been contributed had there been no mistake of fact. Earnings attributable to the excess contribution may not be returned to such Employer, but losses attributable thereto must reduce the amount to be so returned.

            (b) To the extent that the deduction under Code Section 404 for all or part of any Employer contribution is disallowed, the contribution (to the extent disallowed) shall be returned by the Trustee to the affected Employer within one (1) calendar year of the date of the disallowance upon the written request of the affected Employer. Earnings and losses thereon shall be treated in the same manner as provided under (a) above. The Committee shall adjust all Participant's Accounts to reflect only the deductible portion of the Employer contribution for the end of the year to which the returned contribution relates.

      Section 4.5 Elected Employer Contributions. Subject to the limitations of Sections , and , each Participant may elect in each Plan Year to reduce his current Considered Compensation or forego an increase in his Considered Compensation by an amount (determined as a specified percentage or whole dollar amount of such Considered Compensation or otherwise based on rules established by the Committee) and have his Employer contribute to the Trust on his behalf such amount (hereinafter referred to as the "Elected Employer Contribution"). A Participant's Elected Employer Contributions for a Plan Year shall not exceed ten percent (10%) (effective January 1, 1994, thirteen percent (13%)) of his Considered Compensation for that Plan Year. No Participant shall be permitted to have Elected Employer Contributions made on such Participant's behalf under this Plan during any taxable year of the Participant commencing in excess of the limitation imposed by Code Section 402(g) (as adjusted for each calendar year commencing after December 31, 1987 to take into account any cost-of-living adjustment provided for that year under Code Section 415(d) effective as of the first day of such calendar year). Elected Employer Contributions attributable to service performed in 1986 and described in Section 1105(c)(5) of the Tax Reform Act of 1986 shall not be counted against such limit. The Committee may prevent any such excess that would otherwise occur except for the foregoing limitations by setting a maximum dollar amount on all such Elected Employer Contributions to be made by such Employer for each electing Participant for such year. Any such excess Elected Employer Contributions made on behalf of any Participant shall be treated as if such excess were the result of the exceeding of the limitations of Section hereof. Except as otherwise permitted or required by uniform rule established by the Committee, such Elected Employer Contributions shall be effected by payroll deductions in accordance with procedures established from time to time by the electing Participant's Employer, and such election may be terminated prospectively at any time, but otherwise shall be subject to prospective change in each year only during the calendar months of January and July or at such other times as the Committee shall determine, subject to the limitations of Sections , and. All such Elected Employer Contributions so deducted by an Employer shall be paid over to the Trustee, as soon as practicable after each payroll period; provided that the total Elected Employer Contributions made by an Employer for a Plan Year shall be paid over to the Trustee no later than thirty (30) days after the end of such Plan Year. Unless otherwise specified, any reference to Employer contributions in other Sections of the Plan shall be a reference to contributions made by an Employer under Section hereof.

      Notwithstanding any other provision of this Section to the contrary, a Participant may prospectively change his election hereunder effective as of the next January 1 (or for Plan Years ending on or before December 31, 1994, effective as of the next January 1 or July 1) following the date such change is made, subject to the rules established by the Committee regarding the timing of such elections.

      Notwithstanding any other provision of this Plan to the contrary, effective January 1, 1996, a Participant may prospectively change his election hereunder once per calendar quarter and such change shall be effective as of the next payroll period (or, such later date if administratively necessary). Each Participant shall continue to be eligible to prospectively terminate his election hereunder at any time. However, effective September 15, 1996, no Participant who is also a Participant in the ABN AMRO Group Top Hat Benefit Plan as of the first day of the Plan Year may elect to change his or her salary deferral percentage (including changing his or her salary deferral percentage to zero percent); provided, that if such Participant receives a hardship distribution during such Plan Year, then no elective deferrals will be permitted for a period of 12 months following the date of the hardship withdrawal as required by Section 7.9 hereof.

      Notwithstanding the foregoing to the contrary, effective January 1, 1997 a Participant who is also a Participant in the ABN AMRO Group Top Hat Benefit Plan may change his Elected Employer Contribution rate only once per Plan Year (at a time and in a manner prescribed by the Committee); provided such change shall be effective as of the first payroll period (or as soon as administratively feasible thereafter) of the Plan Year that immediately follows the Plan Year in which the change was made.

Effective January 1, 1998, a Participant (other than a Participant who is also a participant in the ABN AMRO Group Top Hat Benefit Plan) may prospectively change his election hereunder at any time and such change in election shall be effective as of the next payroll period following (or as soon as administratively feasible thereafter) the change in election.

      Section 4.6 Limitation on Elected Employer Contributions.

            (a) For each Plan Year beginning after December 31, 1996, the annual allocation derived from Elected Employer Contributions to a Participant's Elected Employer Contribution Account shall satisfy one of the following tests:

                  (1) The Actual Deferral Percentage for all Highly Compensated
            Employees as a group for the Plan Year shall not be more than the Actual Deferral Percentage of all Nonhighly Compensated Employees as a group for the preceding Plan Year multiplied by 1.25;

                  (2) The excess of the Actual Deferral Percentage for all
            Highly Compensated Employees as a group for the Plan Year over the Actual Deferral Percentage of all Nonhighly Compensated Employees as a group for the preceding Plan Year shall not be more than two (or such lesser amount determined by regulations under the Code to prevent the multiple use of this limit for a Highly Compensated Employee) percentage points, and the Actual Deferral Percentage for all Highly Compensated Employees as a group for the Plan Year shall not be more than the Actual Deferral Percentage of all Nonhighly Compensated Employees as a group for the preceding Plan Year multiplied by two.

            For purposes of this Section , the term "Actual Deferral Percentage" as it applies to any specified group of Participants for a Plan Year, shall mean the average of the ratios (calculated separately for each Participant in such group and expressed as a percentage calculated to the nearest one-hundredth of one percent) of (i) the amount of

      Qualified Employer Contributions that the Plan Administrator elects to include in this Actual Deferral Percentage (as permitted by the Code and the regulations thereunder) and the amount of Elected Employer Contributions actually paid to the Trust on behalf of each such Participant for such Plan Year, to (ii) the Participant's Compensation for such Plan Year. Elected Employer Contributions on behalf of any Participant shall include: (i) any Elected Employer Contributions made pursuant to a Participant's deferral election (including Excess Contributions (as defined in this Section ) of Highly Compensated Employees) but excluding (a) Excess Contributions of a Non-highly Compensated Employee arising under this Plan or other plans of an Employer and (b) amounts taken into account under the Contribution Percentage test of Section (provided the test under this Section 4.6(a), is satisfied with and without the exclusion of such deferrals) and (ii) Qualified Employer Contributions as elected by the Plan Administrator. For the purposes of this paragraph, (i) if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement, and (ii) if a Highly Compensated Employee is a Participant under two (2) or more cash or deferred arrangements of the Employer or a Related Employer, all such cash or deferred arrangements shall be treated as one (1) cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Employee. For Plan Years beginning after December 31, 1989, plans may be aggregated under this paragraph (a) only if they have the same plan year.

            Notwithstanding the above, the determination (and treatment) of Elected Employer Contributions and the determination of the "Actual Deferral Percentage" of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. Any Elected Employer Contribution or amount treated as an Elected Employer Contribution made on behalf of a Highly Compensated Employee, as adjusted for gains and losses if any, not so meeting one of the tests mentioned in
      (1) and (2) above in this subsection 4.6(a) (after taking into account any added contributions made under paragraph (c) below to the extent permissible) (the "adjusted Excess Contribution") shall be dealt with in accordance with paragraph (b) below.

            The adjustment for gains and losses shall be equal to the income or loss allocable to a Participant's Elected Employer Contribution Account (and, if applicable, the Qualified Non-Elective Contribution Account or the Matching Account to the extent included in the Actual Deferral Percentage, or both) as determined under Section for the Plan Year multiplied by a fraction, the numerator of which is such Participant's Excess Contributions for the year and the denominator of which is the Participant's account balance attributable to Elected Employer Contributions (and Qualified Non-Elective Contributions or Matching Contributions, or both, to the extent such contributions are included in the Actual Deferral Percentage) without regard to any income or loss occurring during such Plan Year. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining the adjustment for income or loss under this subsection.

            (b) The following rules shall apply to adjusted Excess Contributions made on behalf of Highly Compensated Employees. The Committee may adjust either the Elected Employer Contribution or the Qualified Employer Contribution treated as an Elected Employer Contribution pursuant to the options set forth below:

                  (1) On or before the 15th day of the third month following the end of each Plan Year if practicable, but in no event later than the close of the following Plan Year, the Highly Compensated Employee having the largest elective deferral for the Plan Year shall have his portion of adjusted Excess Contributions distributed to him until one of the tests set forth in Section 4.6(a) is satisfied or until his actual deferral amount equals the actual deferral amount of the Highly Compensated Employee having the second highest actual deferral amount. This process shall continue until one of the tests set forth in Section 4.6(a) is satisfied.

            If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant's Elected Employer Contribution Account or the Participant's Excess Contribution (adjusted for such loss) for the Plan Year. Adjusted Excess Contributions shall be distributed from the Participant's Elected Employer Contribution Account and Qualified Employer Contribution Account (if applicable) in proportion to the Participant's Elected Employer Contributions (to the extent tested under this Section ) for the Plan Year.

                  (2) Within 30 days after the end of the Plan Year, a portion of the Employer's contribution under Section 4.1(a) shall be deemed a Qualified Employer Contribution for purposes of Section 4.6(a) and for vesting and withdrawal purposes. Such portion shall be equal to an amount necessary to satisfy one of the tests set forth in Section 4.6(a) and shall be reallocated to the Participant's Elected Employer Contribution Account. Such reallocation of the Employer's contribution shall be made on behalf of Nonhighly Compensated Employees.

                  (3) With respect to the distribution of adjusted Excess
            Contributions as provided above, such distribution shall be made (i) first from unmatched Elected Employer Contributions and, thereafter simultaneously from Elected Employer Contributions which are matched and Matching Contributions (to the extent included in the Actual Deferral Percentage) which relate to such Elected Employer Contributions. However, any such Matching Contributions which relate to distributed Elected Employer Contributions shall be forfeited in lieu of being distributed and (ii) second, from other Qualified Employer Contributions (to the extent included in the Actual Deferral Percentage) only to the extent that adjusted Excess Contributions exceed the balance in the Participant's Elected Employer Contribution Account attributable to Elected Employer Contributions and the balance in the

            Participant's Matching Contribution Account (to the extent included in the Actual Deferral Percentage) attributable to Matching Contributions.

                  (4) Any distribution of less than the entire amount of
            adjusted Excess Contributions shall be treated on a pro rata basis.

                  (5) For the purposes of making any distributions in accordance with this paragraph (b), the amount of any such distributions or recharacterizations shall be reduced by any Elected Employer Contributions previously distributed in accordance with paragraph
            (d) of this Section.

            (c) If no such adjustment is made by the Plan Administrator under
      Section 4.6(b)(1) or 4.6(b)(2) above or if such adjustment is not sufficient to satisfy one of the Section 4.6(a) tests, then within twelve
      (12) months after the end of the Plan Year, the Employer may make a contribution on behalf of Non-highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.6(a). Such contribution shall be deemed a Qualified Employer Contribution and allocated to the Participant's Elected Employer Contribution Account of each Non-highly Compensated Employee in the same proportion that each Non-highly Compensated Employee's Compensation for the year bears to the total Compensation of all Non-highly Compensated Employees for that year. Such contribution shall be fully vested and non-forfeitable at all times and shall also be subject to the distribution limitations of Code Section 401(k)(2)(B).

            (d) In the event that the dollar limitation provided for in Section is exceeded, the Plan Administrator shall direct the Trustee to distribute such excess amount and any income allocable to such amount (including both the income allocable to such excess amount during the Plan Year for which the excess Elected Employer Contribution was made and the income allocable for the period between the end of such Plan Year and the date of distribution), to the Participant not later than the first April 15th following the close of the Participant's taxable year. The adjustment for income or loss shall be equal to the income or loss allocable to a Participant's Elected Employer Contribution Account as determined under Section for the Plan Year multiplied by a fraction, the numerator of which is the Participant's excess Elected Employer Contributions for the year and the denominator of which is the Participant's account balance attributable to Elected Employer Contributions without regard to any income or loss occurring during such Plan Year. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining the adjustment for income or loss under this subsection. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the Participant's Elected Employer Contribution Account or the Participant's excess Elected Contribution (adjusted for such loss) for the Plan Year. Notwithstanding the foregoing, in the event that a Participant is also a participant in (1) another qualified cash or deferred arrangement (as defined in Code Section 401(k)), (2) a simplified employee pension (as defined in Code Section 408(k)), (3) a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D))
      (4) a deferred compensation plan under Code Section 457, or (5) a trust described in Code Section 501(c)(18), and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed the Code Section 402(g) limitation (or such amount adjusted annually as provided in Code Section 415(d) pursuant to regulations) for such Participant's taxable year, the Participant may, not later than March 1 next following the close of such taxable year, notify the Committee in writing of any such excess applicable to the Plan and request that his Elected Employer Contributions under this Plan be reduced by an amount specified by the Participant. Such amount shall, only upon such timely notice, then be distributed in the manner provided above in this paragraph (d).

            (e) Any Participant who ceases to be a member of an eligible class of Employees (as determined under Sections and ) shall no longer be permitted to make Elected Employer Contributions during the period that he is a member of an ineligible class.

      Section 4.7 Matching Employer Contributions. Subject to the limitations of
Section 4.8, 6.7 and 6.8, each Employer shall contribute to the Fund for each Plan Year on behalf of each Participant an amount equal to the lesser of (i) fifty percent (50%) of the amount of the Elected Employer Contributions made by the Employer on behalf of such Participant and forwarded to the Trustee for such pay period beginning after December 31, 1995, or (ii) two percent (2%) of such Participant's Considered Compensation for such pay period (herein referred to as the "Matching Contribution"); provided, however, that such Matching Contributions for such Plan Year shall be limited to the extent necessary to prevent the aggregate of such Matching Contributions and such Elected Employer Contributions from exceeding the maximum amount deductible under the Code by the Employer for such Plan Year.

      Section 4.8 Limitations on Matching Contributions.

            (a) For each Plan Year beginning after December 31, 1996, the "Contribution Percentage" for the Plan Year for the Highly Compensated Employee group shall not exceed the greater of:

                  (1) 125% of such percentage for the Non-highly Compensated
            Employee group for the preceding Plan Year; or

                  (2) the lesser of 200% of such percentage for the Non-highly
            Compensated Employee group for the preceding Plan Year, or such percentage for the Non-highly Compensated Employee group for the preceding Plan Year plus two percentage points. However, to prevent the multiple use of the alternative method described in this paragraph and Code Section 401(m)(9)(A), any Highly Compensated Employee eligible to make Elected Employer Contributions pursuant to Section or similar elective deferrals under any other cash or deferred arrangement maintained by any Employer or Related Employer and to make voluntary contributions or to receive Matching Contributions under this Plan or similar contributions or under any other plan maintained by any Employer or Related Employer shall have his actual contribution ratio reduced pursuant to Regulation 1.401(m)-2. The provisions of Code Section 401(m) and Regulations 1.401(m)-1(b) and 1.401(m)-2 are incorporated herein by reference.

            (b) For purposes of this Section , "Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Employee group and Non-highly Compensated Employee group, the average of the ratios (calculated separately for each Participant in each group) of:

                  (1) the sum of the Participant's Contribution Percentage
            Amounts; to

                  (2) the Participant's Compensation for such Plan Year.

            (c) For purposes of determining the "Contribution Percentage," the Plan Administrator may elect, pursuant to regulations, to take into account, with respect to Participants eligible to have Matching Contributions allocated to their accounts, elective deferrals (as defined in Code Section 402(g)(3)(A)) and qualified non-elective contributions (as defined in Code Section 401(m)(4)(C)) contributed to any plan maintained by any Employer. Such elective deferrals and qualified non-elective contributions shall be treated as Matching Contributions subject to Regulation 1.401(m)-1(b)(2) which is incorporated herein by reference. The Plan Year must be the same as the plan year of the plan to which the elective deferrals and the qualified non-elective contributions are made.

            For purposes of this Section , Contribution Percentage Amounts shall mean the sum of (i) Matching Contributions (excluding amounts taken into account under the Actual Deferral Percentage test of Section ) and (ii) Elected Employer Contributions and Qualified Employer Contributions elected by the Plan Administrator to be exclusively taken into account in determining the Contribution Percentage, contributed under the Plan on behalf of each such Participant for such Plan Year. The Plan Administrator may elect to include some or all of the Elected Employer Contributions in the Contribution

      Percentage Amounts provided that the Actual Deferral Percentage test of
      Section 4.6(a) is satisfied with and without the exclusion of such deferrals.

            (d) For purposes of this Section , if two or more plans of the Employer to which Matching Contributions or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section. In addition, if a Highly Compensated Employee participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by any Employer or Related Employer to which such contributions are made, all such contributions on behalf of such Highly Compensated Employee shall be aggregated for purposes of this Section. If the plans have different plan years, this paragraph shall be applied by treating all plans ending with or within the same calendar year as a single plan. For purposes of this Section , a Highly Compensated Employee and Non-highly Compensated Employee shall include any Employee eligible to have Matching Contributions allocated to his account for the Plan Year.

            (e) In the event that a Contribution Percentage for the Highly Compensated Employee group exceeds the Contribution Percentage for the Non-highly Compensated Employee group by more than the amount permissible under this Section , the Plan Administrator (on or before the fifteenth day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) shall (except to the extent not required as a result of contributions made under Section 4.8(i) direct the Trustee to distribute to the Highly Compensated Employee having the highest actual contribution amount his vested share of the amount of Excess Aggregate Contributions (and any income allocable to such vested contributions, including both the income allocable to such vested contributions during the Plan Year for which the excess contributions were made and the income allocable for the period between the end of such Plan Year and the date of distribution) or, if forfeitable, forfeit such non-vested "Excess Aggregate Contributions" attributable to Matching Contributions (and any income allocable to such non-vested contributions, including both the income allocable to such non-vested contributions during the Plan Year for which the excess contributions were made and the income allocable for the period between the end of such Plan Year and the date of distribution) until either one of the tests set forth in this Section is satisfied, or until his actual contribution amount equals the actual contribution amount of the Highly Compensated Employee having the second highest actual contribution amount. This process shall continue until one of the tests set forth in this Section is satisfied. The distribution of Excess Aggregate Contributions shall be made in the following order: (i) Matching Contributions distributed under Section 4.6(b)(3) and (ii) any remaining Matching Contributions. If there is a loss allocable to such excess amount, the distribution shall in no event be less than the lesser of the affected Participant's Matching Contribution Account or the Participant's Excess Aggregate Contribution (adjusted for such loss) for the Plan Year otherwise allocable to the credit of the affected Participant. Distributions under this Section of less than the entire amount of Excess Aggregate Contributions shall be treated on a pro rata basis. The adjustment for income or loss shall be equal to the income or loss allocable to a Participant's Matching Contributions Account, and, if applicable, the Participant's Qualified Non-Elective Contribution Account (exclusively taken into account in determining the Actual Contribution Percentage) as determined under Section for the Plan Year multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year. Income or loss allocable to the period between the end of the Plan Year and the date of distribution shall be disregarded in determining the adjustment for income or loss under this subsection. Notwithstanding the foregoing, if any Excess Aggregate Contribution is not fully vested, the non-vested portion may be forfeited to the extent permitted under Reg. Sec. 1.401(m)-1(e).

            (f) For purposes of this Section , "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                  (1) the aggregate Contribution Percentage Amounts taken into account under this Section actually made on behalf of the Highly Compensated Employee group for such Plan Year, over

                  (2) the maximum Contribution Percentage Amounts permitted
            under the limitations of this Section.

            (g) For purposes of this Section , the amount of Excess Aggregate Contributions attributable to a Highly Compensated Employee, with respect to any Plan Year, is the excess of:

                  (1) the aggregate Contribution Percentage Amounts actually made on behalf of such Highly Compensated Employee (determined prior to the application of this paragraph), over

                  (2) the amount determined by multiplying such Highly
            Compensated Employee's actual contribution ratio (determined after the application of this paragraph) by his Compensation for the Plan Year. The actual contribution ratio must be rounded to the nearest one-hundredth of one percent.

            (h) The determination of the amount of Excess Aggregate Contributions" with respect to any Plan Year shall be made after:

                  (1) first determining the excess deferrals pursuant to Section
            ,

                  (2) then determining the Excess Contributions pursuant to
            Section.

            (i) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Employer Contribution on behalf of Non-Highly Compensated

      Employees in an amount sufficient to satisfy one of the tests set forth in
      Section 4.8(a). Such contribution shall be allocated to the Elected Employer Contribution Account of each Non-Highly Compensated Employee in the same proportion that each Non-Highly Compensated Employee's Compensation for the year bears to the total Compensation of all Non-Highly Compensated Employees for that year. A separate accounting shall be maintained for the purpose of excluding such contributions from the "Actual Deferral Percentage" tests under Section. Such contributions shall be fully vested and nonforfeitable at all times and shall be subject to the distribution limitations of Section 7.4(c).

      Section 4.9 Contributions Deemed Conditioned on Deductibility. Any and all contributions of an Employer under this Plan shall be deemed to be conditioned upon deductibility under Code Section 404.

      Section 4.10 Multiple Use of the Alternative Limitation. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement subject to the Actual Deferral Percentage test and a plan subject to Actual Contribution Percentage test (both of which are maintained by the Employer or a Related Entity) and the sum of the Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees exceeds the Aggregate Limit, then the Actual Contribution Percentage of the Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced (beginning with the Highly Compensated Employee with the highest Actual Contribution Percentage) so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The Actual Deferral Percentage and Actual Contribution Percentage of the Highly Compensated Employees are determined after any corrections required to meet the Actual Deferral Percentage and Actual Contribution Percentage tests. Multiple use does not does not occur if either the Actual Deferral Percentage or Actual Contribution Percentage of the Highly Compensated Employees does not exceed 1.25 multiplied by the Actual Deferral Percentage and Actual Contribution Percentage of the Non-highly Compensated Employees. For purposes of this Section , the "Aggregate Limit" means the sum of (i) 125 percent of the greater of the Actual Deferral Percentage of the Non-Highly

Compensated Employees for the Plan Year or the Actual Contribution Percentage of the Non-Highly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the Plan Year of the cash or deferred arrangement and (ii) the lesser of 200% or two plus the lesser of such Actual Deferral Percentage or Actual Contribution Percentage. "Lesser" is substituted for "greater" in (i) above, and "greater" is substituted for "lesser" after "two plus the" in (ii) above if it would result in a larger Aggregate Limit.

      Section 4.11 Restoration. If an Employee forfeited all or a portion of his account balance under a Prior Plan (that was merged into the Plan) and it is determined that such forfeiture must be restored to such Participant's accounts hereunder, then such Participant's Employer shall contribute an amount necessary to restore such forfeiture.

                                   ARTICLE 5
                    CONTRIBUTIONS BY PARTICIPATING EMPLOYEES

      Section 5.1 Voluntary Contributions. Effective January 1, 1989, no voluntary contributions are permitted under the Plan. Any voluntary contributions made before that date and remaining in the Plan from time to time shall be held and accounted for pursuant to the provisions of this Article and other applicable Plan provisions.

      Section 5.2 Withdrawal of Contributions. A Participant may elect to withdraw any or all of the principal amount of voluntary contributions and earnings thereon or any or all of the accumulated deductible employee contributions (as defined under Code Section 72(o)(5)), but not in excess of the balance of such Participant's voluntary account (as determined on the accounting date coinciding with or immediately preceding the date of the Participant's election) at any time. For this purpose, any withdrawal under this Section shall be deemed to be made first from voluntary contributions made prior to January 1,1987 and then from voluntary contributions made on and after January 1, 1987 and the earnings on all voluntary contributions, whenever made, in the proportion of such remaining voluntary contributions and earnings.

      Section 5.3 Rollover of Funds From Previous Employer's Plan. An Employee who is in an eligible class of Employees, regardless of whether such Employee is a Participant, who receives from a trust of a previous employer's plan (which is part of a plan qualified under Code Section 401(a) and is exempt from tax under Code Section 501(a) ("qualified plan")) a lump sum distribution, as hereinafter defined, may, on or before the 60th day after the day on which he received the same, deposit (which shall include, effective January 1, 1993, a direct rollover by means of a trustee-to-trustee transfer requested by such Employee) part or all of the property received in such distribution (exclusive of any portion thereof which consists of after-tax employee contributions or accumulated deductible employee contributions) with this Plan and Trust upon and subject to the following terms, conditions and limitations:

            (a) Such property will be received only if all such property received by such Employee from such other employer's qualified plan was cash.

            (b) All cash so received shall be held in the name of the Trustee as trustee for the benefit of the Employee (and invested as designated by the Employee pursuant to the investment options available to Participants under the Plan) until such time as the Employee becomes a Participant, at which time the amount in said account shall be held and administered in accordance with terms of this Plan and Trust. The account in which any amount held by the Trustee under the Plan pursuant to the provisions of this Section is held shall be entitled a "Rollover Account." Any Rollover Account shall be separately accounted for and shall be fully vested and nonforfeitable at all times.

            (c) Each such Employee may designate a beneficiary or beneficiaries pursuant to Section at any time after making the deposit contemplated by this Section and in the event of his death prior to becoming a Participant, such Rollover Account shall be distributed to the person or persons entitled to receive it pursuant to Section.

            (d) In the event the employment of such Employee terminates otherwise than by reason of his death prior to the time he becomes a Participant, such Rollover Account shall be distributed to him in a lump sum at the time provided under Section.

            (e) Notwithstanding the foregoing, the Plan shall permit an eligible rollover as defined in Code Section 402(c)(4) to be made in a single cash payment from an individual retirement account as defined in Code Section 408(a); provided (i) that the individual retirement account was established as a result of an eligible rollover distribution from a qualified plan of a previous employer, (ii) no other contributions to such individual retirement account have ever been made and (iii) that the eligible rollover to the Plan is completed within 60 days after the date that the distribution from the qualified plan of the previous employer occurred.

            (f) Effective September 30, 1997, notwithstanding the foregoing provisions to the contrary, with respect to an Employee who is in an eligible class of Employees, the Plan shall permit, in addition to a rollover of cash, the rollover of the Employee's promissory note representing a participant loan under the ChiCorp Prior Plan in connection with the termination of the ChiCorp Prior Plan, provided that the distribution that is rolled over constitutes the entire account of the Employee under the ChiCorp Plan (excluding any portion which is not an eligible rollover distribution as defined Code Section 402(c)(4)). The rollover of such promissory note is contingent upon the execution by the affected Employee of any documentation (including any revised loan documentation provided such revised documentation does not cause the loan to violate Code Section 72(p)) that the Committee, or representative of the Committee, deems necessary or advisable.

      Section 5.4 Qualified Voluntary Employee Contributions. Effective January 1, 1989, no qualified voluntary employee contributions (as defined under former Code Section 219(e)(2)) shall be permitted under the Plan. Any qualified voluntary employee contributions made before that date and remaining in the Plan from time to time shall be held and accounted for pursuant to the provisions of this Article 5.

                                   ARTICLE 6
                                   ACCOUNTING

      Section 6.1 Participants' Accounts. The Committee shall establish and maintain a Regular Account for each Participant for the allocation of Employer contributions made under Section , a Matching Contribution Account for the allocation of Matching Contributions, and an Elected Employer Contribution Account for the allocation of Elected Employer Contributions. If a Participant had elected to make voluntary contributions in accordance with Section or qualified voluntary employee contributions in accordance with Section , the Committee shall also establish and maintain a Voluntary Account in his name. Accumulated deductible employee contributions (as defined under Section ) shall be separately accounted for. If an Employee elects to make a contribution in accordance with Section , the Committee shall also establish a Rollover Account in his name. The Committee may establish such other accounts as it deems appropriate from time to time for the proper administration of the Plan. Reference to a Participant's "accounts" or "Accounts" means all of his accounts established hereunder. The Committee shall make all credits, charges and other adjustments to a Participant's accounts provided for under the Plan and Trust.

      Section 6.2 Unallocated Suspense Account. A suspense account may be established to hold amounts unallocated to Participants' accounts as a result of the limitations of Section and/or.

      A Participant's Account shall be valued as frequently as the investment funds in which the Participant has invested his Account are valued. In determining the value of a Participant's Account, the accounting provisions used by such investment funds to determine the value of an account shall apply. Such valuation shall reflect the income, realized gain or loss, and unrealized gain or loss allocable to the Participant's investment of his Account since the last valuation date.

      Section 6.3 Adjustment to Reflect Changes in Adjusted Net Worth of Investment Funds. Effective July 1, 1994, a Participant's Account shall be valued as frequently as the Investment Funds in which the Participant has invested his Account are valued. For purposes of this Section 6.3, an "Investment Fund" shall mean any one of the investment options established pursuant to Article 9 available to Participants for the Participant-directed investment of their Accounts. In determining the value of a Participant's Account, the accounting provisions used by such Investment Funds to determine the value of an account shall apply. Such valuation shall reflect the contributions, distributions, income, realized gain or loss, and unrealized gain or loss allocable to the Participant's investment of his Account since the last valuation date.

      Section 6.4 Allocation of Employer's Contribution.

                  (a) Effective for Plan Years beginning on or after January 1,
            1997, as of each regular accounting date, the total contribution made by an Employer pursuant to Sections 4.1(a) and 4.2 for the Plan Year ending on that regular accounting date, shall be divided and credited to the Regular Accounts of the Full Participants employed by that Employer during the Plan Year who complete at least 1,000 Hours or Service in such Plan Year and who are employed on the last business day of the Plan Year by that Employer in the ratio that the Considered Compensation of each such Full Participant for each such Plan Year bears to total Considered Compensation of all such Full Participants for such Plan Year.

                  (b) In addition to the foregoing allocation, each Participant who is other than a Key Employee shall have allocated to his Regular Account the amount contributed with respect to him under Section 4.1(b).

                  (c) Elected Employer Contributions which each Participant
            elects to have his Employer make on his behalf shall be credited, as soon as administratively feasible following the payroll period to which such contributions relate, to the Elected Employer Contribution Account of such Participant.

                  (d) Matching Contributions made by an Employer to the Plan shall be credited, at the same time that contributions in paragraph
            (c) of this Section 6.4 are credited to the Matching Contribution Account of the Participant in relation to whose Elected Employer Contributions such Matching Contributions were made.

                  (e) Qualified Employer Contributions made by an Employer to the Plan during the period since the preceding accounting date shall be credited, as of the next applicable accounting date, to the Elected Employer Contribution Account (if such contributions are made pursuant to Section 4.6(c)) or Matching Contribution Account (if such contributions are made pursuant to Section 4.8(i)), as the case may be, of the Participant.

      Section 6.5 Allocation of Participants' Rollover Contributions. As of each accounting date, the rollover contribution of each Participant received and held by the Trustee during the period since the preceding accounting date shall, subject to Section , be credited to his Rollover Account.

      Section 6.6 Distributions. All distributions to or withdrawals by a Participant or his beneficiary shall be charged to his appropriate account prior to the adjustments required under Section.

      Section 6.7 Similar Plan Allocation Limitation. Notwithstanding anything herein to the contrary, the total Annual Additions hereunder to any Participant's Accounts in any Limitation Year shall not in the aggregate, after taking into account corresponding Annual Additions under any Related Plan, exceed an amount equal to the lesser of (a) $30,000 (as adjusted to take into account any cost-of-living adjustment under Code Section 415(d) for that year) or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for such Limitation Year pursuant to adjustments under Code Section 415(d), or (b) twenty-five percent (25%) of such Participant's Code Section 415 Compensation for the Limitation Year; provided that, paragraph (b) limits shall not apply to any contribution for medical benefits (within the meaning of Code Section 419A(f)(2)) after separation from service which is otherwise treated as an Annual Addition, or any amount otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2). If such Annual Additions exceed such limitation, the voluntary contributions made by the Participant for the Limitation Year which cause the excess shall be returned to the Participant, without interest or earnings thereon. If, after returning such voluntary contributions, an excess shall still exist, then such excess Elected Employer Contributions shall be distributed to the Participant to the extent that such distributions reduce the excess attributable to the Participant and these amounts shall be disregarded for purposes of Code Sections 402(g), 401(k)(3) and 401(m)(2).

      If after the return of voluntary contributions and Elected Employer Contributions, an excess amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant's Account will be placed in a suspense account and shall be allocated and reallocated in the next Limitation Year, and each succeeding Limitation Year if necessary to all Participants in the Plan before any Annual Additions are made for the Limitation Year. Employer Contributions to the Plan for the Limitation Year shall be reduced by the amount of the suspense account that is allocated and reallocated during such Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

      The provisions of this Section and Section are intended to satisfy Code
Section 415. If any provisions of these Sections conflict with Code Section 415, then Code Section 415 shall supersede such provisions. If provisions of these Sections do not address all matters relating to Code Section 415, the provisions of Code Section 415 and of the regulations thereunder shall apply. For purposes of this paragraph, the provisions of Code Section 415 are hereby incorporated herein by reference.

      Section 6.8 Dissimilar Plan Allocation Limitation. Notwithstanding any other provision of this Plan, the contributions of the Employers for any year shall be limited so that if a Participant is also covered under one or more qualified defined benefit plans, treated as a single plan of the Employer, the Annual Addition under this Plan shall not exceed an amount which, when expressed as a "defined contribution plan fraction" (as defined below) and added to a "defined benefit plan fraction" (as defined below) does not exceed one 1.0. For purposes of this limitation, the terms "defined contribution plan fraction" and "defined benefit plan fraction" shall be defined as follows:

            (a) the term "defined contribution plan fraction" means a fraction, the numerator of which is the sum of the total Annual Additions to the Participant's Accounts in this Plan and all Related Plans (whether or not terminated) of the Employers and Related Employers for all Limitation Years as of the end of the current Limitation Year (including all welfare benefit funds, individual medical accounts, and simplified employee pensions), and the denominator of which is the sum of the lesser of the following amounts determined for each of the Participant's Years of Service with the Employer and Related Employers (regardless of whether a defined contribution plan was maintained by the Employer or Related Employer):

                  (1) the product of 1.25 and the dollar limitation in effect for such Limitation Year under Code Section 415(c)(1)(A); provided that, for any Limitation Year in which the Plan is Top-Heavy, 1.0 shall be substituted for 1.25 above in the event that such plans do not meet the requirements of Code Section 416(h)(2) for the Plan Year ending within that Limitation Year; or

                  (2) the product of 1.4 and the amount which may be taken into account with respect to such Participant for such Limitation Year under Code Section 415(c)(1)(B).

                  For purposes of computing the numerator of the fractions
            described above, the sum of the Participant's Annual Additions for the Limitation Years which began before January 1, 1976 shall be considered only to the extend that the sum does not exceed the Participant's aggregate maximum Annual Additions for those Limitation Years. The amount taken into account in the denominator for all Limitation Years ending before January 1, 1983 shall be an amount equal to the product of the amount determined under Code
            Section 415(e)(3)(B) for each Participant for the Limitation Year ending in 1982, multiplied by a fraction, the numerator of which is the lesser of (i) $51,875 of (ii) 1.4 multiplied by twenty five percent (25%) of the Compensation of the Participant for the Limitation Year ending in 1981 and the denominator of which is the lesser of (i) $41,500 or (ii) twenty five percent (25%) of the Compensation of the Participant for the Limitation Year ending in 1981; provided, that for any Limitation Year in which the Plan is Top-Heavy $41,500 shall be substituted for $51,875.

                  If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (1) the excess of the sum of the fractions over 1.0 times (2) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                  The Annual Addition for any Limitation Year beginning before
            January 1, 1987, shall not be recomputed to treat all Employee contributions as Annual Additions.

                  (b) the term "defined benefit plan fraction" means a fraction, the numerator of which is the projected annual benefits of the Participant under all defined benefit plans (whether or not terminated) of the Employers and Related Employers as of the end of the current Limitation Year and the denominator of which is the lesser of the following amounts:

                        (1) the product of 1.25 and the dollar limitation in
                  effect for such Limitation Year under Code Section 415(b)(1)(A); provided that for any

                  Limitation Year in which the Plan is Top-heavy, 1.0 shall be substituted for 1.25 above in the event that such plans do not meet the requirements of Code Section 416(h)(2) for the Plan Year ending within such Limitation Year; or

                        (2) the product of 1.4 and the amount which may be taken
                  into account with respect to such Participant for such Limitation Year under Code Section 415(b)(1)(B).

      In the event the 1.0 rule is violated with respect to any Participant, reductions in benefits attributable to any Participant under any defined benefit plan will first be made. If any excess still remains, reductions will then be made in contributions to this Plan. Excess contributions shall be retained in accordance with Section. Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than one hundred twenty five percent (125%) of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

      Section 6.9 Date of Contributions. For the purposes of this Plan, the contributions made by or on behalf of an Employer for any Plan Year shall be considered to have been made as of the end of that Plan Year (unless otherwise specified herein) even though received by the Trustee at a later or an earlier date.

      Section 6.10 Statement of Participants' Accounts. As soon as practicable after each regular accounting date (or more often as the Committee determines), the Committee shall deliver to each Participant a statement reflecting the condition of his accounts as of that date. Except as may be required by law, no Participant other than a member of the Committee or a person performing administrative services with respect to the Plan shall have the right to inspect any records reflecting the accounts of any other Participant.

      Section 6.11 Correction of Errors. If after completing the adjustments under Section and the allocation of contributions and forfeitures pursuant to Section required for any accounting date, any error shall be discovered in the amounts credited or charged to an account of any particular Participant or Participants, the Committee shall correct such error in the particular account or accounts but shall not be required to re-compute or reallocate such adjustments or allocations, and may post the amount of such error or error to an income or expense account to be taken into consideration as a gain or loss in making adjustments and allocations as of the next accounting date.

                                   ARTICLE 7
                      VESTING AND DISTRIBUTION OF ACCOUNTS

      Section 7.1 Vesting of Accounts. The Accounts of Participants and all amounts received by the Trustee pursuant to Section hereof shall, subject to adjustment pursuant to Section hereof, at all times be fully vested and nonforfeitable.

      Section 7.2 Amount Available for Benefits. The amount available for distribution of benefits hereunder shall be the entire balance of the Participant's or Former Participant's Accounts, adjusted as of the accounting date coincident with, or immediately next following the occurrence of such event, less any withdrawals from his accounts after such accounting date.

      Section 7.3 Methods of Distribution of Benefits. Upon the death, retirement, resignation or dismissal of a Participant, other termination of employment of a Participant, or a distribution event that satisfies the requirements of Code Section 401(k)(10) with respect to a Participant, the amounts available for distribution determined in accordance with this Article 7 shall be distributed to the Participant, or after his death to his beneficiaries, in such one or more of the following ways as the Participant or his beneficiary, as the case may be, shall elect:

            (a) By payment in full in a single lump sum; or

            (b) By payment in annual or more frequent installments, except to the extent not permitted with respect to a Code Section 401(k)(10) distribution event. So long as an election described in Section 7.4(b)(4) is in effect, such installments shall be in substantially equal amounts over such period as the Participant may select with the share of each Participant's accounts in the increase (or decrease) in the net worth of the Trust Fund allocated to said account as of the end of each year shall be taken into account in determining the Participant's installment payment amounts for the next succeeding year; PROVIDED THAT, such installment period shall not extend beyond the date which falls at the end of the period which is equal to the Participant's life expectancy or the joint life and last survivor expectancy of the Participant and his beneficiary (as then determined in accordance with tables published under Regulations applicable to Code Section 72), if the Participant is living on the date of commencement of payments. If the Participant is deceased on the date of the commencement of payment, installment payments shall not extend beyond the life expectancy of the beneficiary. If such an election under Section 7.4(b)(4) is not in effect, the minimum payment that must be made in the year in which distributions must commence under Section 7.4 and in all years thereafter shall be an amount equal to the quotient obtained by dividing the Participant's entire benefit by the life expectancy of the Participant. Life expectancy shall not exceed the period computed by the use of the return multiples contained in Section 1.72-9 of the Regulations under the Code. For purposes of this computation, a beneficiary must be designated within the 90-day period prior to the date on which benefits are payable, and a Participant's life expectancy or that of a spouse beneficiary will, if the Participant or beneficiary (as applicable) elects, be recalculated annually. The life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must provide that the present value of the payments to be made to the Participant at the time of commencement thereof is not less than fifty-one percent (51%) of the present value of the total payments to be made to the Participant and his beneficiaries; provided however, that, the method of distribution must result in the amount being distributed being no less than that necessary to meet the incidental benefit requirement under Code
      Section 401(a) and the regulations thereunder including Regulation 1.401(a)(9)-2 under the Code, as now or hereafter in effect, except for distributions made in accordance with elections referred to in Section 7.4(b)(4), and distributions required pursuant to such incidental benefit requirement shall be treated as distributions required under this paragraph and Section 7.4.

            (c) By any combination of the foregoing, except to the extent not permitted with respect to a Code Section 401(k)(10) distribution event.

      At any time, and from time to time, prior to complete distribution, payment of installments may be accelerated, including but not limited to, the lump sum distribution of the Participant's remaining amount, upon the written request of the Participant (or, if the Participant has died, his Beneficiary). A former Participant who has elected to receive a distribution at any time prior to the initial distribution of benefits to him shall be entitled to withdraw without the consent of the Committee, all or part of his Voluntary Account exclusive of net earnings on his voluntary contributions. Any Participant, or former Participant, may direct the mode of payment of benefits to his beneficiary in the manner set forth in Section 7.12.

      Section 7.4 Time of Distribution of Benefits.

            (a) Subject to paragraph (b) below, distribution of a Participant's accounts will be made or commenced as soon as practicable after the determination under Section of the amount available for distribution to such Participant, provided that no accumulated deductible employee contributions of a Participant shall be distributed under this Section , other than as a result of the Participant's death or disability, if such Participant at the time of distribution has not yet attained the age of 59-1/2 years unless such distribution is in the form of a lump sum distribution as defined under Section 5.3(e).

            (b) All distributions shall be subject to the following rules:

                  (1) Any benefit payable to a Participant shall begin no later than the sixtieth (60th) day following the close of the Plan Year in which the last to occur of the following events takes place unless the Participant elects otherwise:

                        (i) The Participant's 65th birthday;

                        (ii) The termination of the Participant's employment
                  with the Employer; or

                        (iii) The ten (10) year anniversary of the date the
                  Participant initially qualified for participation in the Plan.

                  Notwithstanding the foregoing, the failure of a Participant and spouse to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this paragraph (b)(1) have elected to delay distribution.

                  (2) In no event may the distribution of a Participant's
            benefits payable under any provisions of this Plan, on or after the first day of the first Plan Year commencing after December 31, 1984, other than as a result of the Participant's death, occur or commence, as the case may require under Code Section 401(a)(9)(A), later than the first day of April following the calendar year in which the Participant attains the age of 70-1/2; PROVIDED THAT the benefits of a Participant who is not a 5% Owner and has not been a 5% Owner at any time during the 5-Plan Year period ending in the calendar year in which he attains age 70-1/2and who attains age 70-1/2 before January 1, 1988 need not so occur or commence until the first day of April following the calendar year in which the Participant terminates his employment with the Employers, if later; and provided further that, if a Participant who was not previously required to begin receiving benefits becomes a 5% Owner during a Plan Year which is subsequent to the Plan Year ending in the calendar year in which such Participant attains the age of 70-1/2, such Participant shall, only for the purpose of determining when benefit distributions are required to begin, be treated as having attained the age of 70-1/2 during the calendar year in which such subsequent Plan Year ends. Notwithstanding the foregoing to the contrary, any Participant (other than a 5% Owner) attaining age 70 1/2in 1996, 1997 or 1998 may elect by April 1st of the calendar year in which the Participant attained age 70 1/2(or by December 31, 1997 in the case of Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar in which the Participant retires. Notwithstanding the foregoing to the contrary, the preretirement age 70 1/2 distributions option for a Participant who is not a 5% owner and who reaches age 70 1/2 in 1999 or later is eliminated.

                  (3) Upon the death of a Participant, the following
            distribution provisions shall govern the latest date by which benefit payments must commence and the longest period over which such payments may continue with respect to benefits payable on or after the first day of the first Plan Year commencing after December 31, 1984:

                        (i) If the Participant dies after the distribution of
                  his or her benefits has commenced and the date on which distributions must be made or commence under paragraph (b)(2) above has passed, the remaining portion of such benefits will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                        (ii) If the Participant dies before the date on which
                  distribution of his or her benefits must be made or commence under paragraph (b)(2) above, the Participant's entire benefit will be distributed in a manner provided under Section 7.3; provided that such distribution is completed within 5 years after the Participant's death or such later date as set forth in Regulations under the Code. Notwithstanding the foregoing, such distribution need not be completed within said five (5) years or such later date under such regulations to the extent such benefits are distributed to a designated beneficiary over the life or a period not extending beyond the life expectancy of the designated beneficiary (as irrevocably elected by such beneficiary) and such distributions commence in accordance with (A) or (B) below (by which time such irrevocable election must have been made):

                              (A) if such designated beneficiary is not the
                        Participant's surviving spouse, distributions must commence no later than on (1) year after the Participant's death or such later date as set forth in regulations under the Code;

                              (B) if the designated beneficiary is the
                        Participant's surviving spouse, distributions must commence by the later of the date in paragraph
                        (b)(3)(ii)(A) above or the date on which the Participant would have attained age 70-1/2 or such later date as set forth in regulations under the Code.

                  For purposes of this subparagraph (b)(3)(ii), life expectancy shall not exceed the period computed by the use of the return multiples specified in Section 1.72-9 of the Regulations under the Code. For purposes of this calculation, a beneficiary must be designated within the 90 day period before the date on which payments are to commence and, upon the election by the spouse beneficiary, the life expectancy of a surviving spouse who is a designated beneficiary shall be recalculated annually; however, in the case of any other designated beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation. The above election shall be made by a beneficiary no later than the earlier of
                  (I) December 31st of the calendar year in which distribution would be required to commence in order to satisfy the requirement for the exception to the five year rule in Code
                  Section 401(a)(9)(B)(iii) and (iv) or (II) December 31st of the calendar year which contains the fifth (5th) anniversary of the date of death of the Employee. A beneficiary shall be deemed to have made the irrevocable election described in paragraph (b)(3)(ii) above if benefits commence pursuant to a method applicable to such election.

                        (iii) If such surviving spouse dies before payments are
                  made or must commence to such spouse under paragraph
                  (b)(3)(ii)(B) above, subsequent distributions shall be made as if such surviving spouse had been the Participant, with all of the distribution rules relevant to such a distribution under this paragraph (b)(3) being applicable, except that paragraph
                  (b)(3)(ii)(B) shall not then apply.

                        (iv) If such surviving spouse dies after such payments
                  have begun or must commence under paragraph (b)(3)(ii)(B) above, subsequent distributions will continue to be made at least as rapidly as under the method of distribution being used immediately prior to such surviving spouse's death.

                        (v) For purposes of this paragraph (b)(3), any amount
                  paid to a child of the Participant will be treated as if it had been paid to the surviving spouse of such Participant if the amount becomes payable to such surviving spouse when such child reaches the age of majority or as the result of any other designated event permitted under regulations under the Code.

                  (4) Paragraphs (b)(2) and (b)(3) shall not apply to a
            Participant or such Participant's beneficiary, in the event that a proper and timely election has been made by such Participant in accordance with Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982 (as in effect prior to the enactment of the Deficit Reduction Act of 1984) so long as such election is in effect.

            (c) No amounts held in a Participant's Elected Employer Contribution Account or Qualified Employer Contributions and Matching Contributions treated as Elected Employer Contributions shall be distributable prior to the earlier of:

                  (1) his termination of employment, permanent and total
            disability, or death;

                  (2) his attainment of age 59-1/2;

                  (3) termination of the Plan without establishing, within 12 months of such termination and benefit distribution, or designating an existing plan as a successor plan by any Employer or Related Employer; for this purpose the term "successor plan" shall mean another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7));

                  (4) the date of the sale by an Employer to an entity that is not a Related Employer of substantially all of its assets (within the meaning of Code Section 409(d)(2)) with respect to a Participant who continues employment with the corporation acquiring such assets;

                  (5) the date of the sale by an Employer or a Related Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not a Related Employer with respect to a Participant who continues employment with such subsidiary; or

                  (6) proven hardship; such distribution shall be subject to
            Section.

            (d) If a Participant's regularly scheduled date of distribution occurs prior to the date of his death or attainment of his Normal Retirement Date, distribution of benefits due hereunder shall be delayed until the later of (1) normal retirement age, or (2) the date the Participant attains age 62, unless the Participant elects and, if applicable, the Participant's spouse, if any, consents to an earlier distribution date permitted under the Plan and such spousal consent acknowledges the effect of such consent and is witnessed by a Plan representative or notary public; provided that no such election and consent shall be required and such an earlier distribution shall be made on the regularly scheduled date of distribution in the event that the present value of such distributable benefits does not exceed, effective January 1, 1998, $5,000 and benefit payments have not commenced. Elections and consents to be valid must be in writing and given not less than 30 nor more than 90 days before commencement of distribution and such spousal consents shall be irrevocable. The rules regarding spousal consents under Section shall also apply. If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the Participant, after receiving the notice, affirmatively elects a distribution.

      If a distribution is subject to Code Sections 401(a)(11) or 417, a Participant after having received the written explanation a qualified joint and survivor annuity ("QJSA") elects a form of distribution and the Participant's spouse consents to that form of distribution, if necessary, the annuity starting date may be less than 30 days after the written explanation if:

            (I) the Plan Administrator clearly informs the Participant that the Participant has at least 30 days to consider whether to waive the QJSA and consent to a form of distribution other than the QSJA,

            (II) the Participant is permitted to revoke an affirmative distribution election at least until the annuity starting date, or if later, the expiration of the 7 day period beginning on the day after the notice of QJSA was provided to the Participant,

            (III) the annuity starting date is after the date that the explanation of QJSA is provided to the Participant (except as otherwise provided by Code Section 417(a)(7) for Plan Years beginning after December 31, 1996), and

            (IV) distribution does not commence prior to the expiration of the 7 day period described in II above.

            (e) Nothing in this Plan shall prevent the use of a Participant's benefits (regardless of amount) to repay loans made or renegotiated hereunder after August 18, 1985 for which such benefits were held as security.

      Section 7.5 Distributions to Persons Under Disability. If and whenever any distributions are to be made hereunder to any person under legal or other disability and whom the Committee finds is unable properly to administer such amounts, then such distributions shall be made for the benefit of such person in such of the following ways as the Committee deems best: (i) directly to such person; (ii) to the legally appointed guardian or conservator of such person;
(iii) to some near relative or friend to be expended for the benefit of such person with or without liability to account to the Committee or the Trustee; or
(iv) by the Trustee using such amounts directly for the benefit of such person as the Committee by general or specific instructions may direct. Every such distribution shall be deemed a distribution or payment for the account of such person, and shall be a complete discharge of any liability of the Plan and the Committee and the Trustee therefor.

      Section 7.6 Re-Employment. If a Participant receiving or entitled to receive benefits under the Plan is reemployed by an Employer on a full-time basis (as determined by the Committee) in the performance of ERISA Section 203(a)(3)(B) service (as defined under regulations duly promulgated under ERISA), that Employer shall notify the Committee and the Trustee of such re-employment within ten (10) days following the date thereof. Upon receipt of notice of reemployment, the Trustee shall cease making disbursements of undistributed benefits under this Plan and Trust to such reemployed former Participant so long as he continues to be so employed. During the reemployment period, the Participant shall again participate in the Plan provided he otherwise meets the requirements for eligibility to so participate. On the Participant's subsequent termination of such employment the amount of his benefit shall be redetermined in accordance with the provisions of the Plan as then in effect. Notwithstanding the foregoing, in no event shall the vested percentage of the Participant's Accounts payable to such Participant on a subsequent termination of employment be in the percentage that is less than the percentage that he was receiving, or entitled to receive, as of the date next preceding his date of reemployment by that Employer. Furthermore, under no circumstances shall benefits paid or accrued for an Employee who is so reemployed exceed the benefits to which such Employee would have been entitled under the Plan had such Employee not previously terminated his employment with an Employer. In all events, any such suspension of benefits permitted under this
Section 7.6 shall be accomplished under the Plan in conformity with the requirements set forth in Department of Labor Regulation Section 2530.203-3, as such is now or hereafter in effect or any successor thereto, and pursuant to procedures established by the Plan Administrator in accordance with such Regulation. Nothing herein shall be deemed to affect the right of any re-employed former Participant to make withdrawals of his voluntary contributions as permitted under Article.

      Section 7.7 Notices to Participants and Beneficiaries, and Distribution of Unclaimed Amounts. Each Participant, including beneficiaries of a deceased Participant, shall file with the Committee from time to time in writing his post office address and each change of post office address; and any communication, statement, or notice by the Committee or the Trustee addressed to a Participant or beneficiary at his last post office address filed with the Committee (or if no such address is filed with the Committee, then at his last post office address as shown on the records of the Employer), shall be deemed given when mailed by first class mail and shall be binding on the Participant and his beneficiary for all purposes of the Plan. Neither the Committee nor the Trustee shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary. If the Committee notifies any Participant or beneficiary of a deceased Participant that he is entitled to a distribution and also notifies him of the following provision of this Section , and such Participant or beneficiary fails to claim the balance of any account or make his whereabouts known to the Committee within three years thereafter, the balance of the accounts of such Participant or beneficiary shall be disposed of as follows:

            (a) if the whereabouts of such Participant's beneficiary is known to the Committee, distribution shall be made to such beneficiary;

            (b) if the whereabouts of such Participant and his beneficiary then is unknown to the Committee, but the whereabouts of one or more of the next of kin or surviving spouse of such Participant is known to the Committee, the Committee may cause distribution of the balance of such Participant's accounts to be made to any one or more or all of such next of kin and surviving spouse and in such proportions as the Committee determines; and

            (c) if the Committee then does not know the whereabouts of such Participant, his surviving spouse, any of his next of kin or his beneficiary, the balance of the accounts of such Participant or beneficiary thereupon shall be reduced to zero and the amount of such reduction will be escheated under the applicable law of the State of Illinois.

      Section 7.8 Withholding of Taxes. The Trustee may withhold or require the withholding from any distribution pursuant to the Plan, such sum as the Trustee may reasonably estimate as necessary to cover any taxes for which the Trustee may be liable or required to withhold, which are or may be assessed with regard to such distribution, and may pay such taxes from the sums so withheld. Upon discharge or settlement of obligations with respect to such taxes, the balance, if any, of such sum so withheld in an account of a Participant shall be distributed to the distributee from whose distribution it was withheld or, if such distributee is then deceased, as provided in Section. Prior to the making of any distribution hereunder, the Trustee may require such releases or other documents from any taxing authority, or may require such indemnity and surety bond, as the Trustee shall reasonably deem necessary or advisable for its protection.

      Section 7.9 Withdrawals by Participants.

            (a) AGE RELATED RULES.

                  (1) Upon the application of any Participant who is fifty-nine and one-half (59-1/2) years of age or older, the Committee, on forms and subject to rules established from time to time by the Committee and applied on a uniform, non-discriminatory basis, may direct the Trustee to permit such Participant to withdraw all or any portion of his Accounts, but not in excess of the balance of the applicable Accounts as adjusted on the accounting date coincident with or next preceding the receipt and approval of such application for withdrawal, at any time.

            Notwithstanding any provisions of the Plan to the contrary, no provision in this Plan shall be construed in a manner that limits the ability of a non-salaried Employee from making in-service, age-related withdrawals under the Plan.

                  (2) Any withdrawal by a Participant which is permitted under the provisions of this Section due to the age of such Participant shall be directed by the Committee only upon satisfactory evidence of such age, as determined by the Committee, being presented by such Participant to the Committee concurrently with his written application.

                  (3) Notwithstanding any of the foregoing provisions of this
            Section , if a Participant's Account has amounts which pursuant to Code Section 401(a)(11) are subject to the joint and survivor annuity or pre-retirement survivor annuity requirements, any such withdrawal must be consented to in writing by the Participant's spouse, if any, within the ninety (90) day period prior to the date of withdrawal, absent which such withdrawal application shall not be granted. Such consent shall be irrevocable with respect to the withdrawal application in connection with which it was given. Such spouse's consent must acknowledge the effect of such withdrawal and be notarized or witnessed by a Plan representative. Such consent with respect to a certain spouse shall not be required if it is established to the satisfaction of the Committee that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by regulations under the code. The Committee may rely in good faith upon a spousal consent which is valid on its face, or upon the certification by the Participant that such consent cannot be obtained for one of the reasons provided above, without liability to any spouse. Such a withdrawal application made by the Participant, whether or not required to be consented to by his spouse, may be revoked by the Participant in writing without the consent of the spouse at any time prior to the date of withdrawal. Any new withdrawal application must comply with the requirements of this paragraph. A former spouse's consent shall not be binding on a new spouse. Any such consent shall be on forms provided by the Committee.

            (b) HARDSHIP WITHDRAWAL RULES.

                  Effective January 1, 1997, hardship withdrawals under the Plan are not permitted.

            (c) FREQUENCY OF WITHDRAWALS. Effective July 1, 1994, there is no limitation on the frequency that withdrawals may be made, however, all other conditions, restrictions or limitations on particular withdrawals remain in effect. Withdrawals which satisfy the criteria under the Plan relating to such withdrawals are deducted from a Participant's Accounts (to the extent available and applicable).

            Withdrawals are deducted on a pro-rata basis from each investment fund.

      Section 7.10 Cash-Outs. Notwithstanding any of the foregoing provisions of this Article 7 dealing with the various forms of benefit payment, the Committee shall make a lump sum payment in full settlement of the Participant's benefit under the Plan if the total vested benefit on the date of distribution is not more than $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998); provided, if the Participant's vested benefit exceeded $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998) at the time of a distribution of the Participant's vested benefit, then for purposes of this cash out provision the Participant's vested benefit at any subsequent time shall be deemed to exceed $5,000 ($3,500 for Plan Years beginning prior to January 1, 1998). For purposes of this Section 7.10, if the value of the Participant's Account balance is zero, the Participant shall be deemed to have received a distribution of such Account balance. Such a lump sum payment shall satisfy the liability of the Employers, Committee and Trustee in full such that if the Participant were to be subsequently reemployed by an Employer, he would be treated, for purposes of determining his Years of Service, as a new Employee. For years beginning after December 31, 1984, no such distribution may be made after the payment of benefits has commenced unless the Participant (and, the Participant's spouse if the payments are being made in the form of an annuity or the Participant's surviving spouse if the Participant has died) consent(s) in writing to such distribution.

      Section 7.11 Alternate Payees. All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under, and otherwise generally to the provisions of, a "qualified domestic relations order" as those terms are defined in Code Section 414(p). To the extent that the Plan treats a former spouse of a Participant as the spouse of such Participant for purposes of Code Sections 401(a)(11) and 417 pursuant to a qualified domestic relations order, the actual spouse of such Participant shall not be treated as the spouse of such Participant for such purposes. The Plan shall not be treated as failing to meet its distribution restrictions which are included pursuant to Code Sections 401(a) or (k) solely by reason of payments to an alternate payee pursuant to a qualified domestic relations order. Solely for purposes of distributing benefits to an alternate payee pursuant to a qualified domestic relations order, the earliest retirement date of a Participant against whom such order is enforceable shall be the date that such order is determined to be qualified.

      If an alternate payee is awarded all or a portion of a Participant's vested Accrued Benefit pursuant to an order which is determined to be a qualified domestic relations order, then, as of the valuation date next succeeding the date that the order is determined to be qualified domestic relations order (the "Allocation Date"), the amount awarded to the alternate payee shall be administered in accordance with the terms of the Plan and, unless provided otherwise in the qualified domestic relations order, shall (i) be taken proportionately from the assets of each investment fund (based on the ratio of the Participant's fund balance to his total fund balances) and (ii) be taken from the separate accounts of the Participant as determined pursuant to procedures adopted from time to time by the Plan Administrator in its sole discretion and shall be allocated to and held in a separate account under the Plan in the name of the alternate payee. If after being notified that the order is a qualified domestic relations order, the alternate payee does not properly request a distribution of the entire award prior to the Allocation Date (or, if the Alternative Payee is notified of such determination after the Allocation Date), then the portion of the award which is not subject to such a distribution request shall, as of the Allocation Date (if administratively feasible), be invested in the investment fund in which contributions of Participants who have failed to make their contribution investment elections are invested until such time as the alternate payee makes a valid account investment election. An alternate payee shall be entitled to make an account investment election in the same manner as a Participant or beneficiary under the Plan beginning with the January 1st or July 1st next succeeding the Allocation Date or effective July 1, 1994, as soon as administratively feasible following the Allocation Date. The separate account shall be credited with any income, earnings, and other appreciation, as well as losses and depreciation, attributable to the assets of such account. An alternate payee may not select a joint and survivor annuity form of payment based on the life of the alternate payee and the life of the alternate payee's subsequent spouse.

      The portion of any account which has been awarded to an alternate payee under a domestic relations order shall not be distributed, withdrawn, borrowed or transferred during the period in which the qualified status of the order is being determined and if necessary, such amounts shall be segregated, as required by Code Section 414(p)(7), pursuant to procedures adopted from time to time in the discretion of the Committee and/or the Plan Administrator.

      Section 7.12 Designation of Beneficiary. Each Participant, former Participant and alternate payee may designate (on forms provided by, and filed with, the Committee) the beneficiary or beneficiaries of any benefits hereunder upon his or her death, and may in such designation direct the mode of payment of such benefits by electing one or more of the methods of distribution set forth in Section 7.3 hereof (subject to the limitations set forth in Section above), and may similarly change such beneficiary designations or mode of payment from time to time, or, by written notice to the Committee, may revoke the same; PROVIDED THAT, the surviving spouse of the Participant shall be such beneficiary (and the Participant shall be deemed to have designated such surviving spouse as sole beneficiary for purposes of the Plan) unless the Participant has designated someone other than or in addition to such surviving spouse and such surviving spouse has irrevocably consented in writing to such designation, as hereinafter provided. Such surviving spouse's consent must acknowledge the effect of such designation and be notarized or witnessed by a Plan representative. Such consent shall not be required if it is established to the satisfaction of the Committee that the consent cannot be obtained because there is no spouse, the spouse cannot be located, or under the circumstances applicable law does not require such consent. The Committee may rely in good faith upon a spousal consent which is valid on its face. Such a designation made by the Participant, whether or not required to be consented to by the surviving spouse, may be revoked by the Participant in writing without the consent of the spouse at any time prior to such Participant's death. Any new designation must comply with the requirements of this paragraph. A former spouse's consent shall not be binding on a new spouse.

      Except as may result from application of the provisions of Section , beneficiaries shall not be entitled to participate in the contributions of the Employers or forfeitures. Any death benefits payable hereunder, to the extent not disposed of by a valid beneficiary designation on file with the Committee, shall be distributed by the Trustee:

            (a) to the surviving spouse of the deceased Participant, or

            (b) if there is no such surviving spouse, then to the descendants of the Participant per stirpes; or

            (c) if there is no surviving spouse or descendant of the deceased Participant, then to the estate of the deceased Participant.

      Section 7.13 1989 Merged Plans' Special Rules. Any amounts attributable to accounts held under the Bank of Lisle Employees' Salary Savings Plan (the "Lisle Plan") or the Bank of Westmont Profit Sharing Plan (the "Westmont Plan") which become assets of the Trust as a result of the merger of such other plans into this Plan shall be fully vested and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section ("1989 Merged Amounts"), generally shall be distributed or withdrawn at such times and in such form and manner as otherwise provided under the Plan except that the following additional provisions, (even if inconsistent with other provisions of this Plan) shall apply to the 1989 Merged Amounts:

            (a) In the case of Participants who are former participants in the Westmont Plan, any such Participant may elect to postpone the distribution of his 1989 Merged Amount to the later of his Normal Retirement Date or date of termination of employment, subject to the mandatory distribution provisions applicable under Section ;

            (b) In the case of Participants who are former participants in the Lisle Plan:

                  (1) any such Participant may elect to postpone distribution of his 1989 Merged Amount to a later date subject to the mandatory distribution provisions applicable under Section ;

                  (2) any such Participant's 1989 Merged Amount (including the income, gains and losses, whether realized or unrealized, attributable thereto) shall be distributed to the Participant or his beneficiary, as the case may be, under the following rules:

                        (i) in the case of a Participant (other than a deceased
                  Participant) who is married on the date on which his benefits are to commence hereunder, such Participant's 1989 Merged Amount from his Rollover Account shall be payable in the form of a Joint and Survivor Annuity which shall be an annuity payable for such Participant's life and thereafter for the life of his spouse, provided, that such Annuity shall provide for payment of fifty percent (50%) of the initial monthly benefit to the Participant's spouse; and provided, further, that a Participant may elect not to have his benefit payable in the form of a Joint and Survivor Annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Plan Administrator and filed with the Plan Administrator within ninety (90) days prior to the date on which such Annuity is payable.

                  Any such election must be consented to in writing by the Participant's spouse within such ninety (90) day period to be effective and must designate a beneficiary and form of benefits which may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), which consent shall be irrevocable with respect to the election in connection with which it was given. Such spouse's consent must acknowledge the effect of such election and be notarized or witnessed by a Plan representative. Such consent with respect to a certain spouse shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by regulations under the Code. The Plan Administrator may rely in good faith upon a spousal consent which is valid on its face, or upon the certification by the Participant that such consent cannot be obtained for one of the reasons provided above, without liability to any spouse. Such an election made by the Participant, whether or not required to be consented to by his spouse, may be revoked by the Participant in writing without the consent of the spouse at any time during said ninety (90) day period. Any new election must comply with the requirements of this paragraph. A former spouse's consent shall not be binding on a new spouse. Within a reasonable period of time (i.e., no less than thirty (30) and no more than ninety (90) days) prior to the date on which a Participant's annuity is to commence hereunder the Plan Administrator shall furnish such Participant with a general written explanation of (A) the terms and conditions of the Joint and Survivor Annuity,

                  (B) the Participant's right to make, and the effect of an election to waive, the Joint and Survivor Annuity, (C) the right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity, and (D) the right of the Participant to revoke such election, and the effect of such revocation.

                        (ii) In the case of a Participant to whom paragraph (i)
                  does not apply, solely because the Participant is not married on the date on which his benefits are to commence hereunder, such Participant's 1989 Merged Amount shall be payable in the form of a single life annuity to the Participant for such Participant's lifetime (i.e. substantially equal annual or more frequent installments over such life) with no further payments being made after the death of the Participant; provided that such Participant may elect not to have his 1989 Merged Amount payable in the form of a single life annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Plan Administrator and filed with the Plan Administrator not less than ninety (90) days prior to the date on which such annuity is payable.

                        (iii) unless otherwise elected as provided below, a
                  Participant with a vested benefit under the Plan who dies before his benefits are to commence hereunder and who has a surviving spouse shall have a portion of his 1989 Merged Amount equal to fifty percent (50%) of the Participant's 1989 Merged Amount as of the Participant's date of death (without regard to reductions due to otherwise permissible Plan loans where Account(s) are used as security and without regard to vesting due to the Participant's death) paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity which shall be an annuity payable to the Participant's surviving spouse for the life of such surviving spouse. Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period and shall require the spouse's consent in the same manner provided for the spouse's consent to a Participant's election to waive the Joint and Survivor Annuity form of benefit, with such consent also being irrevocable as provided above. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event such Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service. With regard to the election, the Plan Administrator shall provide each Participant a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required for Joint and Survivor Annuities. Such notice shall be given to a Participant within whichever one of the following periods ends last (and consistent with regulations):

                              (A) The period beginning on the first day of the
                        Plan Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                              (B) A reasonable period after the individual
                        becomes a Participant;

                              (C) A reasonable period ending after the survivor
                        benefit applicable to the Participant is no longer fully subsidized (as defined in Code Section 417(a)(5));

                              (D) A reasonable period ending after the survivor
                        benefit provisions of Code Section 401(a)(11) become applicable to the Participant; or

                              (E) A reasonable period after separation from
                        service in the case of a Participant who so separates before attaining age thirty-five (35).

                  The surviving spouse may, in accordance with Article , elect an alternative form of distribution provided under such Article. The remaining portion of the Participant's 1989 Merged Amount will be distributed in accordance with Section 7.3 by payment in the form of a single life annuity to the Participant or beneficiary, as the case may be, for such Participant's or beneficiary's lifetime as elected by the Participant or beneficiary, as the case may be (i.e. substantially equal annual or more frequent installments over such life) with no further payments being made after the death of the Participant or beneficiary. A Pre-Retirement Survivor Annuity shall be treated as attributable to voluntary contributions in the same proportion which the voluntary contributions are to the total benefit of the Participant.

            (c) Any such Participant who elects pursuant to paragraph 7.13(b)(2) not to have his 1989 Merged Amount payable in the form of a Joint and Survivor Annuity, shall be entitled to receive the distribution of his 1989 Merged Amount in cash or in kind.

      In addition, any such special provisions as are required in order to comply with the provisions of Code Section 411(d)(6) shall apply to the 1989 Merged Amounts of former participants of the Westmont Plan and the Lisle Plan.

      Section 7.14 AMRO Prior Plan's Special Rules. Any amounts attributable to accounts held under the AMRO Prior Plan which become assets of the Trust as a result of the merger of the AMRO Prior Plan into this Plan shall be fully vested and treated and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section ("AMRO Merged Amounts"), except that, the following provisions (even if inconsistent with other provisions of the Plan) shall apply to any Participant who is a former participant in the AMRO Prior Plan with respect to the AMRO Merged Amounts:

            (a) the AMRO Merged Amounts will be distributed to any such Participant in the form and subject to the same conditions as are set forth in Section 7.13(b)(2) with respect to the 1989 Merged Amount of any former participant in the Lisle Plan. However, a former participant in the AMRO Prior Plan, with proper spousal consent if required, may elect, in lieu of the distribution of his AMRO Merged Amount in a form provided under Section 7.13(b)(2) pursuant to uniform rules established by the Plan Administrator to have his AMRO Merged Amount distributed in any one of the following forms:

                  (1) a single life annuity with a period certain of 5 or 15 years or with an installment refund feature;

                  (2) a joint and survivor annuity with a survivorship
            percentage of fifty percent (50%) or one hundred percent (100%) and an installment refund feature;

                  (3) a fixed period annuity of no less than 5 years and no
            greater than the joint and survivor life expectancy of the Participant and his beneficiary;

                  (4) annual or more frequent installments with such installment period not to extend beyond
            the date which falls at the end of the period which is equal to the Participant's life expectancy or the joint life and last survivor expectancy of the Participant and his beneficiary (as then determined in accordance with tables published under Regulations applicable to Code Section 72), and with distribution to be made to the Participant's beneficiaries after his death in a lump sum. The minimum payment that must be made in the year in which distributions must commence under Section and in all years thereafter shall be an amount equal to the quotient obtained by dividing the Participant's entire benefit by the life expectancy of the Participant. Joint and survivor life expectancy can only be used in the event that the beneficiary is the Participant's spouse; or

                  (5) in a manner permitted under Section 7.3.

            The rules applicable under Section 7.3 in determining life expectancy, minimum distributions, and other related matters shall apply for purposes of this Section.

            (b) In addition, any such special provisions as are required in order to comply with the provisions of Code Section 411(d)(6) shall apply to the AMRO Merged Amounts of former participants of the AMRO Prior Plan.

      Section 7.15 EAB Prior Plan Special Rules. Any amounts attributable to accounts held under an EAB Prior Plan which become assets of the Trust as a result of the merger of the EAB Prior Plan into this Plan shall be fully vested and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section ("EAB Merged Amounts"), generally shall be distributed and withdrawn at such times and in such manner as otherwise provided in the Plan, except that, the following provisions (even if inconsistent with other provisions of the Plan), subject to the provisions of applicable law, shall apply to any Participant who is a former participant in the EAB Prior Plan with respect to the EAB Merged Amounts:

            (a) The portions of a Participant's EAB Merged Amount which represent the Participant's matching account balance and rollover account balance under the EAB Prior Plan are subject to special withdrawal rules. A Participant may elect to withdraw any or all of such matching account balance and/or rollover account balance attributable to the EAB Prior Plan, but not in excess of his available balance in such accounts (as determined on the accounting date coinciding with or immediately preceding the date of the Participant's election), subject to the frequency of withdrawal limitation of Section 7.9(c); and

            (b) Any such Participant upon Retirement (other than Disability Retirement) may elect to postpone the distribution of his EAB Merged Amount to a date not later than one year after his date of Retirement, subject to the mandatory distribution provisions applicable under Section
      .

      Section 7.16 Talman Prior Plan Special Rules. Any amounts attributable to accounts held under a Talman Prior Plan which become assets of the Trust as a result of the merger of the Talman Prior Plan into this Plan shall be fully vested and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section ("Talman Merged Amounts"), generally shall be described and withdrawn at such time and in such form and manner as otherwise provided in the Plan, except that, subject to the frequency of withdrawal limitation of Section 7.9(c) (even if inconsistent with other provisions of the Plan) and the provisions of applicable law, the portions of a Participant's Talman Merged Amounts which represent voluntary after-tax contributions and earnings thereon in the Participant's "Settlement A Account" (as defined under Section A-2 of Supplement A of the Talman Prior Plan) are available for withdrawal in the same manner as voluntary contributions under Section of this Plan.

      Section 7.17 Lease Plan Prior Plan Special Rules. Any amounts attributable to accounts held under a Lease Plan Prior Plan which became assets of the Trust as a result of the merger of the Lease Plan Prior Plan into this Plan shall be fully vested and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the

Plan). Such amounts, as adjusted under Section (the "Lease Plan Merged Amounts"), generally shall be distributed and withdrawn at such time and in such form and manner as otherwise provided in the Plan, except that the following provisions (even if inconsistent with other provisions of the Plan), subject to the provisions of applicable law, shall apply to any Participant who is a former participant in the Lease Plan Prior Plan and who elects to receive his Lease Plan Merged Amounts in the form of an annuity:

            (a) in the case of a Participant (other than a deceased Participant) who is married on the date on which distribution of his Lease Plan Merged Amounts are to commence hereunder, such Participant's Lease Plan Merged Amounts shall be payable in the form of a "Joint and Survivor Annuity" (i.e. the normal form of payment) which shall be an annuity payable for such Participant's life and thereafter for the life of his spouse, provided, that such Annuity shall provide for payment of fifty percent (50%) of the initial monthly benefit to the Participant's spouse; and provided, further, that a Participant may elect not to have his Lease Plan Merged Amounts payable in the form of a Joint and Survivor Annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Plan Administrator and filed with the Plan Administrator within ninety (90) days prior to the date on which such Annuity is payable. Any such election must be consented to in writing by the Participant's spouse within such ninety (90) day period to be effective and must designate a beneficiary and form of benefits which may not be changed without spousal consent (unless the consent of the spouse expressly permits designations by the Participant without any requirement of further spousal consent), which consent shall be irrevocable with respect to the election in connection with which it was given. Such spouse's consent must acknowledge the effect of such election and be notarized or witnessed by a Plan representative. Such consent with respect to a certain spouse shall not be required if it is established to the satisfaction of the Plan Administrator that the required consent cannot be obtained because there is no spouse, the spouse cannot be located, or other circumstances that may be prescribed by regulations under the Code. The Plan Administrator may rely in good faith upon a spousal consent which is valid on its face, or upon the certification by the Participant that such consent cannot be obtained for one of the reasons provided above, without liability to any spouse. Such an election made by the Participant, whether or not required to be consented to by his spouse, may be revoked by the Participant in writing without the consent of the spouse at any time during said ninety (90) day period. Any new election must comply with the requirements of this paragraph. A former spouse's consent shall not be binding on a new spouse. Within a reasonable period of time (i.e., no less than thirty (30) and no more than ninety (90) days) prior to the date on which a Participant's annuity is to commence hereunder the Plan Administrator shall furnish such Participant with a general written explanation of (i) the terms and conditions of the Joint and Survivor Annuity, (ii) the Participant's right to make, and the effect of an election to waive, the Joint and Survivor Annuity, (iii) the right of the Participant's spouse to consent to any election to waive the Joint and Survivor Annuity, and (iv) the right of the Participant to revoke such election, and the effect of such revocation.

            (b) In the case of a Participant to whom paragraph (a) does not apply, solely because the Participant is not married on the date on which distribution of his Lease Plan Merged Amounts are to commence hereunder, such Participant's Lease Plan Merged Amounts shall be payable in the form of a single life annuity (i.e. the normal form of payment) to the Participant for such Participant's lifetime (i.e. substantially equal annual or more frequent installments over such life) with no further payments being made after the death of the Participant; provided that such Participant may elect not to have his Lease Plan Merged Amounts payable in the form of a single life annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Plan Administrator and filed with the Plan Administrator not less than ninety (90) days prior to the date on which such annuity is payable.

            (c) unless otherwise elected as provided below, a Participant with a Lease Plan Merged Amount who dies before such benefit is to commence hereunder and who has a surviving spouse shall have a portion of his Accounts equal to one hundred percent (100%) of the Participant's Lease Plan Merged Amount as of the Participant's date of death (without regard to reductions due to otherwise permissible Plan loans where Account(s) are used as security and without regard to vesting due to the Participant's death) paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity which shall be an annuity payable to the Participant's surviving spouse for the life of such surviving spouse. Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period and shall require the spouse's consent in the same manner provided for the spouse's consent to a Participant's election to waive the Joint and Survivor Annuity form of benefit, with such consent also being irrevocable as provided above. The election period to waive the Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event such Participant separates from service prior to the beginning of the election period, the election period shall begin on the date of such separation from service. With regard to the election, the Plan Administrator shall provide each Participant a written explanation of the Pre-Retirement Survivor Annuity containing comparable information to that required for Joint and Survivor Annuities. Such notice shall be given to a Participant within whichever one of the following periods ends last (and consistent with regulations):

                        (i) The period beginning on the first day of the Plan
                  Year in which the Participant attains age 32 and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35;

                        (ii) A reasonable period after the individual becomes a
                  Participant;

                        (iii) A reasonable period ending after the survivor
                  benefit applicable to the Participant is no longer fully subsidized (as defined in Code Section 417(a)(5));

                        (iv) A reasonable period ending after the survivor
                  benefit provisions of Code Section 401(a)(11) become applicable to the Participant; or

                        (v) A reasonable period after separation from service in
                  the case of a Participant who so separates before attaining age thirty-five (35).

                  A beneficiary may elect an alternative form of distribution provided under such Section 7.3. A Pre-Retirement Survivor Annuity shall be treated as attributable to voluntary contributions in the same proportion which the voluntary contributions are to the total benefit of the Participant.

            (d) a Participant may elect the following additional forms of benefit with respect to his Lease Plan Merged Amount:

                  (i) An annuity for the life of the Participant;

                  (ii) An annuity for the life of the Participant and, upon his death, one hundred percent (100%), sixty-six and two thirds percent (66-2/3%) or fifty percent (50%) of the annuity amount to a contingent annuitant with no benefit payable after the death of both the Participant and contingent annuitant;

                  (iii) An annuity for the joint lives of the Participant and his joint annuitant with one hundred percent (100%), sixty-six and two thirds percent (66 2/3%) or fifty percent (50%) of such amount payable as an annuity for the life of the survivor with no benefit payable after the death of both the Participant and the joint annuitant;

                  (iv) An annuity for the life of the Participant payable in monthly installments with the guarantee that the Participant and his beneficiary on a combined basis will receive 60 or 120 payments, as elected by the Participant.

                  (v) An annuity for the life of the Participant with a lump sum payable upon the Participant's death to his beneficiary equal to the Participant's account balance upon retirement reduced by the sum of the monthly payments made to the Participant prior to the Participant's death.

      Section 7.18 Pierson Prior Plan Special Rules. Any amounts attributable to accounts held under the Pierson Prior Plan which become assets of the Trust as a result of the merger of the Pierson Prior Plan into this Plan shall be fully vested and accounted for separately (to the extent deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section (the "Pierson Merged Amounts"), generally shall be distributed and withdrawn at such time and such form and manner as otherwise provided in the Plan.

      Any and all elections of a Participant who was a participant in the Pierson Prior Plan, including, but not limited to, elections regarding contributions and investments shall be deemed elections of such Participant under this Plan and shall remain in effect until revoked or changed.

      Section 7.19 Loans to Participants.

            (a) Upon the application of a Participant or a beneficiary who is a party in interest under Section 3(14) of ERISA, the Committee may, in its sole discretion, authorize a loan to such Participant from the Trust. A Participant may have only one loan outstanding during any calendar quarter and no consolidation of loans shall be allowed. A loan may be granted for any legal purpose subject to the limitations set forth herein.

      Notwithstanding the foregoing to the contrary, effective January 1, 1997, a Participant (or, if applicable, beneficiary) may have two loans outstanding under the Plan.

            (b) Loans shall be made on such terms as the Committee may from time to time prescribe, which terms shall be applied on a uniform and non-discriminatory basis and subject to the following rules:

                        (i) The loan shall be evidenced by a note and shall bear
                  a reasonable rate of interest as determined by the Committee which may take into account the LaSalle National Bank prime rate or a similar bank's prime rate;

                        (ii) The loan shall provide for level amortization, with
                  payments to be made not less frequently than quarterly, by payroll deductions or any other method approved by the Committee, over a period not to exceed 5 years (except for loans used to acquire a dwelling unit to be used as the principal residence of the Participant as determined under the applicable provisions of the Code);

                        (iii) The loan shall be secured by the maximum
                  permissible amount of the Participant's Plan accounts (but not in excess of fifty percent (50%) of such account balance at the time of the loan) and such other security as the Committee in its discretion deems appropriate;

                        (iv) Loans shall be deemed to be a special investment
                  for the exclusive benefit of the Participant requesting such loan. A separate account will be maintained for such investment and any earnings or losses will be debited or credited to such account as the case may be. Loan repayments will be invested according to the current contribution investment election of the Participant;

                        (v) In the event a loan is outstanding at the time a
                  Plan benefit is to be distributed, such loan will be assigned or transferred to the Participant as part of the distribution. If the unpaid balance of the loan, including any unpaid interest, is greater than the benefit to be distributed to the Participant, then the remaining balance of such loan and interest shall be charged against any property pledged as security with respect to such loan. Any offset of an accrued benefit by the amount of a Plan loan that is in default shall not occur prior to the date that amounts may be distributed under Section 7.4(c).

            (c) Effective January 1, 1997, the amount of any loan when added to the outstanding balance of all other loans of the Participant shall not exceed fifty percent (50%) of the aggregate balance of the Participant's (or, if applicable, beneficiary's) Accounts determined as of the accounting date preceding the date the loan was authorized. Notwithstanding the foregoing, no loan when added to the outstanding balance of all other loans may exceed $50,000 reduced by the highest outstanding balance of loans from the Plan to the Participant (or, if applicable, the beneficiary) during the one-year period ending on the day before the date on which such loan is made. For purposes of this Section , any loan which is modified, renewed or extended shall be deemed to be a loan made as of that date.

            (d) Loans made in accordance with this Section may not be made in amounts less than $1,000.00.

            (e) Loans shall be made pursuant to procedures, limitations and requirements set forth in participant loan guidelines (as may be in effect and as amended from time to time) which are incorporated herein by reference and are a part of the Plan.

            (f) A default shall occur and the entire unpaid amount shall be due and payable if any of the events of default set forth in the promissory note occur.

            (g) Notwithstanding the foregoing provisions of this Section 7.19, if a Participant's Accounts are subject to the pre-retirement survivor annuity or joint and survivor annuity requirements of Code Section 401(a)(11), then a loan request shall not be granted unless the Participant's spouse, if any, consents in writing to such loan.

            (h) No loans shall be made to any shareholder-employer or owner-employee. For purposes of this requirement, a "shareholder-employee" means an employee or officer electing small business (Subchapter S) corporation who owns (or is considered as owning within Code Section 318(a)(1)), on any day during the taxable year of the corporation, more than five percent (5%) of the outstanding stock of the corporation. An "owner-employee" means an individual who is a sole proprietor, or who is a partner owning more than ten percent (10%) of either the capital or profits interest of the partnership.

            (i) If a valid spousal consent has been obtained in accordance with paragraph (g) above, then, notwithstanding any other provision of this Plan, the portion of the Participant's vested Account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the Account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than one hundred percent (100%) of the Participant's vested Account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the Account balance shall be adjusted by first reducing the vested Account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

            (j) Plan loan repayments of principal and interest made by Participants shall be credited as soon as administratively feasible following (i) the payroll period in which such repayments were deducted from the Participant's paycheck; or (ii) if repaid by means other than payroll deduction, the date payment is otherwise received by the Trustee.

            (k) Plan loans originated under the Plan shall be charged, as soon as administratively feasible after the loan is disbursed, to the accounts from which such loans originated.

      Section 7.20 Direct Rollovers.

            (a) This Section 7.20 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 7.20, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            (b) For purposes of this Section 7.20, the following terms shall have the meanings set forth below:

                  (i) "Eligible rollover distribution": An eligible rollover distribution is any distribution of all or any portion of the balance to the Accounts of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (ii) "Eligible retirement plan": An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                  (iii) "Distributee": A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

                  (iv) "Direct Rollover": A direct rollover is a payment by the
            Plan to the eligible retirement plan specified by the distributee.

      Section 7.21 Cragin Prior Plan Special Rules. Effective December 31, 1995, any amounts attributable to amounts held under the Cragin Prior Plan which become assets of the Trust as a result of the merger of the Cragin Prior Plan into this Plan shall be fully vested and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts as adjusted under Section 6.3 ("Cragin Merged Amounts"), generally shall be distributed and withdrawn at such time and in such form and manner as otherwise provided in the Plan, except that the following provisions (even if inconsistent with other provisions of the Plan), subject to the provisions of applicable law, shall apply to a Participant's Cragin Merged Amount (to the extent provided below):

                  (a) if such Participant has attained age fifty-five and completed five (5) Years of Service but has not separated from service, then he may at any time make a one-time election to receive an in-service distribution of his Cragin Prior Plan as determined on July 31, 1994 (as adjusted for earnings and losses) in a lump sum, except that such in-service withdrawal shall not apply to the portion of such account attributable to such Participant's Elected Employer Contribution Account under the Cragin Prior Plan; and

      Section 7.22 Horrigan Prior Plan Special Rules. Any amounts attributable to accounts held under the Horrigan Prior Plan which became assets of the Trust as a result of the spinoff of certain accounts under the Horrigan Prior Plan into this Plan shall be fully vested and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section (the "Horrigan Transferred Amounts"), generally shall be distributed and withdrawn at such time and in such form and manner as otherwise provided in the Plan, except that the following provisions (even if inconsistent with other provisions of the Plan), subject to the provisions of applicable law, shall apply to any Participant who is a former participant in the Horrigan Prior Plan and who elects to receive his Horrigan Transferred Amounts in the form of an annuity:

            (a) in the case of a Participant (other than a deceased Participant) who is married on the date on which distribution of his Horrigan Transferred Amounts are to commence hereunder, such Participant's Horrigan Transferred Amounts shall be payable in the form of a "Joint and Survivor Annuity" which shall be an annuity payable for such Participant's life and thereafter for the life of his spouse, provided, that such Annuity shall provide a survivor annuity of fifty percent (50%) (unless the Participant elects a greater percentage not in excess of 100%) of the initial monthly benefit to the Participant's spouse; and provided, further, that a Participant may elect not to have his Horrigan Transferred Amounts payable in the form of a Joint and Survivor Annuity (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Plan Administrator and filed with the Plan Administrator within ninety (90) days prior to the date on which such Annuity is payable. The election, notice and spousal consent requirements of Section 7.17(a) are also applicable with respect to this Section 7.22(a).

            (b) in the case of a Participant to whom paragraph (a) does not apply, solely because the Participant is not married on the date on which distribution of his Horrigan Transferred Amounts are to commence hereunder, such Participant's Horrigan Transferred Amounts shall be payable in the form of a single life annuity with a guaranteed ten year period to the Participant; provided that such Participant may elect not to have his Horrigan Transferred Amounts payable in the form of a single life annuity with a guaranteed ten year period (and may revoke or reinstate any such election) if such election (or revocation) is made in writing on a form provided by the Plan Administrator and filed with the Plan Administrator not less than ninety (90) days prior to the date on which such annuity is payable.

            (c) unless otherwise elected as provided below, a Participant with Horrigan Transferred Amounts who dies before such benefit is to commence hereunder and who has a surviving spouse shall have a portion of his Accounts equal to one hundred percent (100%) of the Participant's Horrigan Transferred Amounts as of the Participant's date of death (with regard to reductions due to otherwise permissible Plan loans where Horrigan Transferred Amounts are used as security only if the reduction is used as a loan repayment) paid to his surviving spouse in the form of a Pre-Retirement Survivor Annuity which shall be an annuity payable to the Participant's surviving spouse for the life of such surviving spouse. Any election to waive the Pre-Retirement Survivor Annuity must be made by the Participant in writing during the election period and shall require the spouse's consent, and such consent shall be irrevocable, in the same manner provided for the spouse's consent to a Participant's election to waive the Joint and Survivor Annuity form of benefit. The election period to waive the Pre-Retirement Survivor Annuity under this Section 7.22(c) is the same period described in Section 7.17(c).

      A beneficiary may elect an alternative form of distribution provided under such Section 7.3.

            (d) a Participant may elect the following additional forms of benefit with respect to his Horrigan Transferred Amounts:

                  (i) an annuity for the life of the Participant or Beneficiary of any type issued by an insurance company provided that such type was available at the time of the transfer to the Plan of the Horrigan Transferred Amounts under Section 11.15 hereof;

                  (ii) in installments over a period of years as provided in
            Section 7.3(b) but payable in cash or by distribution of an annuity term certain contract.

      Section 7.23 Disposition of Certain Payments. Any form of payment of a Participant's Accounts hereunder payable in the form of an annuity (or, in the form of installments with respect to Horrigan Transferred Amounts), may be made by the Trustee (i) directly in regular payments from the Trust Fund or (ii) by the purchase of one or more single premium nontransferable annuity contracts (the terms of which shall comply with the requirements of the Plan and applicable law) from any insurance company authorized to issue such contracts that is selected by the Plan Administrator and the distribution of such contract(s) to the Participant or Beneficiary(ies). Such distribution of an annuity contract shall result in a complete discharge of all liability of the Plan Administrator, the Employer, the Trustee and the Trust Fund to such Participant or Beneficiary(ies), as the case may be, under the Plan and Trust to the extent of the benefits purchased through such annuity contract(s).

      Section 7.24 Heigl Prior Plan Special Rules. Effective December 31, 1997, any amounts attributable to accounts held under the Heigl Prior Plan which became assets of the Trust as a result of the merger of the Heigl Prior Plan shall be fully vested and treated and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section 6.3 ("Heigl Merged Amounts"), generally shall be distributed and withdrawn at such time and in such manner as otherwise provided in the Plan, except that, the following provisions (even if inconsistent with other provisions of the Plan) shall apply to any Participant who is a former participant in the Heigl Prior Plan with respect to the Heigl Merged Amounts:

                  (a) the Heigl Merged Amounts will be distributed to any such
            Participant in the form and subject to the same conditions as are set forth in Section 7.13(b)(2) with respect to the 1989 Merged Amount of any former participant in the Lisle Plan. However, a former participant in the Heigl Prior Plan, with proper spousal consent if required, may elect, in lieu of the distribution of his Heigl Merged Amount in a form provided under Section 7.13(b)(2), pursuant to uniform rules established by the Plan Administrator to have his Heigl Merged Amount distributed in any one of the following forms:

                        (1) a single life annuity with a period certain of 5,
                  10, 15, or 20 years with the present value of the remaining payments for the period certain being paid after the death of the participant in a lump sum to the participant's designated beneficiary or, upon the election of the beneficiary, any remaining period certain payments continue to the beneficiary;

                        (2) a joint and survivor annuity with a survivorship
                  annuity percentage of fifty percent (50%), or one hundred percent (100%);

                        (3) a joint and survivor annuity for a period certain of
                  10 years with a 100% survivorship percentage;

                        (4) a fixed period annuity of no less than 5 and no more
                  than 30 years with the present value of the remaining payments for the fixed period being paid after the death of the participant in a lump sum to the participant's beneficiary or, upon the election of the beneficiary, any remaining fixed period payments continue to the beneficiary;

                        (5) a joint and survivor annuity with a survivorship
                  percentage of 100% to the designated contingent annuitant with a 50% survivor annuity thereafter to the second annuitant designated by the participant; or

                        (6) in a manner permitted under Section 7.3.

                              a. The rules applicable under Section 7.3(b) in
                        determining life expectancy, minimum distributions, and other related matters shall apply for purposes of this
                        Section 7.24.

                              b. In addition, any such special provisions as are
                        required in order to comply with the provisions of Code
                        Section 411(d)(6) shall apply to the Heigl Merged Amounts of former participants of the Heigl Prior Plan.

      Section 7.25 Columbia Prior Plan Special Rules. Effective December 31, 1997, any amounts attributable to accounts held under the Columbia Prior Plan which became assets of the Trust as a result of the merger of the Columbia Prior Plan shall be fully vested and treated and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section 6.3 ("Columbia Merged Amounts"), generally shall be distributed and withdrawn at such time and in such manner as otherwise provided in the Plan, except that, the following provisions (even if inconsistent with other provisions of the Plan) shall apply to any Participant who is a former participant in the Columbia Prior
Plan:

                  (a) With respect to any loan from the Columbia Prior Plan that is outstanding on December 31, 1997 that is transferred from the trust under the Columbia Prior Plan to the Trust as part of the merger of the plans, the Trustee, as successor trustee, shall be deemed to have substituted for the trustee under the Columbia Prior Plan as the lender and any such loan that satisfied the provisions of the Columbia Prior Plan shall be deemed to satisfy the loan provisions of the Plan. With respect to any loan from the Columbia Prior Plan outstanding on December 31, 1997, if a borrower does not repay a loan (including interest due thereon) within the time prescribed by the Committee, the Committee may deduct the total amount of the loan (including interest due thereon) or any portion thereof from any payment or distribution from the account to which the borrower or the borrower's beneficiary or beneficiaries may be entitled, and thereupon charge the Trust C account (i.e. voluntary employee after-tax and rollover contribution account under Columbia Prior
            Plan) in an amount equal to the amount then due (including interest) on said loan. In the event that the aforesaid charge to the borrower's Trust C account is not sufficient to repay the balance of any loan (including interest), the balance may be charged to the Trust D (i.e. profit sharing contribution account under the Columbia Prior Plan) and Trust E (i.e. matching contribution account under Columbia Prior Plan) accounts. In the event that the aforesaid charge to the Trust D and Trust E accounts is not sufficient to repay the balance of any loan (including interest), upon the earlier of the borrower's attainment of age 59-1/2 or the borrower's termination of employment, retirement or death, the balance may be charged to the Participant's Trust A (i.e. salary deferral account under Columbia Prior Plan) and Trust B (i.e. an account for employer contributions other than salary deferrals that is designated by the Employer as fully vested) accounts, if any, and if such account is not sufficient, the Participant shall be liable for any balance. In the event of a charge to the Participant's Trust D or Trust E account, appropriate adjustment shall be made upon subsequent termination of employment where applicable.

                  (b) Rollovers and Voluntary After-Tax Contributions. With
            respect to the portion of a Participant's Columbia Merged Amounts attributable to his Trust C account (i.e. rollover and voluntary employee after-tax contributions under the Columbia Prior Plan) shall be available for withdrawal, in whole or in part, from time to time, by any Columbia Prior Plan Participant who is employed by an Employer.

      Section 7.26 Standard Prior Plan Special Rules. Effective December 31, 1997, any amounts attributable to amounts held under the Standard Prior Plan which became assets of the Trust as a result of the merger with the Standard Prior Plan shall be fully vested on December 31, 1997 before determining any forfeiture for 1997 and treated and accounted for separately (to the extent such separate accounting is deemed necessary or appropriate for the administration of the Plan). Such amounts, as adjusted under Section 6.3 ("Standard Merged Amounts") generally shall be distributed and withdrawn at such time and in such manner as otherwise provided in the Plan, except that, the following provisions (even if inconsistent with other provisions of the Plan), shall apply to any Participant who is a former participant in the Standard Prior Plan with respect to the Standard Merged Amounts:

                  (a) With respect to any Participant loan from the Standard
            Prior Plan that is outstanding on December 31, 1997 any payments shall be credited to increase the Participant's Standard Prior Plan before tax contribution account.

                  (b) With respect to any loan from the Standard Prior Plan that is outstanding on December 31, 1997 that is transferred from the trust under the Standard Prior Plan to the Trust as part of the merger of the plans, the Trustee, as successor trustee, shall be deemed to have substituted for the trustee under the Standard Prior Plan as the lender and any such loan that satisfied the provisions of the Standard Prior Plan shall be deemed to satisfy the loan provisions of the Plan.

      Section 7.27 Alfred Berg Prior Plan Special Rules. Effective June 30, 1998, any amounts attributable to accounts held under the Alfred Berg Prior Plan which became assets of the Trust as a result of the merger with the Alfred Berg Prior Plan shall be accounted for separately until such time as a favorable determination letter is received with respect to the Alfred Berg Prior Plan (and thereafter may be accounted for separately to the extent such separate accounting is deemed necessary or appropriate for the administration of the
Plan). Such amounts, as adjusted under Section 6.3 ("Alfred Berg Prior Plan Amounts") generally shall be distributed and withdrawn at such time and in such manner as otherwise provided in the Plan.

                                   ARTICLE 8
                                 THE COMMITTEE

      Section 8.1 Committee Administration. The Plan shall be administered by the named fiduciaries designated pursuant to "The ABN AMRO Group U.S. Employee Benefits Program Rules of Administration" acting as and denominated the "ABN AMRO Group U.S. Employee Benefits Committee". The powers and responsibilities and duties of the Committee with respect to the Plan shall be as established under the Rules as now in effect or as hereafter amended. A current copy of the Rules are annexed as Appendix A and made a part of the Plan. In addition to the powers granted to the Committee under the Rules, the Committee shall have the powers granted under the Plan with respect to the administration of the Plan.

      Section 8.2 Effect of Elections, Waivers or Other Designations Under Prior Plan. Unless specifically provided otherwise herein, any and all valid elections, waivers, consents or designations of beneficiaries by or with respect to a participant in a Prior Plan shall be deemed elections, waivers, consents or designations of beneficiaries under this Plan until revoked or changed.

                                    ARTICLE 9
                               INVESTMENT OF FUND

      Section 9.1 General Investment Authority. Except as otherwise provided herein, contributions of the Employers, contributions of the Participants, and the net income and profits of the Fund shall be accumulated, added to the principal of the Fund and invested and reinvested as a single Fund. Subject to the rules governing prohibited transactions set forth in Section 406 of ERISA and any regulations thereunder, the Trustee is authorized to invest and reinvest the Fund in such bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, preferred or common stocks, units of LaSalle National Bank Qualified Dual Fund for Employee Benefit Plans (or any similar fund established by the Trustee), beneficial interests, fees, leaseholds, leasing paper, oil, gas and other mineral leases, interests, payments, royalties and agreements, and other securities, contracts, obligations, instruments, commodities, and such other property, real, personal or mixed, of any kind or nature whatsoever, either within or without the United States, including any of the foregoing which may be issued by or through, or acquired from any Employer, or which may relate to any person, firm, corporation, or other entity in which an Employer, either individually or as a trustee, is financially interested as lender or otherwise, and including any participation or undivided interest in any of the foregoing with others (including any trust under any pension plan of an Employer), all as the Trustee may deem advisable. The Trustee, in its discretion, may, without any liability for interest, hold any portion of the Fund in cash, pending investment or payment of expenses, or distribution of benefits. Notwithstanding the foregoing, accumulated deductible employee contributions shall not be used to purchase life insurance.

      Section 9.2 LaSalle National Bank Qualified Dual Fund For Employee Benefit Plans. The Declaration of Trust by LaSalle National Bank dated October 30, 1957, as heretofore amended and as hereafter amended from time to time in accordance with the terms thereof, creating and governing the LaSalle National Bank Qualified Dual Fund for Employee Benefit Plans, is hereby made a part of this Agreement. Notwithstanding any other provisions of this Agreement, the Trustee may cause any part or all of the money or other property of this Trust to be commingled with the money or other property of trusts created by others by causing such assets to be invested as part of either or both of the Funds created by said Declaration of Trust, and assets of this Trust so added to either of said Funds at any time shall be subject to all of the provisions of said Declaration of Trust as heretofore and hereafter amended as aforesaid.

      Section 9.3 Directed Investments.

            (a) INVESTMENT FUNDS. Each Participant shall elect (as provided below) that all of the amount standing to his credit in his accounts and additional amounts credited to his accounts from time to time be invested in any one or more of the funds (including, effective April 1, 1998 or as soon as administratively feasible thereafter as determined by the Committee, a fund which invests primarily in qualified employer securities (as defined in ERISA) of any Employer ("Employer Securities Fund")) selected from time to time in the sole discretion of the Trustee (collectively the "Investment Funds" and individually each an "Investment Fund"). For purposes of establishing and maintaining the Employer Securities Fund, the Trustee is authorized to invest as much as 100 percent of the assets of the Employer Securities Fund in qualifying employer securities as defined by ERISA. Employer securities, include, but are not limited to, American Depositary Receipts or American Depositary Shares, issued by any Employer or an affiliate (as defined in Section 407(d)(7) of ERISA).

            (b) CONTRIBUTION INVESTMENT ELECTIONS. Commencing as of January 1, 1991 and thereafter, each Participant shall, on such form and in such manner as the Committee may from time to time prescribe in accordance with the Program Rules, designate the portion of each contribution made by or for him or on his behalf which is to be invested in each of the Investment Funds (the 'contribution investment election'). An initial contribution investment election shall be effective as of the first day of the month (or as soon as practicable thereafter) following the date the election is made. To the extent a Participant fails to elect the investment of any contribution made by or for him or on his behalf the Participant will be deemed to have elected that contribution to be invested in the fund designated by the Trustee from time to time as the default fund. Any contribution investment election of a Participant shall be of a continuing nature and may be revoked or changed by his executing a new contribution investment election on such form and in such manner as the Committee may from time to time prescribe, effective as of the next succeeding January 1 or July 1 following the date such election change or revocation is deemed made hereunder. Notwithstanding the foregoing, effective July 1, 1994, such investment contribution election may be revoked or changed once during each calendar quarter and in such manner as the Committee may from time to time prescribe, effective as soon as administratively feasible following such election.

      Notwithstanding the foregoing to the contrary, effective January 1, 1998, such investment contribution election may be revoked or changed at any time and in such manner as the Committee may from time to time prescribe, effective as soon as administratively feasible after the election.

            (c) ACCOUNT INVESTMENT ELECTIONS. Each Participant may, in such form and manner as the Committee may from time to time prescribe, elect to transfer all or any portion of the amounts credited to his accounts from one Investment Fund to another Investment Fund to the extent such transfers are permitted under the Program Rules (an 'account investment election'). Any account investment election may be revoked or changed prior to its effective date provided that revocation or change is made, pursuant to the Program Rules, more than thirty (30) days (or such shorter period as the Committee shall from time to time determine) prior to the date the election is effective. Notwithstanding the foregoing, effective July 1, 1994, an account investment election may be made once during each calendar quarter and shall become effective as soon as administratively feasible.

      Notwithstanding the foregoing to the contrary, effective January 1, 1998, an account investment election may be made at any time and shall be effective as soon as administratively feasible after such election.

            (d) TIMING OF ELECTIONS. Any such investment election or a change in or renewal of such election will be deemed made upon the expiration of 30 days after such election or change is received by the Committee (or such shorter period as the Committee shall from time to time determine) provided that such election or change is actually made in accordance with the Program Rules as in effect from time to time. Where a Participant properly makes a new contribution investment election pursuant to the Program Rules, such new election shall be treated prospectively as a complete revocation of any prior contribution investment election. Any such investment election may be made at or after the occurrence of any event giving rise to distribution only in the event and to the extent distribution is to be made in installments pursuant to Section 7.3.

            (e) PROGRAM RULES. The Committee shall (in such manner as it deems advisable) relay the appropriate election information to the Trustee or its designee, and the Trustee or such designee shall observe it as of its effective date all in accordance with and subject to the rules governing investment in the Investment Funds (the "Program Rules"). The Program Rules shall be those rules established from time to time by the Committee taking into account the requirements of each Investment Fund Manager, if any, and shall be subject to change at any time and from time to time by the Committee in its sole and absolute discretion, subject to the requirements of each Investment Fund Manager from time to time acting, if any. The Program Rules (as may be in effect and as amended from time to time) are incorporated herein by reference and are a part of the Plan. The Committee shall advise the Participants of the Program Rules and any changes therein in a reasonable manner. The Committee shall notify the Participants of the Investment Funds available for investment from time to time. The term "Investment Fund Manager" shall mean, in relation to any Investment Fund, that person or business entity which manages the Investment Fund or vehicle utilized under the Plan as that Investment Fund.

            (f) AUTHORITY OF BENEFICIARY. The Beneficiary of a deceased Participant shall discharge the investment responsibility as to his or her interest subsequent to the Participant's death and any reference to the Participant in any provision of this Section shall in such event be construed as a reference to the Beneficiary.

            (g) LIABILITY FOR DIRECTED INVESTMENTS. Neither the Trustee, the Committee, the Plan Administrator nor the Employer shall be liable for any losses incurred with respect to any investment made in any Investment Fund. The Trustee shall carry out proper investment elections without regard to investment diversification between Investment Funds. Except as indicated herein, neither the Trustee nor any other person shall be under any duty to question any such investment election, change or revocation or to make any suggestions in connection therewith. Effective November 1, 1994, the Plan is intended to satisfy the requirements of ERISA Section 404(c) and the regulations thereunder.

            (h) TRUSTEE'S POWER CONCERNING INVESTMENT FUNDS. Each Investment Fund and the instruments, securities, accounts and other property making up the investments in such fund shall be selected from time to time in the sole discretion of the Trustee. The Trustee shall be the sole owner, as trustee hereunder, of any assets in Investment Funds and shall have the exclusive power to exercise all rights, privileges, options and elections with respect thereto. With respect to any investment contract of an insurance company or fund thereof making up all or part of an Investment Fund, the status of the insurer(s) shall be governed by the terms of such contract. No insurer is a party to this Plan and Trust and any insurer shall be fully protected in acting on any instrument executed by the Trustee and shall incur no liability for so doing.

      Section 9.4 Special Rule for Investment Elections by Certain EAB Prior Plan Participants. The EAB GIC Fund under the EAB Prior Plan was, effective January 1, 1992, divided proportionately between the UNUM GIC Fund (which held guaranteed investment contracts issued by UNUM Life Insurance Company) and the Principal GIC Fund (which held guaranteed investment contracts issued by Principal Mutual Life Insurance Company) for certain Participants who were EAB Prior Plan participants on that date. In addition to the other investment options offered under the Plan, the UNUM GIC Fund and the Principal GIC Fund shall remain investment options for a Participant who had a balance in the EAB GIC Fund on December 31, 1991. Each such Participant may elect 1) not to change his investment in the UNUM GIC Fund and/or Principal GIC Fund or 2) to transfer such investment to the other investment funds as of any January 1st or July 1st subject to certain restrictions. Transfers made from the UNUM GIC Fund may be made to any of the other investment funds offered under the Plan. Transfers made from the Principal GIC Fund may be made to the General Investment Fund or Equity Fund and effective January 1, 1992, the Rembrandt Balanced Fund shall be substituted for the General Investment Fund and the Rembrandt Growth Fund shall be substituted for the Equity Fund. As contracts held by the UNUM GIC Fund and the Principal GIC Fund (collectively the "GIC Funds") mature, each Participant's proportionate share of the cash proceeds therefrom shall be transferred to the Income Plus Fund (or such other investment fund as the Committee shall designate upon no less than 30 days notice to affected Participants) effective as of the next succeeding allocation date. No transfers or contributions may be made to such GIC Funds. A GIC Fund shall be terminated when all its contracts have matured and the proceeds of such contracts have been transferred to the Income Plus Fund (or such other duly designated investment fund) as provided above.

      Section 9.5 Initial Investment of Assets Spun Off from Horrigan Prior Plan. Notwithstanding the foregoing, cash and other amounts received from the spinoff of accounts from the Horrigan Prior Plan that were allocated to a particular investment fund under the Horrigan Prior Plan immediately prior to the spinoff transaction will initially be invested in the particular Investment Fund under the Plan that, as determined in the sole discretion of the Committee, corresponds in character most closely to the particular Horrigan Prior Plan investment fund.

      Section 9.6 Initial Investment of Assets Received From Merger of Certain Prior Plans. Effective December 31, 1997, notwithstanding the foregoing to the contrary, cash and other amounts received from the Heigl Prior Plan or the Columbia Prior Plan that were allocated to a particular investment fund under such Prior Plan shall initially be invested in the particular Investment Fund under the Plan that, as determined in the sole discretion of the Committee, corresponds in character most closely to the particular Prior Plan investment fund. Effective December 31,

1997, notwithstanding the foregoing to the contrary, cash and other amounts received from the Standard Prior Plan that were allocated to a particular investment fund under the Standard Prior Plan (to the extent not already allocated to an investment fund offered as an Investment Fund under the Plan) shall initially be invested in the particular Investment Fund under the Plan that, as determined in the sole discretion of the Committee, corresponds in character most closely to the particular Standard Prior Plan investment fund. A Participant's right to direct the investment of merged amounts referenced herein above may be suspended on or about the time that the plan assets are merged for a period of time determined in the sole discretion of the Committee.

      Section 9.7 Initial Investment of Assets of Alfred Berg Prior Plan. Effective June 30, 1998, notwithstanding the foregoing to the contrary, cash and other amounts received from the Alfred Berg Prior Plan ("Alfred Berg Merged Amounts") of a Participant who had an account under the Plan at the time of the plan merger shall initially be invested pursuant to such Participant's investment election for current contributions to the Plan. With respect to an individual who did not have an account balance under the Plan at the time of plan merger, the individual's Alfred Berg Merged Amount shall be invested in the same manner as a Participant who does not have an investment election in effect. A Participant's or other individual's right to direct the investment of his Alfred Berg Merged Amount may be suspended on or about the time that the Alfred Berg Prior Plan assets are merged into the Plan for a period of time determined in the sole discretion of the Committee.

      Section 9.8 INITIAL INVESTMENT OF ASSETS RECEIVED FROM MERGER OF CRAGIN KSOP AND BANKERS LEASING PRIOR PLANS. Effective December 31, 1998, notwithstanding the foregoing to the contrary, cash and other amounts received from the Bankers Leasing Prior Plan ("Bankers Leasing Prior Plan Merged Amount") that were allocated to a particular investment fund under such Prior Plan shall initially be invested in the particular Investment Fund under the Plan that, as determined in the sole discretion of the Committee, corresponds in character most closely to the particular Bankers Leasing Prior Plan investment fund.

      Effective December 31, 1998, notwithstanding the foregoing to the contrary, cash and other amounts received from the Cragin KSOP Prior Plan ("Cragin KSOP Merged Amounts") of a Participant who had an account under the Plan at the time of the plan merger shall initially be invested pursuant to such Participant's investment election for current contributions to the Plan. With respect to an individual who did not have an account balance under the Plan at the time of plan merger, the individual's Cragin KSOP Merged Amount shall be invested in the same manner as a Participant who does not have an investment election in effect.

      A Participant's or other individual's right to direct the investment of his Bankers Leasing Prior Plan Merged Amount or Cragin KSOP Merged Amount may be suspended on or about the time that such Prior Plan assets are merged into the Plan for a period of time determined in the sole discretion of the Committee.

                                   ARTICLE 10
                                  THE TRUSTEE

      Section 10.1 Trustee's Powers. In addition to any other powers, rights or duties granted to the Trustee in any other provisions of the Plan, the Trustee shall have the following powers, rights and duties in addition to those vested in it elsewhere in this Plan and Trust or by laws:

            (a) to take action in all things requiring the exercise of discretion by the Trustee;

            (b) to retain, control, manage, improve, develop, repair and operate any asset of the Fund;

            (c) to sell, convey, transfer, exchange, partition, grant options with respect to, lease for any term (even though such term extends beyond the duration of the Trust or commences in the future), enter into agreements (including pooling and operating agreements) and orders (including division and transfer orders) with respect to, and to mortgage, pledge, or otherwise deal with or dispose of, any asset of the Fund in such manner, for such consideration and upon such terms and conditions, as the Trustee in its discretion shall determine;

            (d) to employ such agents and counsel (who may be counsel for the Company and/or the Bank) as the Trustee may deem reasonably necessary or desirable, and to pay them reasonable compensation;

            (e) to settle, compromise or abandon any claim or demand in favor of or against the Fund;

            (f) to borrow money for the Fund (either from the Company, the Bank or from others) with or without giving security from the Fund;

            (g) to vote any corporate stock either in person or by proxy for any purpose; to exercise any conversion privilege, subscription right or any other right or option given to the Trustee as the owner of any security which may be an asset of the Fund and to make any payments incidental thereto; to consent to, take any action in connection with, and receive and retain any securities resulting from, any reorganization, consolidation, merger, readjustment of the financial structure, sale, lease or other disposition of the assets of any corporation or other organization, any securities of which may be an asset of the Fund;

            (h) to organize or incorporate (or participate in the organization or incorporation of) under the laws of any jurisdiction, one or more corporations or other entities for the purpose of acquiring and holding title to and operating any property which the Trustee is authorized to acquire for the Fund and to exercise with respect thereto any of the powers, rights, and duties it has with respect to other assets of the Fund;

            (i) to cause any asset of the Fund to be issued, held or registered in the name of its nominee, or in such form that title will pass by delivery, provided the records of the Trustee shall indicate the true ownership of such asset;

            (j) to make all distributions to Participants and their beneficiaries as directed from time to time by the Committee; and

            (k) to exercise all powers and rights of an individual owner with respect to any property of the Fund and to do all other acts in its judgment necessary or desirable for the proper administration of the Fund, although such powers, rights and acts are not specifically enumerated herein.

            (l) to invest and reinvest all or part of the Fund in accordance with the investment directions of Participants in any available Investment Fund selected by the Trustee, with any remaining assets to be held in cash or invested in short term interest funds, and to deposit funds in a bank, including a bank operated by any institutional Trustees, or in a savings and loan association, including a temporary deposit, not at interest, if considered desirable by the Trustee to facilitate distributions or reinvestment.

            (m) to purchase and sell American Depositary Receipts or American Depositary Shares of ABN AMRO Bank Holding N.V. (or shares of any other Employer security that the Trustee designates as available for Participant-directed investment) as the Trustee deems appropriate to comply with any investment direction from a Participant involving the investment in or disinvestment from the Employer Securities Fund.

            (n) to appoint, in its discretion, a Limited Co-Trustee or Limited Co-Trustees for the purposes set forth in and in accordance with Section 10.12.

      Section 10.2 Records and Accounts of Trustee. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, except those which under the provisions hereof are to be maintained by the Committee. All records and accounts of the Trustee shall be available at all reasonable times for inspection or audit by the auditors for an Employer and by any other person or entity required by law. All accounts of the Trustee shall be kept on a cash basis.

      Section 10.3 Reports. As soon as practicable following the close of each year, the Trustee shall file with the Committee and with any other person or entity required by law a written account setting forth all transactions with respect to the Fund during such year and listing the assets of the Fund and the fair market valuation thereof as of the close of such year. The Trustee may file with the Committee such other accounts for such periods as it desires. The Trustee shall file with the Committee all such other reports as are required by this Plan and Trust.

      Section 10.4 Approval of Accounts. Upon receipt by the Trustee of the Committee's written approval of any such account, or upon the expiration of six months after delivery of any such account to the Committee, such account (as originally stated if no objection has been theretofore filed by the Committee, or as theretofore adjusted pursuant to agreement between the Committee and the Trustee) shall be deemed to be approved by the Committee except as to matters, if any, covered by written objections theretofore delivered to the Trustee by the Committee regarding which the Trustee has not given an explanation, or made adjustments, satisfactory to the Committee, and the Trustee shall be released and discharged as to the Committee and the Employers regarding all items, matters and things set forth or reflected in such account which are not covered by such written objections as if such account has been settled and allowed by a decree of a court having jurisdiction regarding such account and of the Trustee, the Employers and the Committee. The Trustee, nevertheless, shall have the right to have its accounts settled by judicial proceeding if it so elects, in which even the Employers, the Committee and the Trustee shall be the only necessary parties.

      Section 10.5 Reliance Upon Advice of Counsel. The Trustee may consult with legal counsel, who may be counsel for the Company and/or the Bank, in respect to any of its or their rights, powers, discretions, duties or obligations hereunder.

      Section 10.6 Indemnification of Trustee. The Trustee shall be indemnified and held harmless by the Employers (to the extent not indemnified or saved harmless under liability insurance contracts or indemnification agreements) from and against all claims, losses, damages, expenses and liabilities to which such Trustee may be subjected by reasons of any such act taken or omitted, including all expenses reasonably incurred in its defense in case the Employers fail to provide such defense, provided the Trustee has acted in good faith in reliance on the written direction of the Committee or an Employer. Subject to the foregoing, the Trustee shall be accountable for all contributions received by it, but shall have no duty to require any contributions to be made to it or to determine that any contribution received by it complies with the terms thereof.

      Section 10.7 Compensation and Expenses. The Trustee is authorized to pay from the Fund all expenses and taxes of the Trustee and the Committee (including fees of their attorneys and agents) incurred in connection with the exercise of their powers, duties and functions under the Plan and Trust, to the extent such expenses and taxes are not paid by the Employer. The Trustee shall receive no compensation for its services as Trustee.

      Section 10.8 Protection of Persons Dealing with Trustee. Except as otherwise provided by law, no person dealing with the Trustee shall be required or entitled to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to authorities granted to it hereunder or to authorizations or directions herein required.

      Section 10.9 Exercise of Trustee's Duties. Subject to the provisions of this Article 10, the Trustee shall discharge the duties hereunder solely in the interest of the Plan Participants and their beneficiaries, and:

            (a) for the exclusive purpose of:

                  (1) providing benefits to Plan Participants and their
            beneficiaries; and

                  (2) defraying reasonable expenses of administering the Trust;

            (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; and

            (c) by diversifying the investments in the Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so.

      Section 10.10 Multiple Employer Trust. Notwithstanding any other provisions of this Article 10 or relating to the Plan and Trust generally, the terms of this Agreement establishing this Trust may be adopted by any Related Entity who adopts a defined contribution plan which is qualified under Code
Section 401 as a part of such qualified defined contribution plan for the purpose of utilizing such Trust as the funding vehicle under such qualified defined contribution plan. To that extent, reference to the Employer or to the Plan or any provision thereof under the Trust Agreement embodied herein shall be a reference to the Related Entity so adopting such Trust Agreement or such Related Entity's subject qualified defined contribution plan or any corresponding provision thereof, respectively, with respect to matters involving the administration or operation of such qualified defined contribution plan of such Related Entity and this Trust. In no event shall the funds attributable to one such plan which are held in this Trust be used in any manner for or in connection with any such other plan and the funds of each such plan shall be separately accounted for by the Trustee.

      Section 10.11 Investments in Employer Securities.

            (a) SCOPE OF RIGHT TO INVEST. Up to 100% of the Employer Securities Fund may be invested in Employer securities, provided that such stock constitutes "qualifying Employer securities" as defined in ERISA Section 407(d)(5). If the Employer security is acquired from, or sold to, a party-in-interest, as defined in ERISA Section 3(14), no commission shall be paid.

            (b) USE OF UNITIZED FUND. In the event that an Employer Securities Fund is established on a unitized basis (i.e. Participant Accounts are credited with units of the Investment Fund, wherein each such unit may represent an undivided interest in the Employer securities and other property held in such Investment Fund), then the Trustee shall establish uniform, non-discriminatory rules regarding the manner in which each such Participant's interest in such unitized Investment Fund shall be treated as full or fractional shares of the Employer securities and other property held by the Trustee in such Investment Fund for purposes of the Plan, and any Plan provisions dealing with the allocation of Employer securities to the account of any

      Participant shall be interpreted to mean the allocation of the appropriate number of units in the Employer Securities Fund.

      Section 10.12 Limited Co-Trustee. The Trustee, in its discretion, may appoint a Limited Co-Trustee which shall have the limited and exclusive powers set forth below in this Section 10.12. The Limited Co-Trustee may be an institutional trustee, such as a bank or trust company, that is unaffiliated with any Employer. The Limited Co-Trustee may also be a group of three individuals selected by the Trustee to act together, as provided herein, as the Co-Trustee. The Trustee shall have the power to appoint or remove a Limited Co-Trustee or otherwise fill any vacancy in the office of the Limited Co-Trustee. The Limited Co-Trustee shall have only the following limited and exclusive powers:

            (a) to exercise any and all rights, powers, responsibilities and discretions of the Trustee with respect to the voting of any Employer securities.

            (b) to take any and all other action relating to the Employer Securities Fund that the Trustee does not, from time to time, reserve to itself.

      It is intended that if a group of individuals is acting, collectively, as the Limited Co-Trustee, then such individuals shall act by majority vote with or without a meeting; but in the event of any vacancy in the office of the Limited Co-Trustee, the remaining individuals holding such office of Limited Co-Trustee shall have the power to act as the Limited Co-Trustee until the vacancy is filled. Any individual, while acting with other individuals in the office of the Limited Co-Trustee, who dies, or for a period of ninety (90) consecutive days becomes incapacitated so as to be unable to perform the duties of such office, shall automatically cease to hold such office. Any individual, while acting with other individuals in the office of the Limited Co-Trustee, who is also an employee of an Employer and who terminates employment or retires with respect to an Employer shall automatically cease to hold such office. Any determination by two individuals acting in the office of the Limited Co-Trustee that the other individual acting in such office has become incapacitated as aforesaid, shall be conclusive. Any Limited Co-Trustee (or any individual acting with others in the office of the Limited Co-Trustee) may, by filing a written resignation with the Trustee (and with the other individuals acting in the office of the Limited Co-Trustee, if any), resign at any time.

      Section 10.13 Voting of Employer Securities. Notwithstanding any other provision of this Trust, each Plan Participant shall have the right to direct the Trustee, (or, if applicable, the Limited Co-Trustee) as to the manner in which Employer securities allocated to his or her Account shall be voted. Fractional shares allocated to Accounts may be voted by each Plan Participant, and the Trustee (or, if applicable, the Limited Co-Trustee) shall total all fractional votes of all Plan Participants who have directed the Trustee (or, if applicable, the Limited Co-Trustee) to vote such shares in the same manner, and shall cast the largest number of full votes possible from the total of fractions. Any remaining fraction shall be disregarded. The Trustee (or, if applicable, the Limited Co-Trustee), in its discretion, may engage an agent to receive instructions for Participants.

      The Employer shall notify the Trustee (or, if applicable, the Limited Co-Trustee) and Plan Participants when voting rights should be exercised and shall furnish the Trustee (or, if applicable, the Limited Co-Trustee) and Plan Participants with information similar to that furnished to other shareholders of the Employer, and within the time periods required by law or the Articles of Incorporation or bylaws of the Employer (or other comparable governing rule or document) for other shareholders. The Employer shall furnish to Plan Participants a form of proxy upon which voting instructions shall be given by Plan Participants directly to the Trustee (or, if applicable, the Limited Co-Trustee), and the Trustee (or, if applicable, the Limited Co-Trustee) shall vote the shares allocated to each Participant's Account in accordance with the instructions of such Participant. The Trustee (or, if applicable, the Limited Co-Trustee), in its discretion, may engage an agent to receive voting instructions from Plan Participants.

      The Trustee (or, if applicable, the Limited Co-Trustee) shall vote, either directly or by proxy, allocated shares for which it has not received directions and any shares which have not yet been allocated to the Accounts of Participants in the same proportion as shares for which voting directions are received from Participants; provided that such proportionate voting does not violate the Trustee's (or, if applicable, Limited Co-Trustee's) fiduciary duty under the Plan to act exclusively in the best interests of the Participants and their beneficiaries.

      Section 10.14 Rights, Warrants or Options. Stock rights (including warrants and options) issued with respect to Employer securities shall be exercised by the Trustee (or, if applicable, the Limited Co-Trustee) on behalf of Participants to the extent that cash is available. Rights which cannot be exercised due to lack of cash in the Fund shall be sold and the proceeds shall be invested in Employer securities, subject to rules established by the Trustee (or, if applicable, the Limited Co-Trustee) governing the Employer Securities Fund.

      Section 10.15 Tender Offers.

            (a) RIGHTS OF PARTICIPANTS. Notwithstanding any other provision of this Trust, in the event that an offer is made generally to the shareholders of the Employer, including any Limited Co-Trustee, to transfer all or a portion of the securities of the Employer in return for valuable consideration, including, but not limited to, offers regulated by
      Section 14 of the Securities Exchange Act of 1934, as amended, each Plan Participant for whose account shares of Employer securities are held shall have the right to determine whether the shares credited to his or her Account shall be tendered. The foregoing rights shall be applicable to each Participant, irrespective of whether or not his or her Account is vested. Each Participant also shall have the right, to the extent permitted by the terms of the tender offer or applicable law, to direct the withdrawal of such shares from the tender. A Participant shall not be limited as to the number of instructions to tender or withdraw that he or she may give. All rights granted to Participants in this paragraph are subject to compliance with rules established by the Trustee (or, if applicable, the Limited Co-Trustee) pursuant to paragraph (c) hereof.

            (b) DUTIES OF THE EMPLOYER. The Employer shall be responsible for communicating the terms of any offers described in paragraph (a) above to Participants in the Plan and for providing a means by which each Participant may provide instructions directly to the Trustee (or, if applicable, the Limited Co-Trustee) with respect to his or her shares. In connection therewith, as soon as practicable after the commencement of any tender offer, the Employer shall provide to each Participant in the Plan:

                  (i) the offer to purchase, as distributed by the offeror to the shareholders of the Employer,

                  (ii) a statement of the number of shares of Employer
            securities allocated to the Participant's Account (vested and nonvested), based upon the most recent information available to the Employer, and

                  (iii) directions as to the means by which a Participant may give instructions with respect to the tender of shares credited to his or her Account.

      The Employer shall establish and pay for a means by which Participants may expeditiously deliver directly to the Trustee (or, if applicable, the Limited Co-Trustee) instructions with respect to the shares allocated to their Accounts. The instructions from Participants received by the Trustee (or, if applicable, the Limited Co-Trustee) shall be held by the Trustee (or, if applicable, the Limited Co-Trustee) in strict confidence and shall not be divulged or released to any person, including officers or employees of the Employer.

            (c) DUTIES OF THE TRUSTEE. The Trustee, (or, if applicable, the Limited Co-Trustee) shall follow the instructions of Participants pursuant to paragraph (a) above. The Trustee (or, if applicable, the Limited Co-Trustee), in its discretion, may engage an agent to receive instructions from Participants. The Trustee (or, if applicable, the Limited Co-Trustee) shall establish, on the basis of its ability to comply with the terms of the tender offer, a reasonable time or times after which it will not accept such instructions and such other rules as it may deem appropriate. Allocated shares for which instructions are not received from Participants and shares which have not yet been allocated to the Accounts of Participants shall be tendered in the same proportion as shares of Employer securities for which instructions are received from Participants have been tendered; provided that such proportionate tender does not violate the Trustee's (or, if applicable, the Limited Co-Trustee's) fiduciary duty under the Plan.

      Section 10.16 Named Fiduciary Status. Each Participant in the Plan is hereby designated as a "named fiduciary" within the meaning of Section 403(a)(1) of ERISA with respect to voting and tender offer decisions relating to shares of Employer securities allocated to his or her Account and as to any shares for which directions are not received from Participants or which have not yet been allocated to the Accounts of Participants to the extent that his or her voting or tender offer decisions affect the Trustee's (or, if applicable, the Limited Co-Trustee's) voting or tender (or the failure to tender) of such shares.

      Section 10.17 Reinvestment of Dividends. Dividends paid on Employer securities shall be allocated to Participants' Accounts in a uniform manner determined by the Trustee.

                                   ARTICLE 11
                AMENDMENT, DISCONTINUANCE, TERMINATION OR MERGER

      Section 11.1 Authority to Amend, Discontinue or Terminate. Subject to the provisions of Sections , and , the Managing Board shall have the exclusive right at any time or times to amend the Plan and Trust in any manner, in whole or in part, (and retroactively if deemed necessary or appropriate to meet the requirements of Code Section 401(a) and of ERISA and any similar provisions of subsequent revenue or other laws, or the rules and regulations from time to time in effect under any of such laws or to conform with governmental regulations or other policies) or to terminate the Plan and Trust, and each Employer by resolution of its Board of Directors or other appropriate action shall have the right to discontinue its contributions under the Plan, either temporarily for a period of one year, or permanently. Any action taken by the Managing Board in accordance with this Section shall be in writing and shall be signed by a person or persons designated by the Managing Board.

      Section 11.2 Restrictions on Amendment. No amendment to the Trust may be made which shall:

                  (a) diminish the amount of any balance of any Participant's account which would be distributable to such Participant if such Participant had resigned from the service of the Employer immediately prior to such amendment, or diminish the balance distributable to any beneficiary of a Participant who died prior to such amendment;

                  (b) authorize or cause a diversion or use of any part of the
            Fund in a manner prohibited by Section ;

                  (c) cause or permit any portion of the Fund to revert to or become a part of the property of an Employer; or

                  (d) change the duties, liabilities or immunities of the
            Trustee without its written consent.

      Section 11.3 Prior Benefits. No amendment which becomes effective subsequent to the most recent retirement or other termination of employment of a Participant shall in any way affect the amount or conditions of payment of any benefit to which such Participant is or may become entitled hereunder, except to the extent expressly so provided in such amendment or as required by law.

      Section 11.4 Method of Making Amendment. A copy of each Amendment of the Plan and Trust shall be delivered to the Trustee. The copy of such amendment (with the consent of the Trustee endorsed thereon if its duties, liabilities or immunities are changed thereby) shall constitute the instrument of amendment. An additional copy of each such amendment shall be filed with the Committee.

      Section 11.5 Effect of Discontinuance or Termination. If any Employer terminates its participation in or permanently discontinues its contributions under the Plan (the Employer so terminating its participation or discontinuing contributions being referred to in this Section as the "discontinuing Employer"), the date of such discontinuance shall, unless such date is a regular accounting date, be considered a special accounting date and all adjustments required as of that date shall be made and, regardless of any other provision of the Plan and Trust, the accounts of each Participant who on the date of such discontinuance is in the service of the discontinuing Employer shall (unless such Participant is then or immediately thereafter in the service of another Employer) be fully vested in him and shall be distributed to him by any one or more of the methods specified in Section 7.3 as the Committee may determine. In the event of termination or partial termination of the Plan and Trust, or permanent discontinuance by the Employers of contributions under the Plan, then regardless of any other section of the Trust the accounts of each Participant shall be fully vested in him and shall be distributed to him by any one or more of the methods specified in
Section 7.3, except that in the case of a partial termination this sentence shall apply only to the portion of the Plan so terminated. Notwithstanding the foregoing provisions of this Section , any distribution provided for in this Section to any Participant may be postponed by the Committee, in its discretion, during any period while such Participant is in the service of an Employer. In the event the Managing Board terminates the Trust or in the event the Employers shall permanently discontinue contributions under the Plan, the Trustee shall continue to hold, invest, administer and distribute the Fund pursuant to the provisions hereof until no assets of the Fund remain in the possession of the Trustee.

      Section 11.6 Merger, Consolidation or Transfer of Assets. This Plan and Trust shall not be merged or consolidated with, nor shall any assets or liabilities be transferred to, any other Plan, unless the benefits payable to each Participant if the Plan was terminated immediately after such action would be equal to or greater than the benefits which such Participant would have been entitled if this Plan had been terminated immediately before such action.

      Section 11.7 Diversion of Fund Prohibited. Subject to Section , at no time (either by operation of law, amendment or termination of the Trust, the happening of any contingency, collateral agreement, or otherwise) shall any part of the Fund (other than such part as is required to pay taxes and expenses) be used for or diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries.

      Section 11.8 1990 Prior Plan Mergers. It is contemplated that the 1990 Prior Plans will be merged into the Plan; the Exchange National Bank of Chicago Preferred Retirement Plan to be so merged effective April 1, 1990 and the Exchange Bank of River Oaks Profit Sharing Plan to be so merged effective July 1, 1990 or such later date as the Managing Board determines. Such mergers shall be effective as provided above, subject to the terms and conditions of the Plan as in effect from time to time. The Committee shall conclusively determine, in a uniform and non-discriminatory manner, any administrative issues arising as a result of each such merger.

      Section 11.9 AMRO Prior Plan Merger. The AMRO Prior Plan was merged into the Plan effective September 30, 1991.

      Section 11.10 Merger With Lease Plan, EAB and Talman Prior Plans. Effective December 31, 1992, the assets of the Lease Plan, EAB and Talman Prior Plans were merged with and into the Plan and Trust. Effective upon the merger of the aforementioned plans, the Plan, the surviving plan, acquired all right, title and interest in such assets of the Prior Plans.

      Section 11.11 Pierson Spinoff of Assets. Effective December 31, 1992, the Trustee shall transfer from the Trust Fund to LaSalle National Trust, N.A. as Trustee of and under the Pierson Sal. Oppenheim, Inc. Profit Sharing and Savings Plan an amount equal to the account balances (as adjusted on that date) attributable to each Participant's service as an employee of Pierson Sal. Oppenheim, Inc.

      Section 11.12 Pierson Merger. Effective December 31, 1993, the assets of the Pierson Prior Plan were merged with and into the Plan and Trust. Effective upon the merger of the plans, the Plan, the surviving plan, acquired all right, title and interest in such assets of the Pierson Prior Plan.

      Section 11.13 Merger With the LaSalle Cragin Profit Sharing Plan. Effective December 31, 1995, the assets of the LaSalle Cragin Profit Sharing and Savings Plan and related trust shall be merged with and into the Plan and Trust. Effective upon the merger of the plans, the ABN AMRO Group Profit Sharing and Savings Plan and Trust, the surviving plan, shall have all the right, title and interest in such assets of the Plan, and to the extent not inconsistent with this Section and applicable law, shall be operated in accordance with the terms of the Plan, as amended from time to time.

      Section 11.14 Pine Tree Spinoff of Assets. Effective December 31, 1995 or such later date as the Managing Board shall determine, the Trustee shall transfer from the Trust Fund to the trustees of the Nakagama & Wallace Inc. 401(k) Plan an amount equal to the account balances (as adjusted on that date) attributable to those certain Participants who, as of the date of such transfer of assets from the Plan into the Nakagama & Wallace Inc. 401(k) Plan, are employed at Pine Tree Capital, Nakagama & Wallace L.P. and are participating in the Nakagama & Wallace Inc. 401(k) Plan.

      Section 11.15 Certain Horrigan Prior Plan Assets Transferred to the Plan. Effective December 31, 1996 or as soon as administratively feasible thereafter, for Employees under this Plan who have account balances on December 31, 1996 under the Horrigan Prior Plan, such Employee's account balance (as adjusted on such date) under the Horrigan Prior Plan shall be transferred to the Plan. Effective upon the transfer, the Plan, the surviving Plan, shall have all right, title and interest in such assets of the Horrigan Prior Plan. Any contribution or correction that is required with respect to the Horrigan Plan as a result of the standardized voluntary compliance program application with respect to transferred accounts shall, to the extent not implemented by the Horrigan Prior Plan prior to the transfer of assets to the Plan, be implemented by the Plan as the surviving plan. Notwithstanding the foregoing, the spinoff of assets described above is contingent upon the Horrigan Prior Plan being tax-qualified at the time of the spinoff and upon the Plan remaining tax-qualified immediately thereafter. If either of the foregoing conditions is not satisfied, then the spinoff shall be null and void. The Managing Board or its authorized representatives may amend the Plan as may be required to obtain a favorable determination letter with respect thereto.

      Section 11.16 Merger With the Heigl Prior Plan. Effective December 31, 1997, the assets of the Heigl Prior Plan and related trust shall be merged with and into the Plan and Trust. Effective upon such merger, the Plan (and related Trust), the surviving plan, shall have all right, title and interest in such assets of the Heigl Prior Plan and related trust, and to the extent not inconsistent with this Section and applicable law, shall be operated in accordance with the terms of the Plan as amended from time to time.

With respect to the transferred assets of the Heigl Prior Plan, any contribution or correction which may be required as a result of the Heigl Prior Plan's application under any Internal Revenue Service ("Service") voluntary compliance program or self correction which may be need to be implemented pursuant to the Service's Administrative Policy Regarding Self-Correction, to the extent not implemented prior to the merger of the Heigl Prior Plan into the Plan, shall be implemented by the Plan as the surviving Plan. Notwithstanding the foregoing, the transfer of assets described above shall be contingent upon the Heigl Prior Plan being tax-qualified at the time of transfer and upon the tax qualification of the Plan not being adversely affected by the merger of the Heigl Prior Plan into the Plan. If either of the foregoing contingencies is not satisfied, then the merger shall be null and void. The Managing Board or its authorized representatives may amend the Plan as may be required to obtain a favorable determination letter.

      Section 11.17 Merger With Columbia Prior Plan. Effective December 31, 1997, the assets of the Columbia Prior Plan and related trust shall be merged with and into the Plan and Trust. Effective upon such merger, the Plan (and related Trust), the surviving plan, shall have all right, title and interest in such assets of the Columbia Prior Plan and related trust, and to the extent not inconsistent with this Section and applicable law, shall be operated in accordance with the terms of the Plan as amended from time to time.

With respect to the transferred assets of the Columbia Prior Plan, any contribution or correction which may be required as a result of the Columbia Prior Plan's application under any Internal Revenue Service ("Service") voluntary compliance program or self correction which may be need to be implemented pursuant to the Service's Administrative Policy Regarding Self-Correction, to the extent not implemented prior to the merger of the Columbia Prior Plan into the Plan, shall be implemented by the Plan as the surviving Plan. Notwithstanding the foregoing, the transfer of assets described above shall be contingent upon the Columbia Prior Plan being tax-qualified at the time of transfer and upon the tax qualification of the Plan not being adversely affected by the merger of the Columbia Prior Plan into the Plan. If either of the foregoing contingencies is not satisfied, then the merger shall be null and void. The Managing Board or its authorized representatives may amend the Plan as may be required to obtain a favorable determination letter.

      Section 11.18 Merger With Standard Prior Plan. Effective December 31, 1997, the assets of the Standard Prior Plan and related trust shall be merged with and into the Plan and Trust. Effective upon such merger, the Plan (and related Trust), the surviving plan, shall have all right, title and interest in such assets of the Standard Prior Plan and related trust, and to the extent not inconsistent with this Section and applicable law, shall be operated in accordance with the terms of the Plan as amended from time to time.

With respect to the transferred assets of the Standard Prior Plan, any contribution or correction which may be required as a result of the Standard Prior Plan's application under any Internal Revenue Service ("Service") voluntary compliance program or self correction which may be need to be implemented pursuant to the Service's Administrative Policy Regarding Self-Correction, to the extent not implemented prior to the merger of the Standard Prior Plan into the Plan, shall be implemented by the Plan as the surviving Plan. Notwithstanding the foregoing, the transfer of assets described above shall be contingent upon the Standard Prior Plan being tax-qualified at the time of transfer and upon the tax qualification of the Plan not being adversely affected by the merger of the Standard Prior Plan into the Plan. If either of the foregoing contingencies is not satisfied, then the merger shall be null and void. The Managing Board or its authorized representatives may amend the Plan as may be required to obtain a favorable determination letter.

      Section 11.19 Merger With Alfred Berg Prior Plan. Effective June 30, 1998, the assets of the Alfred Berg Prior Plan and related trust shall be merged with and into the Plan and Trust. Effective upon such merger, the Plan (and related Trust), as the surviving plan, shall have all right, title and interest in such assets of the Alfred Berg Prior Plan and related trust, and to the extent not inconsistent with this Section and applicable law, shall be operated in accordance with the terms of the Plan as amended from time to time.

With respect to the transferred assets of the Alfred Berg Prior Plan, any contribution or correction which may be required as a result of the Alfred Berg Prior Plan's application under any Internal Revenue Service ("Service") voluntary compliance program or self correction which may need to be implemented pursuant to the Service's Administrative Policy Regarding Self-Correction, to the extent not implemented prior to the merger of the Alfred Berg Prior Plan into the Plan, shall be implemented by the Plan as the surviving Plan. Notwithstanding the foregoing, the transfer of assets described above shall be contingent upon the Alfred Berg Prior Plan being tax-qualified at the time of transfer and upon the tax qualification of the Plan not being adversely affected by the merger of the Alfred Berg Prior Plan into the Plan. If either of the foregoing contingencies is not satisfied, then the merger shall be null and void. The Managing Board or its authorized representatives may amend the Plan as may be required to obtain a favorable determination letter.

      Section 11.20 Merger With Bankers Leasing Prior Plan. Effective December 31, 1998, the assets of the Bankers Leasing Prior Plan and related trust shall be merged with and into the Plan and Trust. Effective upon such merger, the Plan (and related Trust), as the surviving plan, shall have all right, title and interest in such assets of the Bankers Leasing Prior Plan and related trust, and to the extent not inconsistent with this Section and applicable law, shall be operated in accordance with the terms of the Plan as amended from time to time.

With respect to the transferred assets of the Bankers Leasing Prior Plan, any contribution or correction which may be required as a result of the Bankers Leasing Prior Plan's application under any Internal Revenue Service ("Service") voluntary compliance program or self correction which may need to be implemented pursuant to the Service's Administrative Policy Regarding Self-Correction, to the extent not implemented prior to the merger of the Alfred Berg Prior Plan into the Plan, shall be implemented by the Plan as the surviving Plan. Notwithstanding the foregoing, the transfer of assets described above shall be contingent upon the Bankers Leasing Prior Plan being tax-qualified at the time of transfer and upon the tax qualification of the Plan not being adversely affected by the merger of the Bankers Leasing Prior Plan into the Plan. If either of the foregoing contingencies is not satisfied, then the merger shall be null and void. The Managing Board or its authorized representatives may amend the Plan as may be required to obtain a favorable determination letter.

      Section 11.21 Merger With Cragin KSOP Prior Plan. Effective December 31, 1998, the assets of the Cragin KSOP Prior Plan and related trust shall be merged with and into the Plan and Trust. Effective upon such merger, the Plan (and related Trust), as the surviving plan, shall have all right, title and interest in such assets of the Cragin KSOP Prior Plan and related trust, and to the extent not inconsistent with this Section and applicable law, shall be operated in accordance with the terms of the Plan as amended from time to time.

Notwithstanding the foregoing, the transfer of assets described above shall be contingent upon the Cragin KSOP Prior Plan being tax-qualified at the time of transfer and upon the tax qualification of the Plan not being adversely affected by the merger of the Cragin KSOP Prior Plan into the Plan. If either of the foregoing contingencies is not satisfied, then the merger shall be null and void. The Managing Board or its authorized representatives may amend the Plan as may be required to obtain a favorable determination letter.

                                   ARTICLE 12
                                CLAIMS PROCEDURE

      Section 12.1 Claims Procedure. The procedure for making claims is the procedure specified in the Rules of Administration referred to in Article hereof.

                                   ARTICLE 13
                                 MISCELLANEOUS

      Section 13.1 Tax Exemption of Trust. The Trust is hereby designated as constituting a part of a plan intended to qualify and to be tax exempt under Code Section 401(a) and Code Section 501(a), respectively. Until advised otherwise, the Trustee may conclusively assume that the Trust is so qualified and tax exempt.

      Section 13.2 Payment by Employer of Expenses of Committee and Trustee. The Employers may pay any expenses (including fees of attorneys and agents) of the Committee and of the Trustee in connection with the exercise of their powers, duties and functions under the Plan and Trust.

      Section 13.3 Rights Only as Specified. Participation in the Plan will not give any Employee the right to be retained in the service of any Employer nor give any person any interest in the assets, business or affairs of any Employer, nor any right or claim to any benefit under the Plan or Trust unless such right or claim has specifically accrued under the terms of the Trust. Neither the Committee, the Trustee, nor any Employer in any way guarantee the Fund from loss or depreciation.

      The Trust Fund shall be the sole source of benefits under this Plan, and each Employee, Participant, beneficiary or any other person who shall claim the right to any payment or benefit under this Plan shall be entitled to look only to the Trust Fund for payment of benefits. Except as may be otherwise provided by ERISA or other applicable law, the Employers, and each of them, shall have no liability to make or continue from their or its own funds the payment of any benefit under the Plan.

      Section 13.4 Alienation. No part of or interest in the Trust Fund or anticipation or payment therefrom shall be in any manner transferable or assignable, either by the voluntary or involuntary act of any Participant or beneficiary, or by operation of law, or be liable or be taken for any debt, liability, contract or other obligation of or claim against any such person, except to the extent provided for in Sections , and .

      Section 13.5 Method of Employer Action. Any action required or permitted to be taken by any Employer which is not required herein to be evidenced by a resolution of its Board of Directors or action of its Managing Board or other appropriate authority, as the case may be, may be taken on its behalf by any one of its Chairman of the Board of Directors, President, any Vice President, Cashier, Comptroller or Regional Manager - North America, as applicable.

      Section 13.6 Information From Participants and Beneficiaries. Each Participant and his beneficiaries shall furnish to the Committee such evidence, data or information as the Committee may from time to time consider necessary or desirable for the purpose of administering the Plan.

      Section 13.7 Legal Actions. The Company, the Bank and the Committee have the authority, either jointly or severally, to enforce the Trust on behalf of any and all persons having or claiming any interest in the Fund. Except as may be specifically provided for by law, the Committee, the Company, the Bank and the Trustee shall be the only necessary parties in any legal action or equitable proceeding pertaining to the Trust or the Fund or any interest therein or the administration thereof, or for instructions to the Trustee.

      Section 13.8 Controlling Law. The Trust and Plan shall be construed and administered according to the laws of the State of Illinois to the extent such laws are not preempted by the laws of the United States of America.

      Section 13.9 Bonding. The bonding requirements of Section 412 of ERISA have been met with respect to the appropriate Plan officials.

      Section 13.10 Counterparts. The Trust and Plan may be executed in any number of counterparts, each of which shall be considered an original, and no other counterpart need be produced.

      Section 13.11 Pronouns and Number. Except where the context otherwise requires, words in the masculine gender include the feminine and neuter gender; words in the plural include the singular, and words in the singular include the plural.

      Section 13.12 Qualified Domestic Relations Order. Section shall not apply to a "qualified domestic relations order" defined in Code Section 414(p), and those other domestic relations orders which are treated by the Committee as "qualified domestic relations orders" as permitted under the provisions of the Retirement Equity Act of 1984. The Committee shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order", a former spouse of a

Participant shall be treated as such Participant's spouse or surviving spouse for all purposes under the Plan.

      Section 13.13 Special Military Service Rules. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to military service will be provided in accordance with Code
Section 414(u). Loan repayments may be suspended under this Plan as permitted under Code Section 414(a) of the Code.

      IN WITNESS WHEREOF, to evidence the amendment and restatement of the ABN AMRO Group Profit Sharing and Savings Plan and Trust, this instrument has been executed on behalf of ABN AMRO Bank N.V. and LaSalle National Bank, as Trustee as aforesaid, has executed and consented to said amendment and restatement, all as of the 22nd day of December, 1998.

                                        ABN AMRO BANK N.V.


                                        By: /s/ Harrison F. Tempest
                                            --------------------------------


                                        By: /s/ Herman Siegelaar
                                            --------------------------------

LASALLE NATIONAL BANK
not individually but as Trustee as aforesaid


By: /s/ E. Vaughn Gordy
    --------------------------------

                                   APPENDIX A

                             RULES OF ADMINISTRATION

                  ABN AMRO GROUP U.S. EMPLOYEE BENEFITS PROGRAM

                             RULES OF ADMINISTRATION
                   -------------------------------------------

      WHEREAS, ABN AMRO Bank N.V. (the "Bank") has established certain employee pension and welfare benefit plans which are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

      WHEREAS, the Bank established rules of administration (which are a part of each plan subject to such rules of administration) which govern the operation and administration of each such plan ("Rules"); and

      WHEREAS, the Managing Board of the Bank ("Managing Board") has retained the authority to amend the Rules and previously delegated such authority to the highest United States official of the Bank, who currently is the Chief Executive Officer of the International Branch Network of the Bank for the United States, Canada and Mexico (the "CEO"), and such delegation of authority has not been revoked; and

      WHEREAS, the Rules shall be subject to the same procedures for amendment as apply to the Plan; and

      WHEREAS, the Managing Board desires to amend and restate the Rules;

      NOW, THEREFORE, effective as of January 1, 1999, the Managing Board hereby amends and restates the Rules to be and read as hereinafter set forth:

                             RULES OF ADMINISTRATION

      (1) PLANS SUBJECT TO THE RULES. The Rules shall govern the control and management of the operation and administration of: (i) each employee pension benefit plan and each employee welfare benefit plan (except the ABN AMRO North America, Inc. SevTrust Plan) now or hereafter established or maintained by the Bank or a Related Entity (as defined in the ABN AMRO Group Retirement Plan) for the benefit of its present, future and past United States employees and their beneficiaries, which is subject to the provisions of Title I of ERISA (the "Subject Plans"); and (ii) each plan of a Related Entity, if such plan is designated by the CEO as a Subject Plan.

      Any reference to a "Subject Plan" shall be deemed to include, unless the context clearly requires otherwise, any related trust instrument or insurance policy thereunder and any other document(s) or instrument(s) comprising a part of such plan. Notwithstanding the foregoing, any Subject Plan which is exempt from the requirements of Part 4 of Title I of ERISA by reason of Section 401(a) of ERISA shall be exempt from the provisions of these Rules which implement the requirements of such Part.

      (2) COMMITTEES. The authority to control and manage the operation and administration of each Subject Plan shall, except as set forth in Section 17 and as expressly provided elsewhere herein, be vested jointly in four fiduciaries who shall, without increase or decrease of their liabilities hereunder, act with respect to any or all of the Subject Plans as and under the name of the ABN AMRO Group U.S. Employee Benefits Committee (the "Benefits Committee"). The four members of the Benefits Committee shall be appointed by the CEO. The Benefits Committee shall be the Plan Administrator described in Section 15.

      The authority to establish a funding policy and method and, where appropriate, an investment policy for each Subject Plan shall be jointly vested in those fiduciaries who shall, without increase or decrease of their liabilities hereunder, act with respect to any or all of the Subject Plans as and under the name of the ABN AMRO Group U.S. Fiduciary Committee (the "Fiduciary Committee"). Such authority shall be exercised pursuant to the provisions of Section 3 below. The Fiduciary Committee shall be composed of those individuals appointed by the CEO.

      Any member of the Benefits or Fiduciary Committee may resign as a Benefits or Fiduciary Committee member, as the case may be, upon not less than 60 days' notice to the CEO (or upon such shorter notice as may be acceptable to the CEO). Any member of the Benefits or Fiduciary Committee may be removed from office at any time by the CEO. In the event of any such resignation or removal, the CEO shall designate an employee of the Bank (or of any U.S. affiliate of the Bank) as a successor Benefits or Fiduciary Committee member. If a person who is a Benefits or Fiduciary Committee member shall cease to hold such position for any reason other than such person's death or termination of employment with the Bank (or of any U.S. affiliate of the Bank), then such person shall remain a fiduciary and a member of the Benefits or Fiduciary Committee, as the case may be, for 60 days (or for such other period as may be established by the CEO).

      Any instrument or document signed on behalf of the Benefits or Fiduciary Committee by any member of the Benefits or Fiduciary Committee, as the case may be, may be accepted and relied upon as the act of such Committee.

      (3) FUNDING AND INVESTMENT POLICY. In establishing a funding policy and method and an investment policy for a Subject Plan, the Fiduciary Committee shall act in conjunction with any trustee, insurance carrier, investment manager or other party responsible for the investment of the assets of such Subject Plan ("Funding Agent"). The Fiduciary Committee shall determine the short- and long-run financial needs of each Subject Plan, considering the objectives of each such plan, its needs for liquidity, and such other factors as it deems appropriate. The Fiduciary Committee may retain such consultants, counsel, advisors and other persons as it may deem necessary or advisable in order to determine the needs of each such plan. The Fiduciary Committee shall, if appropriate for a Subject Plan, advise the Funding Agent of the financial needs of each Subject Plan. The Funding Agent of a Subject Plan, after evaluating such information and other information regarding the funding needs of, and the investment policy for, a Subject Plan, shall establish or maintain an appropriate investment program for such plan.

      The Fiduciary Committee shall review the funding and investment policies (and any related information) no less frequently than annually for any plan which is not insured. Notwithstanding the foregoing, the Fiduciary Committee may modify the procedures set forth in this Section, including, without limitation, provisions relating to actions to be taken by any Funding Agent or by the Fiduciary Committee with respect to any Funding Agent, as it deems necessary or appropriate considering the nature and manner of funding the Subject Plan and the investment policy in effect.

      With respect to a Subject Plan providing benefits on a term insurance basis, the funding policy shall be, unless the Fiduciary Committee determines otherwise, the timely payment of premiums required by the Funding Agent for the provision of plan benefits, and no investment policy shall be required.

      Any instrument signed on behalf of the Fiduciary Committee by any member of the Fiduciary Committee may be accepted and relied upon as the act of the Fiduciary Committee.

      (4) POWER OF DELEGATION. The Benefits Committee may allocate among its members specified fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA). The Benefits Committee may also delegate to one or more persons, other than a member of the Benefits Committee, specified fiduciary responsibilities (other than trustee responsibilities as defined in Section 405(c)(3) of ERISA). Any delegation pursuant to this Section shall be in writing and shall specify the person so designated, the fiduciary responsibilities being delegated, and the terms of the delegation. The Benefits Committee shall not enter into any delegation under this Section which does not provide for the termination thereof by the Benefits Committee upon reasonable notice to such person. Without limiting the generality of the foregoing, the Benefits Committee shall have the power to delegate, pursuant to the foregoing provisions of this Section, to one or more persons, the authority to: (i) determine the amount of benefits due to any person under any Subject Plan; (ii) execute, in the name and on behalf of the Benefits Committee, any direction for payment of any benefit under any Subject Plan; (iii) maintain records and accounts; and (iv) determine the form of any benefit payments under any Subject Plan.

      (5) MINISTERIAL PLAN SERVICES. The Benefits Committee may designate any employee of the Bank or any U.S. affiliate of the Bank, or any other party in interest (as defined in Section 3(14) of ERISA) or other person to perform any ministerial services in the administration of any Subject Plan. The Benefits Committee shall furnish any such person with such framework or policies, interpretations, rules, practices and procedures as the Benefits Committee shall deem necessary or appropriate. The Benefits Committee may rely on any information, data, statistics, reports or analyses furnished by any such person.

      (6) REPORTS OF THE BENEFITS COMMITTEE. The Benefits Committee shall report to the CEO, not less often than annually, on the performance of its responsibilities and on the performance of any persons to whom any of its powers and responsibilities may have been delegated pursuant to Section 4.

      (7) SERVICE IN VARIOUS FIDUCIARY CAPACITIES. Any person or group of persons may serve in more than one fiduciary capacity with respect to any Subject Plan, and any fiduciary may serve as such in addition to being a shareholder, director, officer, employee, agent, or other representative of a party in interest (as defined in Section 3(14) of ERISA).

      (8) RETENTION OF ADVISORS. Each of the Benefits Committee and the Fiduciary Committee may employ one or more persons to render advice with regard to any responsibilities assumed by it under the Subject Plans or ERISA. Each of the Benefits Committee and the Fiduciary Committee shall have the authority to retain such clerical, legal, accounting, actuarial and other services as it may deem necessary or appropriate in the exercise of its authority hereunder.

      (9) POWER TO CONSTRUE. The Benefits Committee shall have full, conclusive and exclusive power and discretion to: (i) interpret and construe the terms and conditions of the Subject Plans; (ii) make final determinations with respect to all questions of plan administration, plan policy and eligibility to participate in and receive benefits under the Subject Plans, in a uniform manner consistent with the terms of the Subject Plans; (iii) determine whether or not any Participant in a Subject Plan has made the necessary and proper elections with respect to the manner in which benefits under such Subject Plans are paid; (iv) promulgate rules and regulations deemed necessary to implement the provisions of the Subject Plans; and (v) review, re-evaluate and change, at any time, any decision of the Benefits Committee or of any predecessor to the Benefits Committee. All decisions made by the Benefits Committee with respect to any Subject Plan shall be final and binding on all parties. All of the power, discretion and authority granted in this Section to the Benefits Committee with respect to each Subject Plan shall also apply to the Benefits Committee with respect to any other plan which becomes a part of any Subject Plan by merger, consolidation or otherwise.

      (10) POWER TO DIRECT DISBURSEMENTS. The Benefits Committee shall have authority to direct any Funding Agent with respect to any payments or disbursements from, or contributions to, any Subject Plan, except with respect to disbursements from such Subject Plans which by their terms require or permit direct application for benefits to the Funding Agent by participants in such plan, or their beneficiaries.

      (11) POWER TO MAKE RULES. Each of the Benefits Committee and the Fiduciary Committee shall have the power to make such rules and procedures as it may deem necessary or appropriate hereunder, including, but not being limited to, rules governing the manner in which that Committee shall act and manage its own affairs.

      (12) EXPENSES. Each of the Benefits Committee and the Fiduciary Committee may defray the reasonable expenses which it may incur in the administration of any Subject Plan from the assets of such plan unless such expenses shall be paid by the employers which maintain such plan; provided, however, that where the payment of such expenses from a Subject Plan which is an insured employee welfare benefit plan could jeopardize the coverage of the participants in such plan, or their beneficiaries, the Benefits Committee or the Fiduciary Committee, as the case may be, shall be entitled to recover its reasonable expenses from the employers which maintain such plan.

      (13) MANNER OF EXERCISE OF POWERS AND AUTHORITY. The Benefits Committee and the Fiduciary Committee shall each exercise their respective powers and authority hereunder consistently with the requirements of ERISA and, with respect to any Subject Plan qualified under the Internal Revenue Code of 1986, as amended (the "Code"), without discrimination in favor of highly compensated employees (within the meaning of Code Section 414(q)).

      (14) PROVISIONS OF SUBJECT PLANS. Except as otherwise provided in these Rules, the provisions of the Subject Plans shall remain in effect and shall govern, among other things, the persons eligible for benefits, the amount of benefits and the basis on which payments are made to and from any such plan.

      (15) PLAN ADMINISTRATOR. The Plan Administrator of each Subject Plan shall be the Benefits Committee described in Section 2. Any member of the Benefits Committee may sign a document required to be executed by the Plan Administrator of a Subject Plan, and such execution shall be the act of the Plan Administrator for all purposes. On behalf of the Plan Administrator, any member of the Benefits Committee may authorize any employee of the Bank, or of any U.S. affiliate of the Bank which sponsors a Subject Plan, to execute any document pertaining to such Subject Plan on such member's behalf, provided that such execution shall in no way absolve such member of any responsibility for such document. The Plan Administrator is hereby designated as agent for service of process with respect to each Subject Plan.

      (16) INDEMNIFICATION. To the extent permitted by law, the Bank shall indemnify the members of the Benefits Committee and the Fiduciary Committee, the Plan Administrator and those to whom fiduciary duties have been duly delegated in accordance herewith, and shall keep and hold such persons harmless from and against any and all damages, costs, liabilities, expenses, actions, claims, demands and accounts whatsoever which such persons may incur, whether jointly and severally, by reason of, or in any manner arising directly or indirectly from, the effects and consequences of their acts, omissions and conduct in their official capacity as members of the Benefits Committee, of the Fiduciary Committee or as Plan Administrator, or as such delegate, except with respect to any act, omission or conduct which is dishonest or which constitutes a willful violation of ERISA or other law or regulation under which such damage, cost, liability, expense, action, claim, demand or account arises. No action taken or omitted by the Benefits Committee, the Fiduciary Committee, any member of such committees or the Plan Administrator on the advice of counsel shall be regarded as an act or omission constituting a willful violation of ERISA or other law or regulation for purposes of this Section, and the members of such committees and the Plan Administrator shall be fully protected with respect to any act or omission on the basis of such advice, including, without limitation, advice with respect to the scope of the responsibilities or powers of such person under ERISA and the Subject Plans.

      (17) AMENDMENT OF RULES AND SUBJECT PLANS; APPOINTMENT AND REMOVAL OF FUNDING AGENCIES. The Managing Board (or the designated representative or agent of the Managing Board), retains the authority to amend these Rules and any Subject Plan and to appoint (or remove) any Funding Agent (or trustee other than a Funding Agent) in accordance with the provisions of the Subject Plans, and no other person shall have responsibility or liability with respect to any such authority. Amendments to any trust agreement, insurance policy or contract or other document providing for the funding medium of any Subject Plan or other agreement entered into in order to effectuate any Subject Plan shall be subject to the requirements provided therein.

      (18) CLAIMS PROCEDURE. The following claims procedure shall apply to each Subject Plan, subject to such modifications therein applicable to any Subject Plan as the Benefits Committee may deem necessary or appropriate in order to most effectively apply such procedure to such Subject Plan:

      (a) Any participant, or his beneficiary, in a Subject Plan ("claimant"), or his duly authorized representative, may file a written claim for a plan benefit with the Plan Administrator or with the person (which term includes an insurance carrier or similar organization) specified in the plan or named by the Benefits Committee to receive claims under such plan. The written claim shall state the nature of the claim, the facts supporting the claim and the address of the claimant.

      (b) The claim shall be reviewed and, unless special circumstances require an extension of time, within 90 days after receipt of the claim the claimant shall be given written notice of the decision with respect to the claim by the Plan Administrator; provided, however, in the case of an employee welfare benefit plan under which benefits are provided by an insurance carrier or similar organization, such notice may, if the Benefits Committee so specifies, be furnished by such carrier or organization. If special circumstances require an extension of time, the claimant shall be so advised within the initial 90-day period and in no event shall such an extension exceed 90 days. The notice of the decision with respect to the claim shall set forth, if the claim is wholly or partially denied, the specific reason(s) for the denial, the specific references to the pertinent plan provision(s) on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim as well as an explanation of why such material or information is necessary, and an explanation of the claim review procedure set forth in paragraph (c) of this Section. In the event that notice of the decision with respect to the claim is not furnished to the claimant within the period specified above, the entire claim shall be deemed to have been denied for purposes of permitting the claimant to appeal the decision.

      (c) Every claimant shall have a reasonable opportunity to appeal the denial of a claim to the Benefits Committee;

            provided, however, in the case of an employee welfare benefit plan under which benefits are provided by an insurance carrier or similar organization, such appeal may, if the Benefits Committee so specifies, be made to such carrier or other organization. Such appeal must be made in writing, by the claimant or his duly authorized representative, within 60 days after the notice of the denial has been received by the claimant. The claimant or his representative may have reasonable access and opportunity to review pertinent documents and submit issues and comments in writing.

      (d) If an appeal of a denied claim is made, a decision shall be rendered within 60 days after the receipt of an appeal, unless special circumstances require an extension of time. If special circumstances require an extension of time, the claimant shall be so advised in writing within the initial 60-day period and in no event shall such an extension exceed 60 days. The notice of the decision on the appeal shall be in writing and shall include specific reason(s) for the decision and specific references to the pertinent plan provision(s) on which the decision is based.